As filed with the Securities and Exchange Commission on December 22, 2006.

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Delaware	7819	54-1521616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170      (703) 464-5495

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Michael W. Trudnak, Chairman and Chief Executive Officer

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, Virginia  20170

Telephone: (703) 464-5495

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil R.E. Carr, Esquire

Babirak, Vangellow & Carr, P.C.

1920 L Street, N.W., Suite 525

Washington, D.C. 20036

Telephone: (202) 417-0916 Facsimile: (202) 318-4486

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     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value (3)	4,453,709 (2)	$0.88 (1)	$3,919,264	$419.36
Common Stock, $.001 par value (4)	4,453,709 (2)	$0.88 (1)	$3,919,264	$419.36
Common Stock, $.001 par value (5)	623,520 (2)	$0.88 (1)	$548,698	$58.71
Common Stock, $.001 par value (6)	1,157,971	$0.88 (1)	$1,019,015	$109.03
Common Stock, $.001 par value (7)	2,672,234	$0.88 (1)	$2,351,566	$251.62
Common Stock, $001 par value (8)	389,975 (2)	$0.88 (1)	$343,178	$36.72
Total Registration Fee:				$1,294.80

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), on the basis of the average of the bid and asked prices on December 18, 2006, as reported by the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.

(2)

Pursuant to Rule 416 under the Securities Act, this Registration Statement covers any additional shares of common stock, $.001 par value per share, which may become issuable by reason of stock splits, stock dividends and similar transactions pursuant to the anti-dilution provisions of the Series A 10% Senior Convertible Debentures, Series D Common Stock Purchase Warrants, Placement Agent Warrants, and other warrants.

(3)

Represents shares of common stock issuable upon conversion of Series A 10% Senior Convertible Debentures in the aggregate principal amount of $5,150,000, of which $2,575,000 in principal amount of such debentures was issued on November 8, 2006, and $2,575,000 in principal amount of such debentures will be issued at a closing to be held (the “Second Closing”) following the effective date of this Registration Statement.

(4)

Represents shares of common stock issuable upon exercise of outstanding Series D Common Stock Purchase Warrants by the holders thereof.

(5)

Represents shares of common stock issuable upon exercise of Placement Agent’s Warrants issued in connection with the offering and sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants.

(6)

Represents common stock equal to 130% of the shares issuable in lieu of interest due pursuant to the terms of the Series A 10% Senior Convertible Debentures, assuming aggregate interest payable of approximately $1,030,000 and a conversion price of $1.15364 per share, as required under the terms of Registration Rights Agreements (the “Registration Rights Agreements”) between the Company and each of the investors who purchased the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants.

(7)

Represents common stock equal to 30% of the shares issuable (i) upon conversion of the Series A 10% Senior Convertible Debentures and (ii) upon exercise of the Series D Common Stock Purchase Warrants pursuant to the terms of the Registration Rights Agreements.

(8)

Represents (i) 314,975 shares of common stock issuable upon exercise of placement agent warrants issued in connection with certain private placements by the Company during the period commencing November 2003 through July 2005, (ii) 10,000 shares of common stock issuable upon exercise of common stock purchase warrants issued as compensation for certain consulting services, and (iii) 65,000 shares of common stock issuable upon exercise of common stock purchase warrants issued as compensation for consulting services.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Subject to completion, dated December __, 2006

PROSPECTUS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

13,751,118 Shares of Common Stock

This prospectus covers the resale of up to 13,751,118 shares of our common stock by the selling stockholders named herein.  The shares being offered for resale include:

•

up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures,

•

up to 4,453,709 of our shares that may be issued upon exercise of our outstanding Series D Common Stock Purchase Warrants,

•

up to 623,520 of our shares that may be issued upon exercise of our outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants,

•

up to 1,157,971 shares representing 130% of the shares that may be issued in lieu of interest payable on our Series A 10% Senior Convertible Debentures,

•

up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants,

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and

•

up to 75,000 shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Our common stock is quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol “GDTI.” On December 18, 2006, the closing bid price of our common stock was $0.87.

The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.

All of the proceeds of the sale of the shares offered hereby will be received by the selling stockholders.  We will use the proceeds from the exercise of the warrants, if any, for general working capital purposes.  Certain of the warrants have cashless exercise provisions, accordingly, we may receive no proceeds from their exercise.

Investing in our common stock involves substantial risks.  See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __, 2006.

TABLE OF CONTENTS

Additional Information

2

Forward Looking Statements

2

Prospectus Summary

3

Risk Factors

5

Use of Proceeds

5

Capitalization

24

Dividend Policy

24

Management’s Discussion and Analysis

25

Our Business

44

Directors and Executive Officers

64

Executive Compensation

67

Certain Relationships and Related Transactions

75

Security Ownership of Certain Beneficial Owners and Management

76

Market for our Common Stock and Related Stockholder Matters

82

Description of Securities

83

Plan of Distribution

89

Legal Matters

91

Experts

91

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock registered for resale hereby.  This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference.  For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

A copy of the registration statement may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of those documents upon payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room. The registration statement is also available through the SEC’s internet web site at http://www.sec.gov.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions.  Such statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis,” “Our Business” and elsewhere in this prospectus.  A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed under “Risk Factors” and “Our Business.”

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect.  Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved.  The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.  We assume no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our shares of common stock.  It should be read in conjunction with the more detailed information elsewhere in this prospectus and the financial statements and notes thereto. Each prospective investor is urged to read this prospectus carefully, and in its entirety.  Throughout this prospectus we refer to Guardian Technologies International, Inc. and its subsidiaries as “Guardian,” “we,” “our” and “us.”

This prospectus contains forward-looking statements.  The outcome of the events described in these forward looking statements is subject to risks and actual results could differ materially.  The sections entitled “Risk Factors,” “Management’s Discussion and Analysis” and “Our Business” contain a discussion of some of the factors that could contribute to those differences.

Our Business

We are a technology company that designs and develops sophisticated imaging informatics solutions for delivery to our target markets: aviation/homeland security and healthcare. We utilize high-performance imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can radically improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an intelligent imaging informatics (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper spectral imagery.  The technology has been extensively tested in the area of threat detection for baggage scanning at airports.  Also, we have conducted preliminary research and development in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, aviation/homeland security and healthcare.  However, as we develop new or enhanced solutions, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.

We offer two principal products that we market and license to our customers:

Aviation/Homeland Security Technology Solution - PinPoint

Our PinPoint product is an intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.  PinPoint can identify threat items, notify screeners of the existence of threat items, and speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items). We are marketing and seeking to license our PinPoint product primarily to the Transportation Services Administration for use in airports and to foreign airport authorities.

We expect that our PinPoint product will need to complete certain testing by the TSL and by other foreign aviation regulatory authorities before we are able to license and install the products in US and any such foreign airports.   Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  Our challenge with the PinPoint product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection

solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.   To date, the results of such testing have been favorable, however, there can be no assurance that we will be successful in our efforts to gain acceptance for PinPoint as a threat detection software solution in the US or in any foreign jurisdiction. We continue to develop PinPoint to address the market for contraband detection and undergo certain required testing. As of the date of this prospectus, we have not received any revenue from the licensing of our PinPoint product.

We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.

Healthcare Technology Solution - FlowPoint

Our FlowPoint products consists of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS) which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

We market our FlowPoint products primarily to smaller hospitals and imaging centers that are now transitioning from film to “digital.”  The market for imaging and radiology technology in the U.S. is highly fragmented, and we face competition from other companies that are developing products which are expected to be competitive with our products (including large multinational solution providers and smaller companies). We compete against certain emerging companies who offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe our integrated web enabled service offerings afford us a competitive advantage over our competitors.

We are seeking to establish FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS).  As of the date of this prospectus, we have signed five sales contracts and we are in varying states of implementation with each of the clients.  We expect that these clients represent the foundation upon which we will be able to establish Guardian as a recognized healthcare solution provider and FlowPoint as a recognized and validated RIS/PACS solution.

We were incorporated under the laws of the State of Delaware in February 1996.  Our executive offices are located at 516 Herndon Parkway, Herndon, Virginia 20170.  Our telephone number is (703) 464-5495.  Our website address is www.guardiantechintl.com.  Information contained in our web site does not constitute part of this prospectus.

The Offering

Common Stock Offered by Selling Stockholders	13,751,118 (1)
Common Stock Outstanding After the Offering	48,281,273 (2)
OTC Bulletin Board Symbol	GDTI

(1)    Includes (i) up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures, (ii) up to 4,453,709 of our shares that may be issued upon exercise of outstanding Series D Common Stock Purchase Warrants, (iii) up to 623,520 of our shares that may be issued upon exercise of placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants, (iv) up to 1,157,971 shares representing 130% of the shares that may be issued in lieu of interest payable on our Series A 10% Senior Convertible Debentures assuming a conversion price of $1.15634 per share pursuant to the terms of the Registration Rights Agreements we entered into with investors in such securities, (v) up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants pursuant to the terms of Registration Rights Agreements we entered into with investors in such securities,  (vi) up to 314,975 of our shares that may be issued upon exercise of outstanding  placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and (v) up to 75,000 shares that may be issued  upon exercise of common stock purchase warrants issued to certain consultants as compensation for services.  This represents approximately 28.48% of the total number of shares to be outstanding following the offering and assuming all shares underlying the foregoing convertible securities and warrants are issued

(2)    Does not include the following: (a) 649,482 shares of common stock that may be issued upon conversion of outstanding placement agent’s warrants and other common stock purchase warrants; (b) options to purchase 4,161,000 shares of common stock granted to officers, directors, employees and consultants. See “Description of Securities.”

Use of Proceeds

We will not receive any of the proceeds from the resale of the shares.  Any proceeds we receive from the exercise of the Series D Common Stock Purchase Warrants, the placement agent warrants or other warrants, if any, will be used for general working capital purposes.  See “Use of Proceeds.”

Risks Factors

We are subject to a number of risks of which you should be aware before you decide to buy our common stock.  These risks are discussed under the heading “Risk Factors” below. Since inception we have incurred operating losses.  As of September 30, 2006, our accumulated deficit was $56,539,993. We expect to continue to incur net losses for the foreseeable future, and we may never become profitable.

Recent Developments

Debenture and Warrant Financing

On November 3, 2006, we entered into a securities purchase agreement with certain of the selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,709 Series D Common Stock Purchase Warrants at a first closing held on November 8, 2006.  We contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part.

The conversion price of the Debentures and the exercise price of the Series D Common Stock Purchase Warrants were determined on the basis of 85% of the average of the volume weighted average price of our common stock on the five trading days immediately prior to November 3, 2006, the date we signed the securities purchase agreement with investors in the Debentures and Series D Common Stock Purchase Warrants.

The Debentures are due November 7, 2008.  The Debentures are convertible into shares of our common stock at a price of $1.15634 per share, subject to certain anti-dilution and price re-set provisions of the Debentures.  The Debentures bear interest at the rate of 10% per annum payable in arrears on January 1, April 1, July 1, and October 1 following the date of issuance.  We may pay interest due under the Debentures in cash or, as long as certain conditions are met, registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares issuable in payment of interest is to be determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five (5) trading days ending on the date that is immediately prior to (i) date the interest is due or (ii) the date such shares are issued and delivered.  Also, subject to certain conditions, we may, at any time commencing after the effective date of the registration statement and provided for 20 consecutive trading days the closing price of our common stock exceeds $1.734, force conversion of the Debentures, subject to the holders’ right to voluntarily convert the Debentures at the then conversion price.  The $2,575,000 in principal amount of Debentures issuable at the second closing shall be on the same terms as the Debentures issued in the first closing.  The issuance of Debentures at the second closing is subject to bring down’s of representations and warranties, that there shall have been no material adverse affect regarding us, trading in our common stock shall not have been suspended by the SEC or the OTC Bulletin Board, that trading in securities as generally reported by Bloomberg LP shall not have been suspended or limited, that no banking moratorium shall have been declared by either the United States or New York authorities, or that other material changes in the financial markets shall not have occurred.

The Warrants issued in the offering to investors are exercisable at a price of $1.15634 per share during the five year period following the date they first become exercisable, subject to certain anti-dilution and price reset provisions.  One-half of such Warrants are exercisable commencing on the date of the first closing on November 8, 2006, and the remaining one-half of such Warrants shall become exercisable upon payment of the subscription amount due from investors at the second closing and, if not so received, we may cancel such Warrants.

The Debentures and Warrants contain certain anti-dilution provisions in the event of, among other things, a stock dividend, stock split, sales of securities below their then current conversion or exercise price, a subsequent rights offering, a reclassification, merger, consolidation, or sale of substantially all of our assets, except for certain exempt issuances (including stock and options granted to employees, officers, directors or consultants (provided issuances to consultants do not exceed 400,000 shares during a 12 month period) under our stock option plans or as approved by a majority of non-employee directors, stock issued in a strategic acquisition, and the issuance of the Midtown placement agent’s warrants and the shares underlying the Midtown placement agent’s warrants (an “exempt issuance”)).  Also, in the event certain revenue and other milestones during the six, twelve and eighteen month periods following the first closing are not met (as required to be disclosed in a widely disseminated press release, Form 8-K or other periodic filing), the conversion price and exercise price of the Debentures and Warrants may be reset.  Also, the Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the warrants are first exercisable, there is no registration statement effective covering the resale of the shares underlying the Warrants or (ii) at any time after four years following the date of issuance.  The Debentures and Warrants contain a limitation on the amount of Debenture and number of Warrants that may be converted or exercised in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unexercised portion of the Debenture or Warrant).  Such limitation may be waived upon 61 days notice to us by the holder of the Debenture or Warrant permitting the holder to change such limitation to 9.99%.  We have agreed to compensate a holder of a Debenture or Warrant in the event our transfer agent fails to deliver certificates for shares upon conversion or exercise of the Debentures or Warrants within three trading days of the date of conversion or exercise, and the holder’s broker is required to purchase shares of the Company’s common stock in satisfaction of a sale by a holder.

Up to 75% of the Warrants may be called for cancellation by us in the event that, following the registration of the shares of common stock underlying the Warrants (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice to the holders within one trading day of the end of the measurement period, and the Warrants covered by the call notice will be cancelled effective 15 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Warrant during the measurement period.

During the 12 month period following the effective date of the registration statement, except in connection with exempt issuances or an underwritten public offering of its common stock, we have granted to purchasers the right to participate in any offerings by us of common stock or common stock equivalents up to the lesser of 100% of any such future offering or the aggregate amount subscribed for under the Purchase Agreement.  Commencing on the date of the first closing and for 90 days after the effective date of the Registration Statement, we are prohibited from issuing shares of common stock or common stock equivalents except for certain exempt issuances. Moreover, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset, unless such transaction is approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or purchasers then hold no more than 20% of the principal amount of the Debentures originally purchased in the offering, but in any event no later than three years from the date of the Securities Purchase Agreement.  Until one year after closing, we are prohibited from effecting a reverse or forward stock split or reclassification of the common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.  We agreed to reimburse $30,000 for certain legal expenses, of which $10,000 was paid prior to closing, and to reimburse the legal fees of one of the investors in the amount of $10,000, to be offset against Midtown Partners & Co., LLC’s non-accountable expense reimbursement.  The Purchase Agreement contains certain representations and warranties of us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

In connection with the sale of the Debentures and Warrants, we issued an aggregate of 623,520 placement agent’s warrants to purchase shares of our common stock to Midtown Partners & Co., LLC, and certain designees of Midtown (“Midtown placement agent warrants”). Midtown Partners acted as placement agent for the sale of the Debentures and Warrants.  The placement agent’s warrants are exercisable at a price of $1.15634 per share for a period of five year from the date they first become exercisable and are on substantially the same terms as the Series D Common Stock Purchase Warrants.  One-half of such warrants became exercisable on November 8, 2006, and the remaining one-half become exercisable following the second closing of the Debenture and Warrant financing to be held following the effectiveness of a registration statement covering the underlying shares.  We granted to Midtown certain piggyback registration rights with regard to the shares underlying the placement agent’s warrants and a cashless exercise provision.  Such placement agent’s warrants are being registered in the registration statement of which this prospectus forms a part.

Pursuant to registration rights agreements we entered into with each of the selling stockholders who purchased our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants, within 45 days of the first closing, we have agreed to use our best efforts to file a registration statement under the Securities Act in order to permit the selling stockholders to resell to the public any shares that they acquire upon conversion of the Series A 10% Senior Convertible Debentures and that are acquired upon exercise of the Series D Common Stock Purchase Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  The registration rights agreements require that we register a number of shares of our common stock equal to 130% of the shares (i) issuable upon conversion of the Debentures, (ii) upon exercise of the Warrants, and (iii) as payment of interest under the Debentures.  The number of shares that we have registered on behalf of such selling stockholders has been determined on the basis of the number of shares that would be issuable upon conversion of, or as payment of interest under, the Series A 10% Senior Convertible Debentures and upon exercise of the Series D Common Stock Purchase Warrants, assuming a conversion or exercise price of $1.15634 per share.  We are required to pay a penalty if the registration statement of which this prospectus forms a part is not declared effective on or before April 7, 2007.  The amount of the penalty is 1% of the purchase price paid by each investor for each 30 day period or part thereof that the registration statement is not effective subject to a 6% cap thereon.

Dilutive Effect on Existing Stockholders of Issuance of Shares Upon Conversion of Debentures and Exercise of Series D Warrants and Midtown Placement Agent Warrants

In the event holders of the Debentures, Series D Common Stock Purchase Warrants, and the Midtown placement agent’s warrants convert or exercise all of such securities at the current conversion or exercise price of $1.15634 per share, and we pay all accrued interest under the Debentures in shares of our common stock in lieu of payment of interest in cash, we expect to issue the following additional shares of our common stock:

Class of Security	Common Stock Issuable Upon Conversion or Exercise (1)	Common Stock Issuable in Lieu of Payment of Interest in Cash (2)	Total Number of Shares of Common Stock (2)	Percentage of Outstanding (3)
Series A 10% Senior Convertible Debentures	4,453,709	890,742	5,344,451	13.40%
Series D Common Stock Purchase Warrants	4,453,709	_	4,453,709	11.42%
Midtown placement’s agent warrants	623,520	_	623,520	1.77%
Total			10,421,680	23.18% (4)

(1)

Assumes a conversion or exercise price per share of $1.15634.

(2)

Assumes that we issue shares of our common stock in lieu of interest at a conversion price of $1.15634.

(3)

Based upon 34,530,155 shares of our common stock outstanding on December 18, 2006.

(4)

Assumes conversion or exercise of Debentures, Series D Common Stock Purchase Warrants, and Midtown placement agent’s warrants but does not include shares being registered herein underlying other placement agent’s warrants or other warrants.

The conversion and exercise price of the Debentures and Warrants may be adjusted for stock dividends, divisions, combinations, and lower issuance prices of certain new shares of common stock, warrants, options or other rights.  Moreover, the conversion or exercise price of the Debentures and warrants may be further adjusted in the event we do not meet certain milestones during the six, twelve and eighteen months following the first closing, and as of April 30, 2007, as discussed under “Description of Securities – Anti-Dilution Provisions of Debentures and Series D Common Stock Purchase Warrants,” below.  In the event we do not meet such milestones, the conversion and exercise price of the Debentures, Warrants, and Midtown placement agent warrants may be reset below the current conversion or exercise price and may result in the issuance of additional shares upon conversion of the Debentures and, in the event the warrants are exercised by holders for cash, the proceeds we receive from holders will be less.

Other Shares Being Registered

We are also registering herein on behalf of certain selling stockholders an aggregate of:

•

314,975 shares of common stock issuable upon exercise of certain placement agent’s warrants issued to a registered broker-dealer (and its designees) as compensation in connection with certain financings we conducted during the period November 2003 through July 2005.  255,005 of such warrants are exercisable at a price of $1.95 per share, 41,250 of such warrants are exercisable at a price of $2.60 per share, and 18,720 of such warrants are exercisable at a price of $3.00 per share. The warrants are exercisable for a period of five years from the date of issuance, contain a cashless exercise provision, certain anti-dilution provisions, and piggyback registration rights.   Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

•

75,000 shares of common stock issuable upon exercise of certain common stock purchase warrants issued to two consultants as compensation for certain consulting services.  10,000 of such warrants are exercisable at a price of $2.00 per share and 65,000 of such warrants are exercisable at a price of $2.65 per share.  The warrants are exercisable for a period of two and five years, respectively, from the date of issuance, contain certain anti-dilution provisions and piggyback registration rights.  Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

SELECTED FINANCIAL DATA

The selected financial data set forth below for Guardian as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, are derived from the audited financial statements and notes thereto, certain of which are included elsewhere herein.  The selected financial data as of December 31, 2003, is derived from audited financial statements not included herein.  The selected financial data set forth below for Guardian as of September 30, 2006, and for the nine months ended September 30, 2005 and 2006, are derived from the unaudited financial statements included elsewhere herein. The selected financial data as of September 30, 2005, is derived from unaudited financial statements not included herein.  In the opinion of management, unaudited data includes all adjustments, consisting principally of normal recurring adjustments, necessary for a fair presentation of such information when read in conjunction with our audited financial statements.  Historical results are not necessarily indicative of the results of operations for future periods and the results of interim periods are not necessarily indicative of the results for a full year. The data set forth below is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis” and our consolidated financial statements set forth in full elsewhere in this prospectus.

Guardian entered into a reverse acquisition with RJL Marketing Services Inc. (RJL) on June 26, 2003.  As described more fully in “Our Business” (see “History and Recent Developments – Reverse Acquisition”), RJL is considered the accounting acquirer in the reverse acquisition; accordingly, prior historical information of RJL is presented, and historical stockholders’ equity is retroactively restated to reflect the equivalent number of common shares received in the acquisition.

	Fiscal Year Ended December 31			Nine Month Period Ended September 30
Fiscal Year Ended December 31,	2003	2004	2005	2006	2005
Revenue	$-0-	$100,988	$432,186	$435,722	$220,307
Operating Loss	(6,501,018)	(28,212,520)	(13,179,155)	(6,857,419)	(10,737,773)
Net Loss	(6,581,647)	(29,220,176)	(13,147,446)	(7,489,496)	(10,719,294)
Basic and Diluted Earnings Per Share	$(0.79)	$(1.45)	$(0.43)	$(0.22)	$(0.36)
Cash and Cash Equivalents	319,229	925,999	2,441,393	66,540	4,340,449
Total Assets	3,012,149	3,529,075	5,460,961	2,875,530	7,214,521
Common Shares Subject to Repurchase	2,044,228	2,044,228	1,306,390	783,023	1,777,342
Stockholders' Equity (Deficit)	$(1,549,256)	$1,014,546	$3,312,931	$(1,101,160)	$4,661,929
Other Items: Stock-based Compensation Expense (1)	4,277,242	21,297,748	5,323,992	670,897	4,914,569
Depreciation and Amortization	26,734	982,034	549,777	440,895	403,074
Asset Impairment Expense (2)	140,000	1,498,731	-0-	-0-	-0-
Non-cash Interest Expense (3)	77,630	1,013,397	-0-	623,934	-0-

(1)

Stock-based compensation expense represents the amortization of the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.

(2)

Asset impairment expense for the year ended December 31, 2003 represents the write-off of the book value of software royalty fees paid to Diagnos Corporation for software that was ultimately disposed of. Asset impairment expense for the year ended December 31, 2004, represents the write-off of the unamortized portion of certain intellectual property (IP) purchased from Difference Engines, including, but not limited to, certain compression software technology described as Difference Engine’s Visual Internet Applications, or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

(3)

Represents non-cash interest expense and note discounts associated with convertible bridge notes issued in December 2003 and August 2006.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and other information contained in this prospectus before deciding to invest in our common stock.  The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.  If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you could lose a part of your investment.

Risks Related to Our Company and Our Operations

Our business plan and technologies are unproven. We have generated minimal revenues from our operations, and incurred substantial operating losses since our inception.

Since the closing of the reverse acquisition of Guardian Technologies International, Inc., in June 2003, we have experienced operating losses and negative cash flows.  We incurred an operating loss of approximately $13,179,155 for the year ended December 31, 2005 an operating loss of approximately $28,212,520 for the year ended December 31, 2004, and an operating loss of approximately $7,489,496 for the nine month period ended September 30, 2006. Our accumulated deficit as of September 30, 2006, is approximately $56,539,993. Moreover, our business plan is unproven.  We cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  The income potential of our businesses is unproven, and our limited operating history makes it difficult to evaluate our prospects.  We anticipate increased expenses as we continue to expand and improve our infrastructure, invest in or develop additional products, make acquisitions, develop our technology, expand our sales and marketing efforts and pursue additional industry relationships. Moreover, the acceptance of the products that we offer is uncertain, including acceptance by the healthcare and transportation security scanning markets.

On November 8, 2006, we raised an aggregate of $2,575,000 from the sale of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to a group of institutional investors. Such investors have agreed to invest an additional $2,575,000 at a closing to be held immediately following the effective date of the registration statement of which this prospectus forms a part. Following such second closing, we believe we will have sufficient cash to continue our operations until approximately March 2007.  There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or that we will receive any proceeds from a second closing of the financing.

We have incurred substantial debt which could affect our ability to obtain additional financing and may increase our vulnerability to business downturns.

On November 3, 2006, we entered into a securities purchase agreement with certain institutional and accredited investors under which we agreed to issue debentures in the aggregate principal amount of $5,150,000, of which we received an aggregate of $2,575,000 at a first closing on November 8, 2006, and we expect to receive the remaining $2,575,000 at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part. The principal amount of the debentures issued at the first closing will be due November 7, 2008.  The debentures are convertible into shares of our common stock at a price of $1.15634, subject to certain anti-dilution and price reset provisions.  We may also pay the interest under the debentures in registered shares of our common stock.  Also, during August through October 2006, we issued bridge notes in the principal amount of $1,100,000 that are due six months after the date of issuance. As a result, we are subject to the risks associated with substantial indebtedness, including that we are required to dedicate a portion of our cash flows from operations to pay debt service costs; it may be more expensive and difficult to obtain additional financing; we are more vulnerable to economic downturns; if we default under our indebtedness we may not have sufficient funds to repay any accrued interest or outstanding principal.

We may face competition from other developers or sellers of imaging and radiology technology and baggage screening technology.

While the market for imaging and radiology technology is highly fragmented, we face competition from other companies which are developing products that are expected to be competitive with our products.   We also face potential competition from other companies developing baggage screening technology.  Business in general is highly competitive, and we compete with both large multinational solution providers and smaller companies. Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.

We may undertake acquisitions which pose risks to our business.

As part of our growth strategy, we have and may in the future acquire or enter into joint venture arrangements with, or form strategic alliances with complimentary businesses. Any such acquisition, investment, strategic alliance or related effort will be accompanied by the risks commonly encountered in such transactions.  These risks may include:

•

Difficulty of identifying appropriate acquisition candidates;

•

Paying more than the acquired company is worth;

•

Difficulty in assimilating the operations of the new business;

•

Costs associated with the development and integration of the operations of the new entity;

•

Existing business may be disrupted;

•

Entering markets in which we have little or no experience;

•

Accounting for acquisitions could require us to amortize substantial intangible assets (goodwill), adversely affecting our results of operations;

•

Inability to retain the management and key personnel of the acquired business;

•

Inability to maintain uniform standards, controls, policies and procedures; or

•

Customer attrition with respect to customers acquired through the acquisition.

We cannot assure you that we would successfully overcome these risks or any other problems associated with any acquisition, investment, strategic alliances, or related efforts.  Also, if we use our common stock in connection with an acquisition, your percentage ownership in us will be reduced and you may experience additional dilution.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that might occur if we are unable to continue in business as a going concern.

Investor confidence in the price of our stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

As an SEC registrant, we are subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our annual report on Form 10-K our management’s report on, and assessment of the effectiveness of, our internal control over financial reporting (“management’s report”). In addition, our independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting (“independent registered public accountant’s report”).  The requirement pertaining to management’s report is expected to first apply to our annual report for the fiscal year ending December 31, 2007, and the requirement pertaining to the independent registered public accountant’s report is expected to first apply to the annual report for the fiscal year ending December 31, 2008.  If we fail to achieve and maintain the adequacy of our internal control over financial reporting, there is a risk that we will not comply with all of the requirements imposed by Section 404.  Moreover, effective internal control over financial reporting, particularly that relate to revenue recognition, is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud.  Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss in investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our common stock.  Investor confidence and the price of our common stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

We recently restated certain of our audited and unaudited consolidated financial statements.

On May 16, 2006, we filed our Form 10-K for the year ended December 31, 2005 (“2005 Form 10-K”). The 2005 Form 10-K includes our audited consolidated financial statements for the year ended December 31, 2005, and certain audited consolidated financial statements for the years ended December 31, 2003 and 2004 and related financial information.  The audited consolidated financial statements for the years ended December 31, 2003 and 2004, included in the 2005 Form 10-K, have been restated in response to certain comments received from the staff of the SEC and following discussions with our former and current independent registered public accountants.  Our consolidated financial statements for the years ended December 31, 2003 and 2004 had previously been audited by our former auditors and were re-audited by our current auditors.   We filed amendments to our 2003 and 2004 Forms 10-KSB to restate our audited consolidated financial statements for the years ended December 31, 2003 and 2004, and amendments to our Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2005, to restate our unaudited condensed consolidated financial statements for the periods then ended.  In addition, on December 7, 2006, we filed an amendment to our Form 10-Q for the period ended September 30, 2006, to restate our financial statements for the period then ended.

Our certifying officers evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2005, as of March 31, 2006, and June 30, 2006 and concluded that our disclosure controls were not effective and that we had certain weaknesses in our internal controls over timely financial reporting.

Our Chief Executive Officer and Chief Financial Officer (the “Certifying Officers”) are responsible for establishing and maintaining our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)).  The Certifying Officers designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC’s rules and forms, and is made known to management (including the Certifying Officers) by others within the Company, including its subsidiaries.  We regularly evaluate the effectiveness of our disclosure controls and procedures and report our conclusions about the effectiveness of the disclosure controls quarterly in our Forms 10-Q and annually in our Forms 10-K.  In completing such reporting, we disclose, as appropriate, any significant change in our internal control over financial reporting that occurred during our most recent fiscal period that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.  As we disclosed in our 2005 Form 10-K, our Form 10-Q for the period ended March 31, 2006, and June 30, 2006, our Certifying Officers concluded that our disclosure controls and procedures were not effective as of the end of the periods covered by such reports.  We also disclosed that there were certain weaknesses in our internal controls over financial reporting.  Management (including the Certifying Officers) has undertaken specific measures to cure or mitigate the ineffective controls and procedures identified in our Exchange Act filings.  While management is responsible for establishing and maintaining our disclosure controls and procedures and has taken steps to ensure that the disclosure controls are effective and remain free of “significant deficiencies” and/or “material weaknesses,” the inherent nature of our business and rapidly changing environment may affect management’s ability to be successful with this initiative.

In order to comply with public reporting requirements, we must continue to strengthen our financial systems and controls, and failure to do so could adversely affect our ability to provide timely and accurate financial statements.

Due to the restatements of our consolidated audited financial statements as of December 31, 2004 and 2003, and for the years then ended, and our consolidated unaudited quarterly financial statements, included in Form 10-Q for the quarters ended September 30th, June 30th and March 31st of 2005, and the lack of duty segregation at the time of their audits in certain aspects of our business, our independent registered public accounting firm, Goodman & Company, L.L.P., has informed us that a material weakness in internal controls over financial reporting exists. They also provided us with comments and recommendation concerning improvements in our internal controls in the following areas: Information Technology; Wise Systems, Limited (UK affiliate); and SOX 404 Compliance. We believe we have made significant improvements in most of these areas, but we will need to make continued progress in these areas.

Continued improvement of our internal controls and procedures will be required in order for us to manage future growth successfully and operate effectively as a public company. Continued improvement of our internal controls, as well as compliance with the Sarbanes-Oxley Act of 2002 and related requirements, will be costly and will place a significant burden on management.  We cannot assure you that measures already taken, or any future measures, will enable us to provide accurate and timely financial reports, particularly if we are unable to hire additional personnel in our accounting and financial department, or if we lose personnel in this area. Any failure to improve our internal controls or other problems with our financial systems or internal controls could result in delays or inaccuracies in reporting financial information, or non-compliance with SEC reporting and other regulatory requirements, any of which could adversely affect our business and stock price.

Investors could lose confidence in our financial reports, and our stock price may be adversely affected, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls

Beginning with our Annual Report for the year ending December 31, 2007, Section 404 of the Sarbanes-Oxley Act of 2002 may require us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. Additionally, our independent registered public accounting firm may be required to issue a report on management’s assessment of our internal control over financial reporting and a report on their evaluation of the operating effectiveness of our internal control over financial reporting for the year ending December 31, 2008.

We continue to evaluate our existing internal controls over financial reporting against the framework developed by the Committee of Sponsoring Organizations (COSO). During the course of our ongoing evaluation of the internal controls, we may identify areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remedying any deficiencies, significant deficiencies or material weaknesses that we or our independent registered public accounting firm may identify, may require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. In addition, we cannot assure you that we will be able to complete the work necessary for our management to issue its management report in a timely manner, or that we will be able to complete any work required for our management to be able to conclude that our internal control over financial reporting is operating effectively. If we are not able to complete the assessment under Section 404 in a timely manner, we and our independent registered public accounting firm would be unable to conclude that our internal control over financial reporting is effective as of December 31, 2007 and 2008, respectively. Investors could lose confidence in our financial reports, and our stock price may be adversely affected, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls.

A determination that there is a significant deficiency or material weakness in the effectiveness of our internal controls over financial reporting could also reduce our ability to obtain financing or could increase the cost of any financing we obtain and require additional expenditures to comply with applicable requirements.

Our stock price is volatile.

The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These broad market fluctuations may cause the market price of our common stock to drop.  In addition, the market price of our common stock is highly volatile.  Factors that may cause the market price of our common stock to drop include:

•

Fluctuations in our results of operations;

•

Timing and announcements of new customer orders, new products, or those of our competitors;

•

Any acquisitions that we make or joint venture arrangements we enter into with third parties;

•

Changes in stock market analyst recommendations regarding our common stock;

•

Failure of our results of operations to meet the expectations of stock market analysts and investors;

•

Increases in the number of outstanding shares of our common stock resulting from sales of new shares, or the exercise of warrants, stock options or convertible securities;

•

Reluctance of any market maker to make a market in our common stock;

•

Changes in investors’ perception of the transportation security scanning and healthcare information technology industries generally; and

•

General stock market conditions.

There is a limited market for our common stock.

Our common stock is quoted on OTC Bulletin Board under the symbol “GDTI.”  As a result, relatively small trades in our stock could have disproportionate effect on our stock prices.  No assurance can be made that an active market will develop for our common stock or, if it develops, that it will continue.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for shares of stock that are not designated for quotation on a national securities exchange.  Trades in OTC Bulletin Board quoted stocks will be displayed only if the trade is processed by an institution acting as a market maker for those shares.  Although there are approximately 28 market makers for our stock, these institutions are not obligated to continue making a market for any specific period of time.  Thus, there can be no assurance that any institution will be acting as a market maker for our common stock at any time.  If there is no market maker for our stock and no trades in those shares are reported, it may be difficult for you to dispose of your shares or even to obtain accurate quotations as to the market price for your shares.  Moreover, because the order handling rules adopted by the SEC that apply to other listed stocks do not apply to OTC Bulletin Board quoted stock, no market maker is required to maintain an orderly market in our common stock.  Accordingly, an order to sell our stock placed with a market maker may not be processed until a buyer for the shares is readily available, if at all, which may further limit your ability to sell your shares at prevailing market prices.

Because we became public because of a reverse acquisition, we may not be able to attract the attention of major brokerage firms or institutional investors.

We became a public company through a reverse acquisition of Guardian in June 2003.  Accordingly, securities analysts and major brokerage firms and securities institutions may not cover our common stock since there is no incentive to recommend the purchase of our common stock.  No assurance can be given that established brokerage firms will want to conduct any financing for us in the future.

Our common stock is subject to the SEC’s Penny Stock Regulations.

Our common stock is subject to the SEC’s “penny stock” rules.  These regulations define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market.  In addition, the broker-dealer must obtain a written statement from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years.  Further, monthly statements must be sent disclosing current price information for the penny stock held in the account.  The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the purchase.  The foregoing rules may materially and adversely affect the liquidity for the market of our common stock.  Such rules may also affect the ability of broker-dealers to sell our common stock, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

Certain provisions of our charter and bylaws may discourage mergers and other transactions.

Certain provisions of our certificate of incorporation and bylaws may make it more difficult for someone to acquire control of us.  These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business.  These provisions could limit the price that certain investors might be willing to pay for shares of our common stock.  The use of a staggered board of directors and the ability to issue “blank check” preferred stock are traditional anti-takeover measures.  These provisions may be beneficial to our management and the board of directors in a hostile tender offer, and may have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors.

Our board of directors may issue additional shares of preferred stock without stockholder approval.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock of which 6,000 have been designated as Series A Convertible Preferred Stock, 1,170 shares as Series B Convertible Preferred Stock and 6,000 shares as Class B Convertible Preferred Stock, none of which shares are outstanding on the date of the filing of this report.  Accordingly, our board of directors may, without shareholder approval, issue one or more new series of preferred stock with rights which could adversely affect the voting power or other rights of the holders of outstanding shares of common stock.  In addition, the issuance of additional shares of preferred stock may have the effect of rendering more difficult or discouraging, an acquisition or change of control of Guardian.  Although we do not have any current plans to issue any shares of preferred stock, we may do so in the future.

We depend on key personnel.

Our success depends of the contributions of our key management personnel, including Mr. Michael W. Trudnak, Chairman, Chief Executive Officer, Secretary and Treasurer, and Mr. William J. Donovan, President and Chief Operating Officer, and Mr. Greg E. Hare, our Chief Financial Officer.  If we lose the services of any of such personnel we could be delayed in or precluded from achieving our business objectives.  We do not have key man insurance on any of such officers.

In addition, the loss of key members of our sales and marketing teams or key technical service personnel could jeopardize our positive relations with our customers.  Any loss of key technical personnel would jeopardize the stability of our infrastructure and our ability to provide the service levels our customers expect.  The loss of any of our key officers or personnel could impair our ability to successfully execute our business strategy, because we substantially rely on their experience and management skills.

Our directors and named executive officers own a substantial percentage of our common stock.

Our directors and executive officers beneficially own approximately 21.04% of our shares of common stock.  Accordingly, our directors, executive officers and two most highly compensated employees are entitled to cast an aggregate of 5,019,200 votes on matters submitted to our stockholders for a vote or approximately 14.54% of the total number of votes entitled to be cast at a meeting of our stockholders.  These stockholders, if they acted together, could exert substantial control over matters requiring approval by our stockholders.  These matters would include the election of directors and the approval of mergers or other business combination transactions.  This concentration of ownership may discourage or prevent someone from acquiring our business.

Our ability to attract and retain additional skilled personnel may impact our ability to develop our technology, and attract customers in growing our business.

We believe that our ability to attract, train, motivate and retain additional highly skilled technical, managerial and sales personnel, particularly in the areas of technology-based application development, business intelligence, knowledge extraction, management, product development, healthcare economics, radiology, integration and technical support, is essential to our future success.  Our business requires individuals with significant levels of expertise in knowledge extraction, business operations, mathematics, quantitative analysis, and machine learning.  Competition for such personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future.  Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult.  We may not be able to hire the necessary personnel to implement our business strategy, or we may need to provide higher compensation to such personnel than we currently anticipate.  If we fail to attract and retain sufficient numbers of highly skilled employees, our ability to provide the necessary products, technologies, and services may be limited, and as a result, we may be unable to attract customers and grow our business.

We have never paid a cash dividend

We have not declared a cash dividend and we do not anticipate paying such dividends in the foreseeable future.

Risks Related to Our Industries

Changes may take place in funding for healthcare.

Initially, we expect to derive a substantial portion of ours revenues from sales of financial, administrative and clinical healthcare information systems, and other related services within the healthcare industry. As a result, our success is dependent in part on political and economic conditions as they relate to the healthcare industry.

Virtually all of our prospective customers in the healthcare industry are subject to governmental regulation, including Medicare and Medicaid regulation.

Accordingly, our prospective customers and other entities with which we may develop a business relationship are affected by changes in such regulations and limitations in governmental spending for Medicare and Medicaid programs. Recent actions by Congress have limited governmental spending for the Medicare and Medicaid programs, limited payments to hospitals and other providers under such programs, and increased emphasis on competition and other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. In addition, federal and state legislatures have considered proposals to reform the U.S. healthcare system at both the federal and state level. If enacted, these proposals could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our prospective customers and other entities with which we may develop a business relationship. Our prospective customers and other entities with which we may develop a business relationship could react to these proposals and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services.

In addition, many healthcare providers are consolidating to create integrated healthcare delivery systems with greater market power. These providers may try to use their market power to negotiate price reductions for our products and services. If we are forced to reduce our prices, our expected operating margins would likely decrease. As the healthcare industry consolidates, competition for customers will become more intense and the importance of acquiring each customer will become greater.

Competition for healthcare information systems is intense.

The market for healthcare information systems is intensely competitive, rapidly evolving and subject to rapid technological change. We believe that the principal competitive factors in this market include the breadth and quality of system and product offerings, the features and capabilities of the systems, the price of the system and product offerings, the ongoing support for the systems, the potential for enhancements and future compatible products.

Some of our competitors have greater financial, technical, product development, marketing and other resources than us, and some of our competitors offer products that we do not offer. Our principal existing competitors include IDX, Eclipsys Corporation, McKesson Corporation, Siemens AG, Epic Systems Corporation, GE Medical and Cerner Corporation.  Each of these competitors offers a suite of products that compete with many of our products. There are other competitors that offer a more limited number of competing products. We may be unable to compete successfully against these organizations. In addition, we expect that major software information systems companies, large information technology consulting service providers and system integrators, and other smaller companies specializing in the healthcare industry may offer competitive products or services.

Product liability claims may occur.

Any failure by our products that provide applications relating to patient medical histories, diagnostic procedures, and treatment plans could expose us to product liability claims for personal injury and wrongful death. Unsuccessful claims could be costly to defend and divert management time and resources. In addition, we cannot make assurances that we will have appropriate insurance available to us in the future at commercially reasonable rates.  We have Product and Completed Operations Liability Insurance of up to $50M as well as Error and Omissions insurance of up to $5M.

Product malfunction liability claims may occur.

Any failure by elements of our systems that provide elements of claims submitted by our clients could expose us to liability claims for incorrect billing and electronic claims.  Unsuccessful claims could be costly to defend and divert management time and resources. In addition, we cannot make assurances that we will have appropriate insurance available to us in the future at commercially reasonable rates.

Specific government regulations relating to Medicare and Medicaid may impinge on us.

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

Medical device regulation may require us to obtain approval for our products.

The United States Food and Drug Administration have promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

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register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

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obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

System errors and warranties may subject us to liability.

Our healthcare information systems are very complex. As is the case with all complex information systems, our healthcare information system may contain errors especially when first introduced. Our healthcare information systems are intended to provide information to healthcare providers for use in the diagnosis and treatment of patients. Therefore, users of our products may have a greater sensitivity to system errors than the market for software products generally. Failure of a customer's system to perform in accordance with its documentation could constitute a breach of warranty and require us to incur additional expenses in order to make the system comply with the documentation. If such failure is not timely remedied, it could constitute a material breach under a contract allowing the client to cancel the contract and subject us to liability.

A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services and products.

Customer satisfaction and our business could be harmed if our business experiences delays, failures or loss of data in its systems. The occurrence of a major catastrophic event or other system failure at any of our facilities, or at any third party facility, including telecommunications provider facilities, could interrupt data processing or result in the loss of stored data, which could harm our business.

We may infringe the proprietary rights of others.

If any of our products violate third party proprietary rights, we may be required to reengineer our products or seek to obtain licenses from third parties to continue offering our products without substantial reengineering. Any efforts to reengineer our products or obtain licenses from third parties may not be successful, in which case we may be forced to stop selling the infringing product or remove the infringing functionality or feature. We may also become subject to damage awards as a result of infringing the proprietary rights of others, which could cause us to incur additional losses and have an adverse impact on our financial position. We do not conduct comprehensive patent searches to determine whether the technologies used in our products infringe patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending; many of which are confidential when filed, with regard to similar technologies.

Unforeseeable disruption in the economy may take place consequent to terrorism or other international events.

The terrorist events of September 11, 2001, as well as new terrorists threats, the war in Iraq and the possibility of war in other areas of the Middle East, have sensitized us and many other businesses to the potential disruption that such activities can have on the economy, the business cycle and, ultimately on the financial performance of these organizations. It is impossible to know whether such terrorist or military activities will continue, and whether, and to what extent, they may cause a disruption that may have a material adverse effect on our business and financial condition.

A number of factors that affect our revenues make our future results difficult to predict, and therefore we may not meet expectations for a particular period.

We believe that our revenues have the potential to vary significantly from time to time. We believe that these variations may result from many factors, including:

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the timing, size and mix of orders from our major customers, including in particular, the TSA and agencies of other governments;

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legislative or other government actions driven, in part, by the public’s perception of the threats facing commercial aviation, leading to fluctuations in demand for transportation security scanning  products and services;

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delays in product shipments caused by the inability of airports to install or integrate our products in a timely fashion;

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the availability and cost of key components;

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the timing of completion of acceptance testing for some of our products;

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the introduction and acceptance of new products or enhancements to existing products offered by us or our competitors;

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changes in pricing policies by us, our competitors or our suppliers, including possible decreases in average selling prices of our products caused by customer volume orders or in response to competitive pressures; and

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our sales mix to domestic and international customers.

We expect to depend on a small number of customers for a substantial portion of our future revenues.

A significant portion of our quarterly and annual operating expenses is expected to be relatively fixed in nature. This means that future revenue fluctuations will cause our quarterly and annual operating results to vary substantially. We also may choose to increase spending to pursue new market opportunities, which may negatively affect our financial results.

In December 2004, we entered into a Teaming Agreement with Lockheed Martin.  Lockheed Martin has been a trusted advisor to many U.S. government organizations and has been involved in numerous awards from the FAA and TSA for development and integration projects along with training of TSA personnel.  The Teaming Agreement is for a three year term.  Under the agreement, Lockheed Martin has the right to exclusively market Guardian Technologies’ PinPoint product and services to DHS and TSA for state-of-the-art threat detection capabilities to meet TSA’s checkpoint threat detection needs in three critical areas:  increase machine throughput, improve efficiency and enhance current explosives and threat detection capabilities to enhance travel safety.   The agreement further provides for the collaborative development of integrated and enhanced explosive detection systems with a dedicated team from resources of each company.  We cannot assure investors that our PinPoint product will be selected by DHS or TSA to address their solutions needs for threat detection or that Lockheed Martin will enter into a definitive agreement with us for the sale of PinPoint to such government agencies.

Governmental agencies, the primary customers for our PinPoint products, are subject to budget processes which could limit the demand for these products.

Substantially all of the potential customers for our PinPoint products under development to date have been public agencies or quasi-public agencies, such as the FAA, the TSA, airport authorities and manufactures of threat detection devices. Public agencies are subject to budgetary processes and expenditure constraints.

The funding of government programs is subject to legislative appropriation. Budgetary allocations for PinPoint depend, in part, upon governmental policies, which fluctuate from time to time in response to political and other factors, including the public’s perception of the threat of commercial airline bombings. For example, the terrorist attacks of

September 11, 2001 resulted in the passage of the Aviation and Transportation Security Act of 2001, or Transportation Security Act, mandating a small surcharge on each airline ticket purchase to fund airline security. This surcharge was suspended from June 1, 2003 to September 30, 2003. We cannot assure investors that the surcharge will not again be suspended or that the funds generated by these surcharges will be used to purchase our PinPoint products. We cannot assure investors that funds will continue to be appropriated by Congress or allocated by the TSA or other agencies for the purchase of PinPoint product or any other such product we develop and market. Moreover, we expect that similar funding and appropriations issues will affect our ability to market and sell our PinPoint product outside the United States.

Legislative actions could lead to fluctuations in demand for transportation security scanning products and services.

In addition to the Congressional budgetary process, other legislation could be introduced that would impact demand for transportation security scanning products and services. In response to fluctuation in concern on the part of voters about transportation security scanning and competing homeland security demands, or for other reasons, the plans for deployment of PinPoint product to screen baggage could be changed. Budgetary debates and delays could result in fewer PinPoint products being sold to the TSA.

Governmental agencies have special contracting requirements, which create additional risks.

In contracting with public agencies, we are subject to public agency contract requirements that vary from jurisdiction to jurisdiction. Future sales to public agencies will depend, in part, on our ability to meet public agency contract requirements, certain of which may be onerous or even impossible for us to satisfy.

Government contracts typically contain termination provisions unfavorable to us and are subject to audit and modification by the government at its sole discretion, which subject us to additional risks. These risks include the ability of the U.S. government to unilaterally:

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suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

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terminate our future contracts;

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reduce the scope and value of our future contracts;

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audit and object to our contract-related costs and fees, including allocated indirect costs;

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control and potentially prohibit the export of our products; and

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change certain terms and conditions in our contracts.

The U.S. government can terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. Our contracts with foreign governments may contain similar provisions.   In the event we enter into one or more government contracts for PinPoint, the government’s termination of any such contracts for our PinPoint product under development would harm our business.

In addition, U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds annually for a given program on a September 30 fiscal year-end basis, even though contract performance may take years. Consequently, our future contracts with the TSA may only be partially funded at the outset, and additional monies are normally committed to the contract by the TSA only as appropriations are made by Congress for future periods. The government’s failure to fully fund one or more of the contracts for our PinPoint product under development would harm our business.

Because we expect to contract with the U.S. government, we will be subject to periodic audits and reviews. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In the future, government audits and reviews could result in adjustments to our revenues and cause other adverse effects, particularly to our relationship with the TSA. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses may not be reimbursable or allowed in our negotiation of fixed-price contracts. Further, because we expect to contract with the U.S. government, we will be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

In addition, public agency contracts are frequently awarded only after formal competitive bidding processes, which are often protracted and typically contain provisions that permit cancellation in the event that funds are unavailable to the public agency. We may not be awarded any of the contracts for which we submit a bid. Even if we are awarded contracts, substantial delays or cancellations of purchases could result from protests initiated by losing bidders.

Our growth depends on our introduction of new products and services, which may be costly to develop and may not achieve market acceptance.

As part of our strategy for growth, we intend to develop products to address additional transportation security scanning opportunities, such as passenger, carry-on baggage and air cargo screening. We also intend to address homeland security requirements beyond aviation, such as screening at border checkpoints, government offices and transportation terminals and ports. We will be required to spend funds to develop or acquire technologies and products for these initiatives, and these initiatives may divert our development and management resources away from our core PinPoint product. In addition, we have acquired, rather than developed internally, some of our technologies in connection with our acquisitions of companies and businesses, and these technologies may not perform as we expect. The development of new products may require greater time and financial resources than we currently anticipate and, despite significant investments in research and development, may not yield commercially successful products.

The development of our products for explosives and weapons detection is highly complex. Successful product development and market acceptance of any new products and services that we develop depend on a number of factors, including:

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our timely completion and introduction of new products;

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our accurate prediction of the demand for homeland security products and the changing requirements of the homeland security industry, including certification or other required performance standards;

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the availability of key components of our products;

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the quality, price and operating performance of our products and those of our competitors;

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our customer service capabilities and responsiveness; and

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the success of our relationships with potential customers.

Our PinPoint product may fail to obtain certification by the TSA.

New products for transportation security scanning applications may require certification or approval by the TSA, and we believe that the TSA does not currently have standards for the certification of transportation security scanning products other than bulk explosives detection systems and explosives trace detectors, or ETD. Other products, such as metal detectors, are subject to TSA testing prior to approval. Market acceptance of new products may be limited if the TSA has not developed standards for certification or approval of such products, and even if it does develop such standards, we may be unable to obtain any such certification or approval, which could materially limit market acceptance of such products. If we fail to timely introduce new products or if these products fail to gain market acceptance, our results of operations would be harmed.

In addition, even if successful in the United States, new products that we develop may not achieve market acceptance outside of the United States. Foreign governments may be unwilling to commit financial resources to purchase our new products, which would reduce our potential revenues and harm our business.

Our existing PinPoint product may fail to obtain re-certification by the TSA for changes in the PinPoint system.

Our existing PinPoint product can be required to be re-certified by the TSA. This can happen when a critical component is changed, or we wish to make other changes to the PinPoint systems. When this happens, the affected PinPoint model requires re-certification by the TSA. The failure or delay in gaining re-certification for an existing

PinPoint product could harm our ability to continue to sell the product and recognize associated revenues.

Our major potential customer, the TSA, is a part of the Department of Homeland Security, a newly created agency that has experienced, and may continue to experience, delays in its operations, which may cause delays in our receiving orders for our products from the TSA.

The TSA is a relatively new agency that was created in November 2001 by the Transportation Security Act. As a result, it has experienced, and may continue to experience, delays in fulfilling its mandate as a result of delays in establishing the necessary infrastructure to operate in an efficient manner. This may result in delays in our receiving orders for our PinPoint product. Further, the TSA is now a part of the Department of Homeland Security, which was created subsequent to the creation of the TSA and is therefore in an earlier stage of formation, which may further create delays in our receiving orders as this agency is organized.

Future sales of our PinPoint products will depend on the ability of airports to secure funding to build baggage handling systems and to integrate our PinPoint product into such systems, which they may not be able to do.

Future sales will depend on integrating PinPoint into existing baggage and luggage handling systems within airports. If an airport is not configured for these systems, deployment of our PinPoint products may require changes in the airport infrastructure. If our PinPoint product cannot easily be integrated into existing baggage handling systems, we may experience reduced sales of our PinPoint products or these sales may be delayed. There can be no assurance that the government will continue to fund installations, integrations and reimbursements at the current level or at all. If there is a reduction in funding, we may experience reduced sales of our PinPoint products or these sales may be delayed.

We believe that a substantial opportunity exists for PinPoint system to be integrated into baggage handling systems. If airports determine, in conjunction with governmental authorities, that they will be unable or unwilling to modify or finance baggage handling systems, this opportunity may be limited.

If our PinPoint product fails to detect explosives, we could be exposed to product liability and related claims for which we may not have adequate insurance coverage, and we may lose current and potential customers.

Our transportation security scanning business exposes us to potential product liability risks, which are inherent in the development, sale and maintenance of transportation security scanning products. Our software is not designed to detect, and FAA/TSA certification does not require, 100% detection of any and all explosives contained in scanned baggage. For this reason, or if our products malfunction, it is possible that explosive material could pass undetected utilizing our product, which could lead to product liability claims. There are also many other factors beyond our control that could lead to liability claims, such as the reliability and competence of the customer’s operators and the training of the operators.  Such liability claims are likely to exceed any product liability insurance that we may have obtained.

In addition, the failure of any PinPoint product to detect explosives, even if due to operator error and not to the mechanical failure of a PinPoint product, could result in public and customer perception that our products do not work effectively, which may cause potential customers to not place orders and current customers to cancel orders already placed or to not place additional orders, any of which would harm our business and financial results.

We expect to substantially depend on large orders from a limited number of customers. As a result, order cancellations from any of our customers or the failure of these customers to continue to purchase PinPoint products could have a material negative impact on our business and financial results.

In any given fiscal quarter or year, our revenues will be derived from orders of multiple units of our PinPoint product from a limited number of customers. The failure of these customers, particularly the U.S. government, to purchase our PinPoint products or the cancellation of future orders would harm our business.

The sales cycle for our PinPoint products is lengthy and we may expend a significant amount of effort in obtaining sales orders and not receive them.

The sales cycle of our PinPoint product is expected to be lengthy due to the protracted approval process that typically accompanies large capital expenditures and the time required to install our PinPoint product. In addition, in the United States, the creation of the TSA and formation of a Department of Homeland Security, as well as budgetary debates in Congress, may result in additional delays in the purchase of our PinPoint products. During the sales cycle we may expend substantial funds and management resources but recognize no associated revenue.

Our future international sales subject us to risks that could materially harm our business.

It is part of our growth strategy to establish international sales. In addition, we acquired a company, Wise Systems Ltd., whose operations are based in the United Kingdom.  A number of factors related to our international sales and operations could adversely affect our business, including:

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changes in domestic and foreign regulatory requirements;

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political instability in the countries where we sell products;

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possible foreign currency controls;

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fluctuations in currency exchange rates;

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our ability to protect and utilize our intellectual property in foreign jurisdictions;

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tariffs, embargoes or other barriers;

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difficulties in staffing and managing foreign operations;

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difficulties in obtaining and managing distributors; and

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potentially negative tax consequences.

Our failure to obtain the requisite licenses, meet registration standards or comply with other government export regulations, may affect our ability to generate revenues from the sale of our products outside the United States, which could harm our business. In particular, our PinPoint product may be deemed regulated and subject to export restrictions under the U.S. Department of State regulations. Consequently, these regulations may make the product more difficult to sell to a number of countries. Compliance with government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

Exchange rate fluctuations could cause a decline in our financial condition and results of operations.

In 2005, the cost of certain international currencies has increased due to fluctuations in the exchange rate of the U.S. dollar against the euro. Future fluctuations in this exchange rate could adversely affect our results in the event we make foreign sales of our products.  From time to time, as and when we determine it is appropriate and advisable to do so, we will seek to mitigate the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will continue this practice or be successful in these efforts.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The transportation security scanning industry may undergo significant technological development in response to increased demand for transportation security scanning products. A fundamental shift in technology in our product markets could harm our ability to generate revenues from sales of PinPoint product and services.

We anticipate that we will incur expenses in the design and initial development and marketing of new products and services. Our competitors may implement new technologies before we are able to, allowing them to provide more effective products at more competitive prices. Future technological developments could:

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adversely impact our competitive position;

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require write-downs of obsolete technology;

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require us to discontinue production of obsolete products before we can recover any or all of our related research, development and commercialization expenses; or

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require significant capital expenditures beyond those currently contemplated.

We cannot assure investors that we will be able to achieve the technological advances to remain competitive and profitable, that new products and services will be developed and developed on schedule or on a cost-effective basis that anticipated markets will exist or develop for new products or services, or that our existing product and services will not become technologically obsolete.

The transportation security scanning industry is highly competitive. Given the anticipated continuing demand for airport security products, competition may increase.

The transportation security scanning industry is intensely competitive and we may not compete successfully. As a result of increased demand for security systems, additional companies may enter the industry. Some of our competitors, and many of the potential new entrants into the transportation security scanning  industry, have financial, technical, production and other resources substantially greater than ours. We believe that some of our competitors have products undergoing TSA certification. Our failure to compete successfully could result in lost sales and could hamper our financial results.

Litigation may be necessary to enforce or defend against claims of intellectual property infringement, which could be expensive and, if we lose, could prevent us from selling our products.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of the outcome, could be costly and require significant time and attention of key members of our management and technical personnel.

On August 18, 2004, we became a defendant in a lawsuit in Minnesota state court entitled VisualGold.com, Inc. v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc. VisualGold has alleged that the Company tortuously interfered with VisualGold's contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of VisualGold's alleged trade secrets to the Company. We strenuously deny the allegations, and have asserted counterclaims against VisualGold and other third parties for breach of contract and misappropriation of trade secrets. We are seeking compensatory and punitive damages, attorneys’ fees and costs as part of our counterclaims. Ramsay and Goetzinger have also filed counterclaims against VisualGold. On October 15, 2004, following extensive briefing and a hearing on the matter, Judge Isabel Gomez of Hennepin County District Court denied VisualGold's motion for a temporary injunction against the Company in all regards.  Discovery then proceeded but two intervening events have caused the Minnesota state court to stay further proceedings in the case.  First, in July, 2005, we moved for an additional protective order to prevent disclosure of any documents and information in our possession that may be considered by the federal government to constitute restricted information that cannot be used in civil litigation. The Transportation Security Administration has been reviewing the matter and issued a Final Order that our Pinpoint source code is deemed to be "Sensitive Security Information" and therefore restricted from use in this litigation, pending further review and proceedings.  Additional Guardian materials are undergoing “SSI” review as well.  Second, in August 2005, VisualGold was placed into an involuntary bankruptcy by creditors, and since then has sought to have the case converted into a Chapter 11 reorganization proceeding.  No plan of reorganization for VisualGold has been confirmed to date.  Defendants have asked the Minnesota state court to partially lift the stay of all proceedings.  We plan to conduct focused discovery and dispositive motions that seek to dismiss or limit VisualGold’s claims.  It is unclear when the claims by and against VisualGold will proceed to trial or other disposition of the claims. It is difficult to predict an adverse outcome.  However, we are vigorously defending the case and, after conferring with counsel, we believe that we have substantial defenses to the allegations and that VisualGold's suit is without merit.  We will also pursue our counterclaims and third-party claims once the previous stay of proceedings is lifted.

Our domestic and international competitors, many of whom have substantially greater resources and have made substantial investments in competing technologies, may have patents that will prevent, limit or interfere with our ability to manufacture and sell our products. We have not conducted an independent review of patents issued to third parties. Because of the perceived market opportunity we face, companies possessing technology rights that they believe we might be infringing will now be much more motivated to assert infringement of their rights. These third parties may assert infringement or invalidity claims against us and litigation may be necessary to defend against these claims. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products. Even successful defenses of patent suits can be costly and time-consuming.

Risks Related to this Offering

Dilutive effect of conversion of Series A 10% Senior Convertible Debentures and exercise of Series D Warrants and Midtown placement agent’s warrants.

As of the date of this prospectus, there are outstanding $2,575,000 in principal amount of our Series A 10% Senior Convertible Debentures which are convertible into shares of our common stock at any time at the option of their holders; in addition, we contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part. The conversion price of our Series A 10% Senior Convertible Debentures is $1.15634 subject to certain adjustments. If the debentures are exercised in full we would issue an aggregate of an additional 4,453,709 shares of our common stock.  In addition, we may issue up to 5,467,204 shares upon exercise of the Series D Warrants, placement agent’s warrants and other warrants issued to certain selling stockholders and covered by this prospectus which will become freely tradable upon the effective date of this registration statement.  Also, we may be required to issue additional shares in the event the price reset provisions of the Debentures and Warrants are triggered.  Furthermore, as of December 18, 2006, approximately 984,622 warrants (including the Midtown placement agent’s warrants currently exercisable) may be exercised pursuant to the cashless exercise provisions of such warrants that may be resold pursuant to Rule 144.  Increased sales volume of our common stock could cause the market price of our common stock to drop.

Current shareholdings may be diluted if we make future equity issuances or if outstanding debentures, warrants, and options are exercised for or converted into shares of common stock.

“Dilution” refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of shares increases.  Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and may also result in the reduction of your stock price.  The sale of a substantial number of shares into the market, or even the perception that sales could occur, could depress the price of the common stock.  Also, the exercise of warrants and options may result in additional dilution.

The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the common stock, if any, without assuming the risk of ownership, with a resulting dilution in the interests of other shareholders.  We may find it more difficult to raise additional equity capital if it should be needed for its business while the options, warrants and convertible securities are outstanding.  At any time at which the holders of the options, warrants or convertible securities might be expected to exercise or convert them, we would probably be able to obtain additional capital on terms more favorable than those provided by those securities. Also, some holders of the options and warrants have certain piggy back registration rights requiring us to register their shares underlying such options and warrants in any registration statement we file under the Securities Act.  The cost to us of effecting any required registration may be substantial.

USE OF PROCEEDS

The proceeds from the sale of the shares will be received directly by the selling stockholders.  No proceeds will be received by us from the sale of the shares offered hereby.

We will receive the proceeds, if any, relating to the exercise of the Series D Common Stock Purchase Warrants, the placement agent’s warrants and other warrants.  The exercise price of the Series D Warrants is $1.15634 per share and the placement agent’s warrants and other warrants are exercisable at between $1.15634 and $3.00 per share.  We propose using the proceeds of the exercise of the Series D Warrants, the placement agent’s warrants and other warrants, if any, for general working capital purposes.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and capitalization at September 30, 2006 (unaudited). (1)

Cash and cash equivalents	$66,540

Common stock subject to repurchase	783,023

Stockholders’ Deficit:
Preferred Stock, $20.00 par value; 1,000,000 shares authorized; no shares outstanding at September 30, 2006	$ 0
Common Stock, $.001 par value; 200,000,000 shares authorized and 34,494,590 shares outstanding (2)	34,494
Accumulated Comprehensive Income (Loss)	1,228
Additional Paid-In Capital	55,403,111
Accumulated Deficit	(56,539,993)
Total stockholders’ deficit	$(1,101,160)
Total Capitalization	$(318,137)

(1)

The foregoing table does not reflect the pro forma effect of our sale of an aggregate in principal amount of $2,575,000 in Series A 10% Senior Convertible Debentures and Series D Common Stock Warrants at the first closing, held on November 8, 2006. The net proceeds from this sale are expected to be initially allocable to liabilities under Generally Accepted Accounting Principles, as the Securities Purchase Agreement does not expressly prohibit cash settlement of our obligations under the Debentures and the Warrants.

(2)

Does not include the following shares:

•	3,065,487 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2006, with a weighted average exercise price of $2.57 per share.

•	4,161,100 shares of common stock issuable upon the exercise of options outstanding at September 30, 2006, with a weighted average exercise price of $1.71 per share.

•	18,108,808 shares of common stock available for future issuance under our stock option plan at September 30, 2006.

SUPPLEMENTARY FINANCIAL INFORMATION

The following table sets forth our supplementary financial information for each of the fiscal quarters during the fiscal years ended December 31, 2004 and 2005.  The following information is derived from financial information contained in our audited and unaudited consolidated financial statements for the applicable period. Historical results are not necessarily indicative of the results of operations for future periods and the results of interim periods are not necessarily indicative of the results for a full year. The data set forth below is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis” and our consolidated financial statements set forth in full elsewhere in this prospectus.

Guardian entered into a reverse acquisition with RJL Marketing Services Inc. (RJL) on June 26, 2003.  As described more fully in “Our Business” (see “History and Recent Developments – Reverse Acquisition”), RJL is considered the accounting acquirer in the reverse acquisition; accordingly, prior historical information of RJL is presented, and historical stockholders’ equity is retroactively restated to reflect the equivalent number of common shares received in the acquisition.

	2005 Quarter Ended (Unaudited)				2004 Quarter Ended (Unaudited)
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,

Revenue	$ 54,184	$ 122,835	$ 43,288	$ 211,879	$ -	$ -	$ 62,248	$ 38,740
Operating Loss	(4,781,344)	(3,557,155)	(2,399,274)	(2,441,382)	(4,560,650)	(10,661,773)	(4,069,572)	(8,920,525)
Net Loss	(4,778,130)	(3,554,850)	(2,386,314)	(2,428,152)	(5,563,415)	(10,667,312)	(4,073,312)	(8,916,137)
Basic and diluted earnings per share	$ (0.17)	$ (0.12)	$ (0.08)	$ (0.06)	$ (0.39)	$ (0.57)	$ (0.19)	$ (0.30)
Cash and Cash Equivalents	392,399	107,022	4,340,449	2,441,393	85,608	4,818,826	1,732,207	925,999
Total Assets	3,402,481	3,061,330	7,214,521	5,460,961	2,497,020	7,138,566	7,141,718	3,529,075
Common Shares Subject to Repurchase	1,839,982	1,777,342	1,777,342	1,306,420	2,044,228	2,044,228	2,044,228	2,044,228
Stockholders' Equity (Deficit)	621,629	141,165	4,661,929	3,312,931	(1,541,178)	4,957,196	3,930,942	1,014,546
Other Items:
Stock-Based Compensation Expense	3,091,537	1,553,132	269,900	409,423	3,515,848	9,286,682	2,941,030	5,554,188
Depreciation and Amortization	133,862	135,737	133,475	146,703	192,354	194,927	254,361	340,392
Asset Impairment Expense	-	-	-	-	-	-	-	1,498,731
Non-Cash Interest Expense	-	-	-	-	1,002,765	10,632	-	-

DETERMINATION OF OFFERING PRICE

The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.  As such, the offering price is indeterminate as of the date of this prospectus.

DIVIDEND POLICY

We do not anticipate paying any dividends on our common stock in the foreseeable future.  We intend to retain all working capital and earnings, if any, to finance the operations of our businesses and to expand our businesses.

MANAGEMENT’S DISCUSSION AND ANALYSIS

General

You should read the following summary together with the more detailed information and consolidated financial statements and notes thereto and schedules appearing elsewhere in this report.  Throughout this report when we refer to “Guardian,” “we,” “our” or “us,” we mean Guardian Technologies International, Inc. and its subsidiaries after giving effect to the reverse acquisition of RJL Marketing Services Inc. (Reverse Acquisition) completed in June 2003.

This discussion and analysis of our financial condition and results of operations is based upon our audited and unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, intangible assets, and contingencies.  We base our estimates on historical experience, where available, and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions and conditions.

Except for historical information, the material contained in this Management’s Discussion and Analysis is forward-looking.  Our actual results could differ materially from the results discussed in the forward-looking statements, which include certain risks and uncertainties.  These risks and uncertainties include the rate of market development and acceptance of our “intelligent imaging informatics” (“3i”) technology (particularly for our PinPoint product), the unpredictability of the Company’s sales cycle, the limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements.

Our independent registered public accounting firm’s reports on the consolidated financial statements included herein for the years ended December 31, 2004 and 2005, contain an explanatory paragraph wherein they express an opinion that there is substantial doubt about our ability to continue as a going concern.

Overview

Guardian Technologies International, Inc. was incorporated in the State of Delaware in February 1996. Guardian Technologies International, Inc., and its subsidiaries are collectively referred to herein as “Guardian,” “us,” “we,” or “our.”  Please refer to “Risk Factors” for certain risks related to us and our businesses.

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies. Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Guardian’s core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies. The technology is not limited by type of digital format.  It can be deployed across divergent digital sources such as still images, x-ray images, video and hyper-spectral imagery.  To date, the technology has been tested in the area of threat detection for baggage scanning at airports and for bomb squad applications. Varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as new or enhanced solutions are developed, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, we may form wholly-owned subsidiaries to operate within defined vertical markets.

We offer two principal products that we market and license to our customers:

Aviation/Homeland Security Technology Solution – PinPoint

The PinPoint product is an “intelligent imaging informatics” technology for the detection of guns, explosives, and other threat items contained in baggage in the airport environment or for building security applications.  PinPoint can identify threat items, notify screeners of the existence of threat items, and speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).  We market and seek to license the PinPoint product primarily to the United States Transportation Services Administration (TSA) for use in airports, the Federal Protection Services for use in federal buildings and to foreign governments and airport authorities. We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.  Also, we intend to distribute the product through these manufacturers.

We are also pursuing an additional market opportunity using our 3i platform technology, adding to our detection family of products.  PinPoint “nSight” provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians to detect threats that would otherwise be unseen by the human eye. The PinPoint nSight product is currently being evaluated at the Federal Bureau of Investigation (FBI) Hazardous Device School at Redstone Arsenal, Alabama.

As the global “Homeland Security” marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor. Homeland Security Research Corp.’s analysis, the 2006 – 2015 Homeland Security & Homeland Defense Global Market forecasts that this trend will lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) will only double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at US airports and other similar facilities, such as PinPoint, is not readily discernible from publicly available information or independent research reports. However, we estimate, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, we estimate that the worldwide market for solutions such as PinPoint is approximately twice the United States’ Homeland Security budget.  These estimates have been prepared by us and reflect our assumptions.  There can be no assurance that these estimates are or will prove to be accurate or that budget allocations or these estimates may not change, based upon changes in government’s budget priorities and other factors.

The market for contraband detection systems is anticipated to become intensely competitive and many of our competitors are better capitalized and have greater marketing and other resources than Guardian.  To date, we have not received any revenues from the licensing of our PinPoint product.  PinPoint continues to be developed to address the market for contraband detection.  The extended alpha version working model of PinPoint has been pilot tested successfully at live carryon baggage checkpoints in two international airports during late 2005 and early 2006. Seamless integration within currently deployed manufacturers’ scanning equipment is a prerequisite to anticipated sales, and is considered a significant development risk.

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  The marketplace places a premium on the newest innovations in hardware technology, but fails to comprehend how a threat detection software solution could possibly succeed.  Because of that misconception, the marketplace currently has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.  Our challenge with the PinPoint product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.

Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin Systems Integration.  Through our joint efforts, we have been able to establish the necessary testing standards and methods. While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

On August 18, 2006, we signed a Cooperative Research and Development Agreement (CRDA) with the United States Department of Homeland Security Science and Technology Directorate, for testing and validation of the PinPoint product capabilities at the Transportation Security Labs (TSL).  The project began on September 5, 2006 for explosive image collection, which is being followed by refinement of the development and testing of PinPoint. While TSA certification is not absolutely essential to the acceptance of Guardian’s PinPoint product, however, we believe that having TSA certification and a business relationship with the TSA is important to our strategic growth plans, as the relationship represents an important opportunity to obtain contracts for the licensing of our baggage scanning applications and for future aviation and transportation security applications and solutions that we develop or enhance.

Further, in anticipation of completing the interface development and certification process, we have commenced the marketing/business development activities of PinPoint to the international community through our contractual relationships with Fowler International for the Russian market, and BridgeTech International for the Chinese market. These relationships are a key component of our revenue growth strategy and for developing international market presence.  These relationships have resulted in eight opportunities to-date, each requiring an export license for which applications have been approved by the U.S. Department of Commerce.  Three such licenses were issued during the first nine months of 2006. We successfully completed pilot tests in two locations: Moscow, Russia in December 2005 and Caracas, Venezuela in January 2006.  Management believes that market acceptance of PinPoint in these two markets as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint as the “intelligent image” analysis solution for areas such as military target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.  Additionally, we will seek support of the U.S. Congress and the equipment manufacturers.  We remain focused on the ongoing development of PinPoint, particularly with respect to test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country.  Market acceptance is a key to our future success.

Healthcare Technology Solution – FlowPoint

Our FlowPoint products consists of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS), which manages radiology workflow, patient information, treatment history, and billing information.  RIS and PACS also manage digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

We market the FlowPoint 6.1 products primarily to smaller hospitals and imaging centers that are now transitioning from film to “digital.”  The market for imaging and radiology technology in the U.S. is highly fragmented, and we face competition from other companies that are developing products which are expected to be competitive with our products (including large multinational solution providers and smaller companies).  Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.  Industry experts, Frost and Sullivan, estimate the size of the RIS/PACS market to reach approximately $1.8 to $2.2 billion in annual sales by 2007.  Professional service revenues are expected to add an additional $150 million in revenue in this growth market.  The diagnostic imaging center and small hospital market segments (hospitals under 200 beds) are forecasted to see much of this growth. Approximately $720 million, (36%) of the average annual expenditures for the RIS/PACS market, is estimated for the small hospital and imaging center providers in the U.S. and are expected to have integrated RIS/PACS by 2007.  We compete against certain emerging companies who offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe that our integrated web enabled service offerings afford us a competitive advantage over our competitors.

Establishing Guardian as an industry recognized healthcare solution provider and FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS) will be a long-term effort.  We require a significant amount of additional capital for the continued development of FlowPoint to stay technologically ahead of the competition, to fund sales, marketing, and advertising of FlowPoint, and to hire the staff necessary to support customer service and technical support. Our primary focus is the establishment of FlowPoint in the U.S. and South American marketplace.  To date, we have signed five sales contracts, of which three were installed in 2005 and two were installed in the first nine months of 2006.  These clients represent the foundation upon which we will be able to brand Guardian as a recognized healthcare solution provider, FlowPoint as a recognized and validated RIS/PACS solution, and they will serve as the reference accounts upon which we can build additional sales momentum.

In July 2006, Guardian entered into an agreement with the Medical Imaging and Informatics Laboratory (IPI) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements, to Guardian’s 3i “intelligent imaging” analysis solutions as applied to medical radiology imaging.  Guardian’s 3i™ product segments, clarifies, distinguishes, and identifies organic objects, even when they are masked by one or more other objects of similar density and chemical composition.  This is a product extension of our 3i-based computer-aided detection technology in adapting the scientific principles employed for explosives detection to medical image analysis.

We have a four person sales force in the United States and, during the current year, Guardian established distributor arrangements with Ultimate Medical Services (UMS), of Louisiana, and MTS Delft, of Ohio. Guardian has additional strategic sales/marketing alliances with other market recognized firms providing complimentary products/services.  Guardian’s international marketing/sales efforts were recently expanded through establishing distribution agreements with Electronica y Medicina, S.A. of Mexico, and Calyx (UK) Limited in the United Kingdom, in addition to the existing relationship with BridgeTech International.  Management is focused on the following principal considerations:  (1) development of customer service and technical staff to support client requirements, and (2) development, follow-up, and closure of sales opportunities.

LIQUIDITY AND CAPITAL RESOURCES

The following table presents a summary of net cash provided by (used in) operating, investing and financing activities:

	Nine Months Ended September 30, (Unaudited)
	2006	2005

Net cash provided (used) in operating activities	$ (4,516,574)	$ (5,548,983)
Net cash provided (used) in investing activities	(270,483)	(397,279)
Net cash provided by financing activities	2,421,208	9,380,417
Effect of exchange rates on cash and cash equivalents	(9,005)	(19,705)

Net increase (decrease) in cash	$ (2,374,853)	$ 3,414,450

Net Cash Used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2006 was $4,516,574,

compared with net cash used in operating activities of $5,548,983 during the same period in 2005, a decreased use of cash for operating activities of approximately $1,032,409 (18.6%).  The decrease in net cash used in operating activities is due to a decrease from a net loss from operations (adjusted for fluctuations in depreciation and amortization, stock-based compensation, amortization of bridge note discount, and noncash interest expense for the embedded conversion feature) of $365,281, or 6.8%, and decreases in the components of operating assets and liabilities of $1,397,690, or 870.3%.

Net Cash Used in Investing Activities

Net cash used in investing activities for the purchase of equipment, and costs incurred for patent activities for the nine months ended September 30, 2006 was $270,483.  This compares with net cash used for the same activities of $397,279 in the period ended September 30, 2005, or a decrease of $126,796 (31.9%).  The net decrease is comprised of a $129,858 (49.6%) decrease in the purchase of furniture, software and equipment, and a increase of $3,062 (2.3%) for costs associated with the preparation and filing of certain patents with regard to our PinPoint technology.

Net Cash Provided by Financing Activities

Proceeds from financing activities in the nine months ended September 30, 2006 were 2,421,208, compared with net cash provided by financing activities of $9,380,417 for the same period of 2005.  Management is seeking to raise additional capital through one or more equity or debt financings and is in discussions with certain investment banks and investors with regard thereto.  However, there can be no assurance that we will be able to raise such additional equity or debt financing on satisfactory terms to us.

Working Capital

The following table presents a summary of our working capital:

	(Unaudited)
	September 30, 2006	December 31, 2005

Cash and cash equivalents	$ 66,540	$ 2,441,393

Current assets	388,454	2,938,659
Current liabilities	3,193,667	841,610
Working capital (deficit)	$ (2,805,213)	$ 2,097,049

At September 30, 2006, we had a net working capital deficit of approximately $2,805,213 compared with net working capital of approximately $2,097,049 at December 31, 2005, a decrease in working capital of approximately $4,902,262 (233.8%).  The decrease in cash is the result of our limited revenue and reduced financing activities.  As of September 30, 2006, our revenue generating activities have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception.  The increase in current liabilities is due to extending trade payables, a $200,000 noninterest bearing loan from an executive officer, and deferral of salaries for our executive officers.  Therefore, working capital decreased during the nine-month period ending September 30, 2006.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

On November 8, 2006, we held the first of two closings of a private placement of our securities.  Pursuant to the terms of a Securities Purchase Agreement, dated November 3, 2006 (the “Securities Purchase Agreement”), institutional investors in the private placement agreed to purchase an aggregate of $5,150,000 of securities, one-half of which were purchased at the first closing and one-half to be purchased at a contemplated second closing to be held upon the effectiveness of a registration statement (the “registration statement”) with regard to the shares of our common stock underlying such securities.

At the first closing, we received aggregate gross proceeds, before deduction of certain fees and expenses of the offering, of approximately $2,575,000.  Net proceeds were approximately $2,364,750, after payment of commissions, fees and expenses of the offering of $222,750 of which $12,500 had been paid prior to closing.  We issued to purchasers an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 7, 2008 (the “Debentures”) and 4,453,709 Series D Common Stock Purchase Warrants (the “Warrants”). A second contemplated closing with regard to the remaining $2,575,000 of aggregate gross proceeds will be held upon effectiveness of the registration statement.  The second closing is subject to certain conditions, including “bring down” (update) of customary representations and warranties by us, no material adverse change has occurred affecting our conditions to closing, obligations and agreements under the purchase agreement being performed by us, and that trading in our stock has not been suspended by the SEC or on the principal trading market for our stock.  However, we can provide no assurances that the conditions for the second closing will be met.

The principal amount of the Debentures is due November 7, 2008, and is convertible into shares of our common stock at a price of $1.15634 per share (the “conversion price”). The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures (as to the principal amount so converted or redeemed), or on the maturity date of the Debentures.  We may, subject to certain conditions, pay the interest due under the Debentures in registered shares of common stock, the number of shares issuable in payment of interest to be determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five (5) trading days ending on the date that is immediately prior to (i) the date the interest is due or (ii) the date such shares are issued and delivered. Also, subject to certain conditions, we may, at any time commencing after the effective date of the registration statement and provided that for 20 consecutive trading days the closing price of its common stock exceeds $1.734, force conversion of the Debentures, subject to the holders’ right to voluntarily convert the Debentures at the then current conversion price.  The $2,575,000 in principal amount of Debentures issuable at the second contemplated closing shall be on the same terms (including as to the conversion price) as the Debentures issued in the first closing.

The Warrants issued in the offering to purchasers are exercisable at a price of $1.15634 per share.  One-half of such Warrants are exercisable commencing on the date of the first closing and the remaining one-half of such Warrants shall become exercisable upon payment of the subscription amount due from the purchaser at the second contemplated closing and, if not so received, we may cancel such Warrants.

The Debentures and Warrants contain certain anti-dilution provisions in the event of, among other things, a stock dividend, stock split, sales of securities below their then current conversion or exercise price, a subsequent rights offering, a reclassification, merger, consolidation, or sale of substantially all of our assets, except for certain exempt issuances (including stock and options granted to employees, officers, directors or consultants (provided issuances to consultants do not exceed 400,000 shares during a 12 month period) under our stock option plans or as approved by a majority of non-employee directors, stock issued in a strategic acquisition, and the issuance of the Midtown placement agent’s warrants and the shares underlying the Midtown placement agent’s warrants (an “exempt issuance”)).  Also, in the event certain revenue and other milestones during the six, twelve and eighteen month periods following the first closing are not met (as required to be disclosed in a widely disseminated press release, Form 8-K or other periodic filing), the conversion price and exercise price of the Debentures and Warrants may be reset.  Also, the Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Warrants or (ii) at any time after four years following the date of issuance.  The Debentures and Warrants contain a limitation on the amount of Debenture and number of Warrants that may be converted or exercised in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unexercised portion of the Debenture or Warrant).  Such limitation may be waived upon 61 days notice to us by the holder of the Debenture or Warrant permitting the holder to change such limitation to 9.99%.  We have agreed to compensate a holder of a Debenture or Warrant in the event our transfer agent fails to deliver certificates for shares upon conversion or exercise of the Debentures or Warrants within three trading days of the date of conversion or exercise, and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.  Up to 75% of the Warrants may be called for cancellation by us in the event that, following the registration of the shares of common stock underlying the Warrants (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding Guardian.  We are required to give notice to the holders within one trading day of the end of the measurement period, and the Warrants covered by the call notice will be cancelled effective 15 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Warrant during the measurement period.

Within 45 days of the first closing, to permit the resale of shares related to the Debentures and Warrants, we have agreed to use our best efforts to file a registration statement under the Securities Act to register 130% of the shares of common stock issuable: in payment of interest under the Debentures; upon conversion or redemption of the Debentures; and the shares of common stock underlying the Warrants issued in the offering, and to use our best efforts to have the registration statement declared effective by the Securities and Exchange Commission (“SEC”) within 150 days of the first closing, maintain the effectiveness of the registration statement for four years, and bear the costs of such registration (other than underwriting discounts or commissions, broker’s fees, and selling expenses). In the event such registration statement is not filed or declared effective within such periods or upon the occurrence of certain other events relating to the filing of amendments or supplements thereto, we are required to pay to the purchasers certain liquidated damages equal to 1% of the amount subscribed for by purchasers per 30 day period, but not to exceed in the aggregate 6% of such amount.  The registration rights agreement also contains certain piggy back registration rights, indemnification and contribution provisions.

During the 12 month period following the effective date of the registration statement, except in connection with exempt issuances or an underwritten public offering of our common stock, we have granted to purchasers the right to participate in any offerings by us of common stock or common stock equivalents up to the lesser of 100% of any such future offering or the aggregate amount subscribed for under the Securities Purchase Agreement.  Commencing on the date of closing and for 90 days after the effective date of the Registration Statement, we are prohibited from issuing shares of common stock or common stock equivalents except for certain exempt issuances. Moreover, we are prohibited from engaging in any transactions in its securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset, unless such transaction is approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or purchasers then hold no more than 20% of the principal amount of the Debentures originally purchased in the offering, but in any event no later than three years from the date of the Securities Purchase Agreement.  Until one year after first closing, we are prohibited from effecting a reverse or forward stock split or reclassification of the common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.  We agreed to reimburse $30,000 for certain legal expenses, of which $10,000 was paid prior to closing, and to reimburse the legal fees of one of the investors in the amount of $10,000, to be offset against Midtown’s non-accountable expense reimbursement.  The Securities Purchase Agreement contains certain representations and warranties of by us and the purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Midtown Partners & Co., LLC (“Midtown”), acted as placement agent for the financing pursuant to the terms of a Placement Agent Agreement, dated July 14, 2006, between us and Midtown.  At the first closing, we paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount $180,250; (ii) non-accountable expense reimbursement and legal fees of $30,000 of which $10,000 was paid prior to closing, (iii) placement agent’s warrants to purchase an aggregate of 623,520 shares, (one half of the Midtown placement agent’s warrants are exercisable commencing on the date of issuance and the remaining one-half become exercisable upon payment of the subscription amounts due at the contemplated second closing - “second closing placement agent warrants”).  However, we may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at such contemplated second closing. The Midtown placement agent’s warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Warrant offering.

Proceeds of the offering are expected to be used for the purpose of hiring new business development personnel, research and development, registration expenses, repaying $100,000 in loans made to us by Mr. Michael W. Trudnak, our Chairman and CEO, and for general working capital purposes.  In connection with the transaction, Mr. Trudnak agreed to amend certain loan agreements with us pursuant to which he had previously loaned to us an aggregate of $402,000.  Mr. Trudnak agreed to extend the date the principal amount is due under such loans until May 31, 2007; however, $100,000 of the principal amount of Mr. Trudnak’s April 21, 2006 loan is due upon our raising $2,500,000 from the sale of our securities after November 6, 2006, and will be paid immediately  following the first closing of the financing, and the remaining balance of such loans will be paid upon our raising an aggregate of $5,000,000 from the sale of our securities after November 6, 2006.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Financial Condition and Going Concern Uncertainties

Since the reverse acquisition, we have generated limited revenue and have incurred losses from operations.  We have relied upon equity and debt financings to effect acquisitions of strategic assets, to continue our operations, and to develop, test, and market our products. Unless we are able to generate sufficient revenues to support operations in the near future, we may require additional capital to fund operations and to implement our business strategies. We cannot assure our stockholders that our technology and products will be commercially accepted or that revenues will be sufficient to fund our operations.

In view of the foregoing, from time to time, management may be required to seek additional capital through one or more equity or debt financings in the event that the cash on hand, the proceeds from the convertible debenture and warrant financing that closed in November 2006 (including expected proceeds from the contemplated second closing of the convertible debenture financing), collections from customers, and sales of our products do not provide sufficient cash to fund operations.    If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.  If we raise additional capital through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our current stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements or to implement our business strategies.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected. We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  Moreover, under the terms of the recent convertible debenture and warrant financing, we may not be able to issue additional shares of our common stock or common stock equivalents (except for certain exempt issuances) until 90 days after the effective date of our registration statement to be filed in connection with such financing or, for up to three years following the second contemplated closing of the convertible debenture and warrant financing, engage in certain financings in which the conversion, exercise, exchange rate or other price of the securities is based upon the trading price of our securities after the date of issuance of such securities.  These provisions may limit our ability to raise additional financing through the issuance of common stock or common stock equivalents during such period such restrictions are effective.

Our independent registered public accounting firm’s reports on the consolidated financial statements included in our annual reports on Form 10-KSB for the years ended December 31, 2003 and 2004, and in our annual report on Form 10-K for the year ended December 31, 2005, contained an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

During the period of January 1, 2006 through September 30, 2006, we have raised approximately $2,221,208 (net of investment fees and expenses) from the sale of equity and equity-based securities, including the exercise of employee stock options, and from issuing convertible debt.  Also, during the first nine months of the current year, we received a $200,000 noninterest bearing loan from an executive officer which, was extended on October 21, 2006.  Additionally, in October 2006, $202,000 was received from an executive officer as a noninterest bearing loan.  The noninterest bearing loans are repayable on the earlier of (i) six months from the date of execution of the note, (ii) we receive an aggregate of more than $2,000,000 from the sale of our securities, or (iii) an event of default occurs under the loan.  Also, commencing April 7, 2006, various executives voluntarily deferred payment of their salaries until such time as to be determined.  The deferral payment as of September 30, 2006 is $680,462.  During November 2006, we received net proceeds of approximately $2,364,750 from the first of two closings on a private placement of our convertible debentures and warrants with a group of institutional investors, and we made a $100,000 repayment towards the $402,000 total noninterest bearing loans received from an executive officer.

Management believes that the cash balance of $66,540 at September 30, 2006, collections during the fourth quarter of 2006 from outstanding receivables, and net proceeds of approximately $2,364,750 from the first closing of a convertible debenture and warrant financing to be sufficient to support operations, absent cash flow from revenues, until approximately March 2007.  We expect to receive additional gross proceeds of approximately $2,575,000 at the second contemplated closing of such convertible debenture financing to be held upon the effectiveness of a registration statement registering under the Securities Act the resale of the shares underlying the convertible debentures and warrants issued at such closings.

Currently, we are spending approximately $500,000 per month on operations, the continued development of our PinPoint product, and marketing and sales activities for FlowPoint.  Although there can be no assurance, management believes that we will not begin to generate sufficient cash flows to fund our current level of operations until the second quarter of 2007 (not including anticipated incremental research and development efforts). For the twelve month period ending September 30, 2007, management believes that we will require approximately an additional $3,425,000 beyond the $2,575,000 of gross proceeds from the second closing of the November 2006 convertible debenture financing, and before any additional revenue from operations. In addition, management is in the process of identifying areas of potential reduction in current operating costs.  Although there can be no assurance, as discussed above, management will seek to meet such cash needs from one or more additional equity or debt financings.  There can be no assurance that we will be successful in its efforts to raise such additional equity or debt financing or on terms satisfactory to us.

CONSOLIDATED RESULTS OF OPERATIONS

Three Months Ended September 30, 2006 Compared to the Three Months Ended September 30, 2005

Net losses for the periods reported reflect the consolidated results of operations of Guardian Technologies International, Inc. and its subsidiaries.  As discussed below, net revenues for the three months ended September 30, 2006, and 2005, were approximately $51,197 and $43,288, respectively, an increase of approximately $7,909 (18.3%).  Such revenues resulted from the sale, implementation and maintenance of our FlowPoint healthcare solutions.  We did not generate any revenue from the sale of our PinPoint product during the periods.  Also as discussed below, the quarter-to-date net loss ended September 30, 2006 and 2005, was approximately $3,289,730 and $2,386,314, respectively, or a $903,416 (37.9%) increase. The loss per common share, for the quarter ended September 30, 2006, increased from $0.08 loss per share in the third quarter of 2005 to $0.10 loss per share in same quarter of 2006.

Net Revenues.  Net revenues from product sales and annual maintenance fees increased by $7,909, or 18.3%, to $51,197 in the third quarter of fiscal 2006, from $43,288 in the same quarter of fiscal 2005.  The increase in the third quarter of 2006 of $7,909 resulted from higher sales of our FlowPoint product versus the same period of 2005.

Cost of Sales.  Cost of sales for the quarter was $136,393 (266.4% of net revenue) versus 2005 for the same period of $210,482 (486.2% of net revenue), a decrease of approximately $74,089, or 936.8% of the $7,909 sales increase.  Cost of sales for the period includes fixed expense for the amortization of the Wise intangible asset for developed software of $115,609 in 2006 and $100,790 in 2005.  Other costs for 2006 of $20,784 and in 2005 of $109,692 represent expenses for purchased equipment and supplies for customers, installation labor and travel costs.  The decrease in costs is due to lower equipment and labor costs for the third quarter of 2006.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the third quarter increased $329,432, or 14.8%, to $2,561,512 for fiscal 2006 as compared to $2,232,080 for the comparable period in fiscal 2005.  The table below details the components of selling, general and administrative expense, as well as the dollar and percentage changes for the three month period ending September 30.

	Three Months Ended September 30 (Unaudited)
	2006 Restated	2005	$ Change	% Change

Payroll and related costs	$888,154	$887,183	$971	0.1
Professional fees	540,071	403,181	136,890	34.0
Research and development costs	200,594	225,335	(24,741)	(11.0)
Insurance costs	110,508	139,172	(28,664)	(20.6)
Rent - building and equipment	79,491	79,686	(195)	(0.2)
Travel and related	63,552	80,424	(16,872)	(21.0)
Miscellaneous expenses	187,742	117,239	70,503	60.1
Depreciation and amortization	35,926	29,960	5,966	19.9
Stock-based compensation	455,474	269,900	185,574	68.8
Total	$2,561,512	$2,232,080	$329,432	14.8

Salary, commissions, benefits and related costs increased approximately $971 (00.1%) on comparable staffing levels of employees.

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees.  Professional fees increased for the quarter ended September 30 versus the same quarter last year by approximately $136,890 (34.0%) due to: (i) a decrease of $19,641 in the areas of legal and miscellaneous outside consultants; (ii) an increase of $37,837 (171.3%) in accounting fees as a result of the 2005 SEC review and restatement of our consolidated financial statements for the years ended December 31, 2003 and 2004, and for each of the quarterly periods in the nine months ended September 30, 2005; and (iii) an  increase of $118,694 in consultants due to the current years expenditures for the certification process in the United States and Russian market.

Research and development costs decreased for the third quarter compared to the same quarter last year by approximately $24,741 or 11.0%, due to lesser usage of outside consultants which, are at higher costs.

We incurred insurance costs of $110,508 in the quarter ended September 30, 2006, compared to $139,172 in the comparable period in 2005, a decrease of $28,664 (20.6%).

Rent decreased by $195 (0.2%) to $79,491 in the third quarter of fiscal 2006, as compared to $79,686 for the same period in 2005, due to the same space utilization in both periods.

Travel and entertainment expense in selling, general, and administrative for the three months ended September 30, 2006 of $63,552 compares to the same period for 2005 of $80,424, or a decrease of $16,872 (21.0%).

The reduction in frequency of travel in all selling and administrative areas is due to building a distributor network system during 2006.

Miscellaneous expense for the three months ended September 30, 2006 of $187,742 compares to the same period for 2005 of $117,239, or an increase of $70,503 (60.1%).  The increase in the third quarter of 2006 reflects a provision for doubtful accounts of $102,000 verses no provision in the same quarter of 2005.  Otherwise, miscellaneous expense decreased by $31,497.

Depreciation and amortization expense in selling, general, and administrative for the three months ended September 30, 2006 of $35,926 compares to the same period for 2005 of $29,960, or an increase of $5,966 (19.9%). The additional expense is due to capital expenditures during the course of Fiscal 2005 for computer and office equipment to meet our expanded staffing level and a full quarter amortization in 2006 versus the same period in 2005.

Stock-based compensation which, represents a non-cash expense category, is the amortization of the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.  During the quarter ended September 30, 2006, the company recognized an expense associated with employee stock option compensation of approximately $331,837 and approximately $123,637 of consulting expense.  During the same quarterly period of 2005, we recognized stock-based compensation expense for employees of $193,750 and consultants of $76,150.  The increase in stock-based compensation for employees of $138,087 (71.2%) represents the amortization expense as a result of new hires during the current year.  The increase in stock-based compensation expense for consultants of $47,487 (62.4%), reflects the end of the amortization period in the second quarter of 2005 for retention consulting arrangements after the reverse acquisition in June 2003.

The employee stock option expense recorded in 2005 represents the amortized value of the stock options in excess of their estimated fair value at the date of grant.  Whereas, the employee stock option expense in 2006 represents the amortization of the Black-Scholes fair value as outlined above in accordance with the use of SFAS 123(R) “Accounting for Stock-Based Compensation,” effective January 1, 2006.  SFAS 123(R) requires all share-based payments to employees or to non-employee directors as compensation for service on the Board of Directors, to be recognized as compensation expense in the consolidated financial statements based on the estimated fair values of such payments amortized over the estimated vesting period.  This standard was adopted on a modified prospective basis, as provided by SFAS 123(R).

Consulting expense, for stock-based compensation to consultants is based on the fair market value of the stock compensation, as remeasured on each reporting date, and amortized over the service period.

Other Income (Expense). Interest income from interest bearing accounts decreased approximately $11,756 (90.7%), to $1,204 for the quarter ended September 30, 2006.  The decrease is attributed to a lower average daily cash balance in interest bearing accounts during the third quarter of 2006. Interest expense for the current quarter of 2006 of $644,226 represents costs associated with the August convertible note, and includes $20,292 for accrued interest, $155,668 for amortized discount on the note, and $468,266 for the intrinsic value of the embedded conversion option.

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

Net losses for the periods reported reflect the consolidated results of operations of Guardian Technologies International, Inc. and its subsidiaries.  As discussed below, revenues for the nine months ended September 30, 2006, and 2005, were approximately $435,722 and $220,307, respectively, an increase of approximately $215,415 (97.8%).  Such revenues resulted from the sale, implementation and maintenance of our FlowPoint healthcare solutions.  We did not generate any revenue from the sale of our PinPoint product during the periods.  Also as discussed below, year-to-date net losses through September 30, 2006 and 2005, was approximately $7,489,496 and $10,719,294, respectively, or a $3,229,798 (30.1%) decrease.  The loss per common share, for the nine months ended September 30, 2006, decreased from $0.36 per share in 2005 to $0.22 loss per share in same period in 2006.  This results in a decrease in loss per share by $0.14, or 38.9%.

Net Revenues.  Net revenues from product sales and annual maintenance fees increased by $215,415, or 97.8%, to $435,722 in the first nine months of fiscal 2006, from $220,307 in the first nine months of fiscal 2005.  The increase resulted from higher sales of the FlowPoint product versus the same period of 2005.

Cost of Sales.  Year-to-date cost of sales was $536,872 (123.2%) versus 2005 for the same period of $561,319 (254.8% of net revenue), a decrease of approximately $24,447, or 11.3% of the $215,415 sales increase.  Cost of sales for the period includes fixed expense for the amortization of the Wise intangible asset for developed software of $338,470 in 2006 and $314,252 in 2005.  Other costs for 2006 of $198,402 and in 2005 of $247,067 represents expenses for purchased equipment and supplies for customers, installation labor and travel costs.  The decrease in other costs during the first nine months of 2006 is due to lower equipment and labor costs in the third quarter of 2006.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses decreased $3,640,492, or 35.0%, to $6,756,269 in the first nine months of fiscal 2006 as compared to $10,396,761 for the comparable period in fiscal 2005.  The table below details the components of selling, general and administrative expense, as well as the dollar and percentage changes for the nine-month period ended September 30.

	Nine Months Ended September 30 (Unaudited)
	2006 Restated	2005	$ Change	% Change

Payroll and related costs	$2,903,969	$2,163,823	$740,146	34.2
Professional fees	1,398,444	1,532,343	(133,899)	(8.7)
Research and development costs	603,054	639,568	(36,514)	(5.7)
Insurance costs	313,187	231,484	81,703	35.3
Rent - building and equipment	236,917	214,666	22,251	10.4
Travel and related	184,365	277,621	(93,256)	(33.6)
Miscellaneous expenses	343,012	366,330	(23,318)	(6.4)
Depreciation and amortization	102,424	56,357	46,067	81.7
Stock-based compensation	670,897	4,914,569	(4,243,672)	(86.3)
Total	$6,756,269	$10,396,761	$(3,640,492)	(35.0)

Salary, commissions, benefits and related costs increased approximately $740,146 (34.2%) due to a full nine months expense in 2006 on comparable staffing levels of employees.

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees.  Professional fees decreased approximately $133,899 (8.7%) due to: (i) decrease of $186,332 (23.2%) for outside consultants as a result of shifting to permanent staff versus outsourcing for two positions; (ii) decrease of $100,875 (26.4%) in all areas of legal costs; (iii) decrease of $37,744 for other services; and (iv) an increase of $191,052 (194.4%) in accounting fees as a result of the 2005 SEC review and restatement of our consolidated financial statements for the years ended December 31, 2003 and 2004, and for each of the quarterly periods in the nine months ended September 30, 2005.

Research and development costs for the nine-month period decreased by $36,514 or 5.7%, savings resulting from prior period costs incurred in establishing the library of images, and lesser dependency on outside consultants, as we continue to focus on meeting testing and validation timelines for the PinPoint product.

We incurred insurance costs of $313,187 in the nine months ended September 30, 2006, compared to $231,484 in the comparable period in 2005.  The increase of $81,703 (35.3%) is the result of our initiating greater liability coverage in late May 2005, and a full nine months expense in 2006 for Directors & Officers Liability, Errors & Omissions, Product Liability, Employee Practices, Acts of Terrorism and General Liability insurance coverage.

Rent expense for office and equipment increased by $22.251 (10.4%) to $236,917 in the first nine months of fiscal 2006, as compared to $214,666 for the same period in 2005.  The increase reflects our move to a larger facility in February 2005.

Travel and entertainment expense in selling, general, and administrative for the nine-month period ended September 30, 2006 of $184,365 compares to the same period for 2005 of $277,621, or a decrease of $93,256 (33.6%).  The reduction in frequency of travel in all selling and administrative areas is due to building a distributor network system during 2006.

Miscellaneous expense for the nine months ended September 30, 2006 of $343,012 compares to the same period for 2005 of $366,330, or a decrease of $23,318 (6.4%).  The decrease in 2006 reflects $124,105 of lower marketing tradeshows and conference costs to date, offset by a provision for doubtful accounts of $102,000 in 2006 versus no such provision in the same period of 2005.

Depreciation and amortization expense in selling, general, and administrative for the nine months ended September 30, 2006 of $102,424 compares to the same period for 2005 of $56,357, or an increase of $46,067 (81.7%).  The additional expense is due to capital expenditures during the course of Fiscal 2005 for computer and office equipment to meet the Company’s expanded staff level and a full nine months amortization in 2006.

Stock-based compensation expense for the first nine months of fiscal 2006 for employees was approximately $418,343 and for consultants of approximately $252,554, which represents the amortized portion of stock compensation in lieu of cash compensation.  During the same period of 2005, we recognized stock-based compensation expense for employees of $1,511,250 and consultants of $3,403,319.  The decrease in stock-based compensation for employees of $1,092,907 (72.3%) represents the impact of accelerating, in the fourth quarter of 2005, the expense of key management and staff hiring incentives using stock options.  Therefore, no amortization expenses carry forward into fiscal 2006.  The decrease in stock-based compensation expense for consultants of $3,150,765 (92.6%), reflects the end of the amortization period in the second quarter of 2005 for significant retention consulting arrangements after the reverse acquisition in June 2003.  Also, there was less dependency on stock-based compensation in the first nine months of 2006 for employees and consultants.

Other Income (Expense). Interest income from interest-bearing accounts decreased approximately $6,330, (34.3%), to $12,149 for the nine months of 2006.  The decrease is attributed to a lower average daily cash balance in interest bearing accounts during 2006, as a result of an increase in funds due to proceeds from the issuance of common stock and exercise of stock warrants during second and third quarters of 2005.  Current year-to-date interest expense of $644,226 represents costs associated with the August convertible note, and includes $20,292 for accrued interest, $155,668 for amortized discount on the note, and $468,266 for the intrinsic value of the embedded conversion option.

Fiscal 2005 Compared To Fiscal 2004

Revenues.  Net revenues from operations in 2005 were $432,186, an increase of approximately 328.0%, or $331,198, as compared to 2004.  Net revenues were derived from the sale of the FlowPoint product and software maintenance fees.  Net revenues for 2004 were $100,988.

Cost of Sales.  In Fiscal 2005, cost of sales were $805,503 versus Fiscal 2004 of $2,468,955, a decrease of approximately $1,663,452, or 67.3%.  Fiscal 2005, included full year amortization expense for the Wise intangible asset for developed software of $456,258, versus Fiscal 2004 of $197,278, and purchased equipment for customers in Fiscal 2005 of $289,873 in support of two (2) installations for FlowPoint, versus Fiscal 2004 of $11,296.  Fiscal 2004 also included amortization for the DEVision intangible asset purchased software of $761,650, and an impairment write-off for the balance of the DEVision software of $1,498,731.  Other costs for fiscal 2005, includes installation labor and other expenses of $59,372.  There were no installation labor costs or other expenses for fiscal 2004.

Selling, General and Administrative Expenses.  Selling, general and administrative (SG&A) expenses in 2005 were $12,805,838 compared to $25,844,553 in 2004, a decrease of $13,038,715 or 50.5%.  Salaries and other salary-related expenses for 2005 were approximately $3,283,028 compared to $2,114,831 in 2004, an increase of $1,168,197 (55.2%) due to: (i) additional staffing as a result of the acquisition of Wise Systems, Ltd. in July 2004, with a full year impact in 2005; and (ii) increased staffing to meet the technical work demands as we have expanded. Professional fees, including legal, accounting, and consulting services for 2005 were $1,800,235, compared to $1,057,071 in 2004, an increase of approximately $743,164 (70.3%), of which $631,855 is related to increases in technical consultants with expertise in specific areas to augment our internal staff.  Research and development expenses were $858,218 in 2005, compared to $740,566 in 2004, an increase of $117,652 (15.9%). Our research and development expenditures for development of PinPoint were $858,218 in 2005 and $722,829 in 2004.  The increase of $135,389, or 18.7%, was comprised of staff and consultancy costs.  Rental expense for office space and equipment, increased in Fiscal 2005 to $335,006, compared to Fiscal 2004 of $187,291, or an increase of $147,715 or 78.9%.

SG&A expense also includes depreciation and amortization charge for 2005 of $93,520 and Fiscal 2004 of $31,572, or an increase of $61,948 or 196.2%.  The additional expense is due to capital expenditures during the course of the year for computer and office equipment to meet our expanded staff level, and a full year impact of the Wise Systems acquisition of equipment acquired on July 27, 2004.

We have adopted an Amended and Restated 2003 Stock Incentive Plan to provide an incentive for employee performance and to align employee compensation with our success.  The cost of the employee compensation program is expensed in selling, general and administrative.  The expense was $1,540,025 in 2005, a decrease of approximately $4,168,931 (73.0%), compared to $5,708,956 in 2004.  In addition, as a strategy for maximizing working capital, we have elected to compensate certain outside consultants in common stock rather than cash.  At the end of each reporting period, we re-measured the unearned portion of the stock compensation.  The amortization for the value of stock compensation to outside consultants for Fiscal 2005 was $3,656,844, compared to $15,588,791 in 2004, a decrease of $11,931,947 (76.5%).  Fiscal 2004, represents a full year amortization for stock based compensation for outside consultant contracts initiated in the second and third quarters of 2003, and generally had a 24 months vesting period.

Other operating costs in SG&A expenses for Fiscal 2005 were $1,238,962, compared to $415,475 in Fiscal 2004, an increase of $823,487 (198.2%). The major components consist of: (i) full year business and professional liability insurance representing a $282,235 increase; (ii) increased marketing and tradeshows expense of $131,981; and (iii) $231,008 increased travel and entertainment as w expanded internationally.

Interest Expense.  There was no interest expense for Fiscal 2005 compared to Fiscal 2004 of $1,027,560.  Interest and note discount expense in Fiscal 2004, of $1,013,397, was related to the December, 2003 bridge note.  The bridge note was converted to common stock on April 28, 2004.  The balance of the interest expense in Fiscal 2004, of $14,163, was related to the acquisition of Wise Systems in July, 2004.

Net Loss and Net Loss per Share.  Net loss for Fiscal 2005 was $13,147,446, compared to Fiscal 2004 of $29,220,176, or a decreased net loss of approximately $16,072,730 or 55.0%.   Net loss per share for Fiscal 2005 was $0.43, versus Fiscal 2004 of $1.45, based on weighted average shares outstanding of 30,563,516 and 20,086,795 respectively.   The major categories of decreases in net loss for Fiscal 2005 are associated with: (i) lower stock-based compensation expense for employees and consultants by $4,168,931 and $11,931,947 respectively; (ii) decreased cost of sales by $1,663,452; (iii) increased revenue by $331,198; (iv) decrease in interest expense of $1,027,560; and (v) offset somewhat by increases in labor and related cost of $1,168,197, increase in the use of professional services by $743,164, and $147,715 higher rent expense in support of the increased staffing levels.

Fiscal 2004 Compared To Fiscal 2003

Revenues.  For Fiscal 2004, our net revenues were $100,988.  Revenues were derived from the initial sale of our DEVision compression software and software maintenance fees realized for the five months of ownership of Wise Systems Ltd.  There were no revenues recognized in Fiscal 2003.

Cost of Sales.  Fiscal 2004 cost of sales were $2,468,955, our first year of revenue.  There were no cost of sales for 2003.  Fiscal 2004 costs included: (i) partial year amortization expense for the July, 2004 purchase of the Wise intangible asset for developed software of $197,278, (ii) purchased equipment for customers of $11,296, (iii) amortization of the DEVision intangible asset purchased software of $761,650, and (iv) impairment write-off for the balance of the DEVision software of $1,498,731.

Selling, General and Administrative Expenses. Our SG&A expenses for Fiscal 2004 were $25,844,553, as compared to $6,501,018 for Fiscal 2003, an increase of $19,343,535 or 297.5%.  Salaries and other salary-related expenses were $2,114,831 in Fiscal 2004 and $1,229,193 in Fiscal 2003, an increase of $885,638, or 72.1%.  The increase is due to increases in staffing numbers from the acquisition of Wise Systems, Ltd. and to meet the technical work demands as we expand.  Professional fees, including consulting services, were $1,057,071 in Fiscal 2004, as compared to $329,720 in Fiscal 2003, an increase of $727,351, or 220.6%.  The major categories of increases are: (i) accounting and audit fees increased $60,401 due to a full year of services; (ii) legal fees increased $242,175 associated with our SEC filings and costs related to defending against two lawsuits; and (iii) $349,028 of increase due to our extensive use of outside consultants, with expertise in specific areas, to augment its internal technical staff.  Research and development expenses for Fiscal 2004 were $740,566 as compared to $287,414 for Fiscal 2003, an increase of $453,152 or 157.7%.  Our research and development expenditures were comprised of staff and consultancy costs expensed primarily on the development of PinPoint.  Rental expense increased to $187,291 in Fiscal 2004 from $64,920 in Fiscal 2003, an increase of $122,371 or 188.5%, due to expansion of existing office space during 2004 to accommodate the increased staff as the company expanded.  Other operating expenses were $415,475 and $285,795 in Fiscal 2004 and 2003, respectively, an increase of $129,680, or 45.4%, due to: (i) full year business and professional liability insurance representing a $50,723 increase; (ii) increased marketing and tradeshows expense of $80,491; and (iii) $44,924 increased travel and entertainment as the company expanded domestically.

Depreciation and amortization charge for Fiscal 2004 was $31,572, as compared to $26,734 in Fiscal 2003, an increase of $4,838 or 18.2%.  Included in the Fiscal 2004 depreciation expense is five months of depreciation of the assets acquired in the Wise Systems Ltd. acquisition which occurred in July 2004.

We have adopted an Amended and Restated 2003 Stock Incentive Plan to provide an incentive for employee performance and to align employee compensation with our success.  During Fiscal 2004 and Fiscal 2003, the Company recognized $5,708,956 and $1,285,944, respectively, of employee compensation expense an increase of $4,423,012 or 344.0%.  Fiscal 2004 represents a full year amortization for stock based compensation to employees initiated in the second, third, and fourth quarters of 2003, as well as additional options granted during the first quarter 2004, and generally had a 24 month vesting period.  In addition, as a strategy for maximizing working capital, we have elected to compensate some outside consultants in common stock rather than cash.  At the end of each reporting period, we remeasure the unearned portion of the stock compensation.  The amortization of the value of the stock compensation to outside consultants was $15,588,791 in Fiscal 2004, as compared to $2,991,298 in Fiscal 2003, an increase of $12,597,493 or 421.1%.  Fiscal 2004 represents a full year amortization for stock based compensation for outside consultant contracts initiated in the second and third quarters of 2003, and generally had a 24 month vesting period.

Interest Expense.  Interest and note discount expense for Fiscal 2004 was $1,027,560, compared to Fiscal 2003 of $80,629, an increase of $946,931.  Interest and note discount expense related to the December, 2003 bridge note was $1,013,397 in Fiscal 2004 and $77,629 in Fiscal 2003.  The bridge note was converted to our common stock on April 28, 2004. The balance of the interest expense in Fiscal 2004 of $14,163 was related to the acquisition of Wise Systems in July, 2004.

Net Loss and Net Loss per Share.  Net loss was $29,220,176 for Fiscal 2004, compared to a net loss of $6,581,647 for Fiscal 2003, an increase of $22,638,529, or 344.0%.  Net loss per share for Fiscal 2004 was $1.45, based on weighted average shares outstanding of 20,086,795, compared to a net loss per share of $0.79 for Fiscal 2003, and based on weighted average shares outstanding of 8,314,785.  The increase in net loss in Fiscal 2004 is due to the increases in operating expenses, amortization expense of the DEVision intangible asset purchased software of $761,650, interest expense as outlined above, and impairment losses as outlined below.  The major categories of increases in operating expenses are associated with increases in amortization of employee stock-based compensation of $4,423,012 (344.0%), increases in amortization of stock-based compensation to consultants of $12,597,493 (421.1%), increases in professional fees of $727,351 (220.6%), staff increases of $885,638 (72.1%), and increased research and development expense of $453,152 (157.7%).

Impairment Losses. For Fiscal 2003, we incurred an impairment loss on acquired software licenses of $140,000 relating to the impairment in carrying value of MCubix licenses acquired from Diagnos, Inc.  We terminated an exclusive distributorship agreement with Diagnos in Fiscal 2003 and ceased the use of the MCubix software.  Based on the circumstances, the investment was permanently impaired and we recorded impairment for the full carrying value.

On September 18, 2003, we entered into an Alliance Partner Agreement with Telinks Canada Ltd. (“Telinks”) to jointly provide a broad range of intelligent systems solutions to the existing and future clients of Telinks and Telinks’ affiliated companies.  The Alliance Partner Agreement provided Guardian with a minimum guarantee of $2 million in revenues.  The sole owner of Telinks was granted a warrant to acquire 200,000 shares of common stock at an exercise price of $2.00 per share.  The fair value of the warrants on the date of grant was used to value the other long-term asset, which was to be expensed to stock compensation on a pro rata basis as the $2 million in guaranteed revenues were recognized.  However, as it became evident the revenues were not materializing, we determined that the warrants would not be issued.  This resulted in the reversal of the $145,684 deferred cost as of December 31, 2004.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including, but not limited to, certain compression software technology described as Difference Engine’s Visual Internet Applications, or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets has been allocated to acquired intangible assets (software).  As of December 31, 2004, we determined, based on estimated net intangible value calculations that the asset is impaired and we wrote-off $1,498,731 to cost of sales.

Contractual Obligations and Commitments.  We have no capital commitments except under the property lease for the corporate headquarters located in Herndon, Virginia, and the Corsham, UK office.

In March, 2006, we exercised the review date provision of the Corsham, UK office lease and notified the property manager of termination of the lease as of September 29, 2006. The lease obligation for the Corsham, UK office is reflected in the minimum lease obligation for the period through September 29, 2006.

The following table summarizes our contractual obligations under the leases as follows:

For Year Ending December 31,	Property Leases
2006	$ 276,951
2007	$ 278,215
2008	$ 285,180
2009	$ 292,298
2010 and thereafter	$ 98,229
Total	$1,230,873

In addition to the property leases, we are conditionally obligated to redeem shares related to the acquisition of intellectual property (IP) from Difference Engines.  As of December 31, 2005, and as more fully disclosed in Notes 2 and 7, a conditional redemption value of $1,306,420 was estimated and recorded.

CRITICAL ACCOUNTING POLICIES

In December 2001 and January 2002, the Securities and Exchange Commission (“SEC”) requested that all registrants list their three to five most “critical accounting policies” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.  The SEC defined a “critical accounting policy” as one which is both important to the portrayal of the company’s financial condition and results of operations, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition.  Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, we recognize revenue according to the AICPA SOP 97-2, Software Revenue Recognition, and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  We allocate revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, we determine the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when the services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses is recognized upon shipment provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.

Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates our direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development and Capitalized Software Costs.  Costs incurred in connection with the development of software products that are intended for sale are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred prior to technological feasibility being established for the product are expensed as incurred.  Technological feasibility is established upon completion of a detail program design or, in the absence, completion of a working model.  Thereafter, as long as no high-risk development issues exist, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value.  Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.  Amortization commences when the product is available for general release to customers.  At the end of each reporting period, the unamortized portion of capitalized software costs is compared to net realizable value for impairment.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including, but not limited to, certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets has been allocated to acquired intangible assets (software).  As of December 31, 2004, based on net realizable value calculation, the asset is deemed impaired, and we have taken a $1,498,731 write off, which is reflected in cost of sales.

Valuation of Long-Lived Assets Including Acquired Intangibles.  Except for capitalized software costs that are subject to impairment testing at the end of each reporting period, we review property and equipment and certain identifiable intangible assets for impairment, whenever events or changes in circumstances indicate the carrying amount of such an asset may not be recoverable.  Recoverability of these assets is measured by comparison of their carrying amount to future undiscounted cash flows that the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized in earnings equals the amount by which the carrying value of the assets exceeds their fair estimated value, or net realizable value in the case of software technology.

Impairment of Excess of Purchase Price Over Net Assets Acquired.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, "Goodwill and Other Intangible Assets." Under this standard, goodwill is no longer amortized over its useful life, but is tested for impairment on an annual basis and whenever indicators of impairment arise.  Under the provisions of SFAS No. 142, any impairment loss identified upon adoption of this standard is recognized as a cumulative effect of a change in accounting principle.  Any impairment loss incurred subsequent to the initial adoption of SFAS No. 142 is recorded as a charge to current period earnings.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities as of December 31, 2005 and 2004.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. Currently, we use the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of our financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach,” because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 also permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  Initially, we will adopt the provisions of SAB 108 using the cumulative effect transition method in connection with the preparation of our annual financial statements for the year ending December 31, 2006.  Currently, we are evaluating the impact of the provisions of SAB 108 on our consolidated financial statements, but do not expect that the adoption of SAB 108 will have significant impact on our financial position or results of operations for the foreseeable future.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007. Currently, we are evaluating the impact of the provisions of SFAS No. 157 on its consolidated financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.  We are currently evaluating the impact of the provisions of SFAS No. 155 on our consolidated financial statements.

In June 2005, the FASB issued Statement of Financial Accounting Standards issued Statement of Financial Accounting Standards No. 154 “Accounting Changes and Error Corrections” “SFAS 154). SFAS 154 replaces APB Opinion No. 20 “Accounting Changes” and SFAS No. 3 “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The implementation of SFAS 154 is not expected to have a material impact on our consolidated financial statements in the foreseeable future; however, its provisions were considered in our restatements for the years ended December 31, 2003 and 2004.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which addresses the accounting for share-based compensation transactions.  SFAS No. 123(R) eliminates the ability to account for share-

based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies as of the first interim or annual reporting period that begins after December 15, 2005. We adopted this standard on January 1, 2006, on the modified prospective basis, as provided by SFAS No. 123(R).  Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on our financial position and results of operations for the foreseeable future.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs.” This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage).  In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for us beginning in 2005.  This pronouncement is not expected to have a material impact on our financial position or results of operations for the foreseeable future.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an Amendment of Accounting Principles Board ("APB") No. 29.” This statement amends APB Opinion No. 29, "Accounting for Non-Monetary Transactions.”  Earlier guidance was based on the principle that exchanges of non-monetary assets should be based on the fair value of the assets exchanged and APB No. 29 included certain exceptions to this principle.  However, FASB 153 eliminated the specific exceptions for non-monetary exchanges with a general exception rule for all exchanges of non-monetary assets that do not have commercial and economic substance.  A non-monetary exchange has commercial substance only if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005.  This pronouncement is not expected to have a material impact on our financial position or results of operations for the foreseeable future.

OUR BUSINESS

Introduction

We are a technology company that designs and develops “imaging informatics” solutions for delivery to our target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We consider our product suite a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

We understand the challenges facing our clients such as staffing shortages, declining revenues, declining reimbursements, integration complexities, information accuracy across systems, and competitive pressures.  We develop our solutions and services to help our clients meet those challenges head on by accelerating their productivity so they can work more efficiently with the same staff.

Each of our target markets share certain common characteristics:

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Each is large, growing, and underserved.

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Each faces significant current and ongoing problems related to exponential data volume growth versus decreasing information quality.

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Each requires new approaches to its challenges, as previous solutions have become less effective.

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Each faces an evolving regulatory environment.

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Each requires sophisticated solutions that build on a common platform that can be easily customized.

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Each requires the ability to derive intelligent, timely, and useful informational value from digital images.

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Most importantly, Guardian’s core competencies and newly developed techniques apply with little modification across all of the market problems we are addressing.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as we develop new or enhanced solutions we expect to expand into other markets, such as military and defense utilizing hyper-spectral technology and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.

Our Business Strategy

Our strategic vision is to position our core technology as the de facto standard for digital image analysis, knowledge extraction, and detection.  Our strategy is based upon the following principal objectives:

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Maintain product development and sales/marketing focus on large, underserved, and rapidly growing markets with a demonstrated need for intelligent imaging informatics.

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Leverage Guardian’s technology, experienced management team, research & development infrastructure, and access to capital to acquire/develop complementary technologies/products.

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Focus our talents on solving highly challenging information problems associated with digital imaging analysis.

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Establish an international market presence through the development of a significant OEM/Reseller network.

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Build and maintain a strong balance sheet to ensure the availability of capital for product development, acquisitions, and growth.

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Acquire other healthcare information companies with product focus, reputation, and market share in the areas of cardiology, pathology, laboratory, orthopedics, and ophthalmology.

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Seek to broaden our investment appeal to large institutions.

To achieve our strategic vision, we are aware of the need to exercise financial and operational discipline necessary to achieve the proper blend of resources, products and strategic partnerships.  These efforts will accelerate our ability to develop, deploy and service a broad range of intelligent imaging informatics solutions directly to our target markets and indirectly through OEM/value added reseller (“VAR”) partners.

Our Acquisition Strategy

Acquisitions are a key component of our overall business strategy.  We have developed a bifurcated strategy that focuses the underlying goals on each of our two target marketplaces: aviation/homeland security and healthcare.  Always at the nucleus will be our core technologies in “intelligent imaging informatics.”  While our overriding general strategies are to develop new products/technologies, new clients, new markets, or additional revenue base, we have explicit strategies, as follows:

Security

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Leverage PinPoint technologies into new market opportunities

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Expand PinPoint capabilities through new technologies

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Expand breadth of product/service offerings to existing clients

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Position Guardian as the leading provider of imaging solutions for security/defense/military applications

Healthcare

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Leverage PinPoint detection capabilities to develop a computer-aided detection solution for the analysis of medical imagery and the identification of disease or medical anomalies

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Expand our healthcare information systems into cardiology, pathology, laboratory, orthopedics, oncology, and ophthalmology markets.

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Position Guardian as the leading provider of imaging solutions for all healthcare modalities

There can be no assurance that we will be successful in implementing our acquisition strategy, that we will be able to identify any acquisition target, that we will have sufficient cash to effect any acquisition, or that we will be able to effect any acquisition upon terms satisfactory to us.

Our Products

Our Core Technology- 3i Engine

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  To date, the technology has been tested in the area of threat detection for baggage scanning at airports.  However, varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

While the security/defense/military marketplace has absorbed the majority of our research and development activities, the healthcare marketplace may represent the larger opportunity.  Our research scientists have performed preliminary development activities in the areas of mammography, oncology, and ophthalmology with exceptional results.  As the research and development area of the Company grows in headcount and specific medical expertise, we will be able to fully utilize the pioneering and diverse capabilities of our technology to assist physicians in the detection of previously undetected diseases and medical anomalies in all digital imaging examinations.

Our Principal Products

Our principal products are:

Aviation/Homeland Security Technology Solution - PinPoint

Combining proprietary technology platforms in imaging and knowledge extraction, we have developed an “intelligent imaging informatics” solution, PinPoint, that can identify threat items; notify screeners of the existence of threat items; and, speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).

Our objective is to become the leading provider of contraband detection systems worldwide and to extend its technology expertise to address broader applications for detection. Specific elements of our growth strategy are to enhance our technological leadership, expand our sales and marketing organization, leverage our detection technology expertise to enter new markets for detection, and selectively pursue strategic relationships and acquisitions.

In summary, the principal features of our PinPoint product are as follows:

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Intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.

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Operates on a UNIX platform, contains an application interface for ease of use and connectivity, and is hardware agnostic.

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Two utility patents and eleven provisional patents have been filed on the underlying technology.

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Independently tested to high levels of reliability.  Outperformed current technologies by increasing detection rates and lowering false positives (current performance data based on reports by industry experts).

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Multi-process application built on a foundation of algorithms, image filters, statistics, and physics.

We believe PinPoint has not reached technological feasibility as certain high-risk development issues are not addressed until PinPoint is integrated with manufacturers’ scanning equipment.  An extended alpha version (test version beyond internal testing) working model of PinPoint was completed and delivered to East Lin Group, Tarcusskaya Street, 8A, Moscow, Russian Federation on November 14, 2005, and a live environment test of PinPoint was conducted at Domodedevo Airport in Moscow.  PinPoint is available for sale to customers; however no sales are anticipated until we are able to seamlessly integrate with the manufacturers’ scanning equipment.

The “intelligent imaging informatics” engine, which serves as the foundation for the PinPoint product, adapts readily to the analysis and detection of objects of interest across divergent digital sources:  still images, video, and hyper spectral images.  The 3i technology platform can be deployed across many automated detection applications:  cargo scanning, body scanning, military target acquisition, healthcare disease detection and anomaly identification, and to perform satellite remote sensing ground surveys.  Our research and development activities to adapt our 3i technology to many of these detection applications have already commenced.  Most of the fundamental ‘ground truths’ associated with baggage scanning hold true for body scanning; however, the hardware technology for body scanning is not as advanced as the baggage scanners due to their potential physical impact on humans.  Our research and development work has also included, on a preliminary basis, the development of 3i technology for deployment in the hyper spectral environment.  One such use within the hyper spectral environment would be a military use for target acquisition.

Healthcare Technology Solution - FlowPoint

FlowPoint RIS/PACS is a next-generation adaptive solution for the radiology enterprise that logically integrates images, voice and data.  Via an open systems integration with existing infrastructure, our FlowPoint RIS/PACS solution enables workflow for any third-party, Digital Imaging and Communications in Medicine (DICOM)-compliant PACS and may supplement or replace the PACS with its inherent imaging capabilities to uniquely suit the client requirements, migration strategy, budgets and timeframes.

Our FlowPoint intelligent imaging information system delivers more personal integrated workflow experiences to users via a new breed of smart technologies designed to integrate with and fully service the entire radiology enterprise.  Guardian’s feature-rich web services RIS/PACS solution has been designed to be configurable and scalable to meet their current and future needs.

Our strategic acquisition of Difference Engines in December 2003 provided Guardian with a uniquely designed predictive image compression technology.  We fully integrated our acquired compression technology with the technology of Wise Systems Ltd., a company we acquired in July 2004, to provide Guardian with a product platform which we offer as our FlowPoint product.  See “Our Company – Recent Acquisitions.”

Guardian’s DEVision product increases “lossless,” completely reversible compression ratios compared with competitive products.  Standard techniques can losslessly compress radiology images between 1.5-3 times; DEVision currently averages over 5:1, with a target average of up to 10:1. For image types such as x-ray and mammography, which can be 300MB each, such an improvement creates dramatic cost savings in archiving and reduces network throughput both inside the enterprise and for offsite tele-radiology.

Web services represent an efficient platform on which Guardian builds distributed applications with interoperability as the highest priority. This software architecture provides an easy and economical upgrade path to new features and applications for the continual enhancement of our FlowPoint product’s performance and value.  Our web services approach provides a flexible clinical platform.  FlowPoint’s web services design, which includes Extensible Markup Language (XML), DICOM and Health Level-7 (HL-7), provides an exceptional approach for integrating disparate information systems, optimizing healthcare professionals’ workflow, providing ready access to images, reports and other critical information, and significantly improving the levels of satisfaction for referring physician’s and other caregivers utilizing radiology information.

David Smith, Vice President and Research Director for the Gartner Group, had this to say about Web services, "Simple in nature and timely in their emergence, Web services will drive the next generation of software. Web services will serve as an attractive means through which enterprises can gain access to software and business services.  Businesses that ignore its potential, or decide to sit out its early stages will find themselves outpaced by rivals that take advantage of Web services to improve their agility and even to transform themselves into new kinds of enterprises."

Guardian recognizes that radiology healthcare today requires not only an adaptable and efficient technology strategy, but also a flexible financial strategy to meet the needs of a challenging and competitive industry.  To meet these demands, Guardian provides various acquisition programs tailored to our clients’ individual needs.

In summary, the principal features of our FlowPoint products are as follows:

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Radiology Information System (RIS) and Picture Archiving & Communication System (PACS).

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Manages radiology workflow, patient information, treatment history, and billing information.

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Manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

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Software applications developed using Microsoft .NET technology.

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Modular structure.

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Ease of customization.

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Ease of integration to other software applications.

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Adapted for use in the United States marketplace.

MARKET AND COMPETITION

Aviation Security Screening Products

Market

Initially, management has focused its principal development and marketing efforts for its PinPoint product on the market for airport baggage screening technology solutions. However, as discussed further below, and although there can be no assurance, management believes that its PinPoint solution is also capable of being adapted for use in the people portal and cargo screening markets.  The following discussion focuses on the market for baggage screening solutions; however, we have also provided an overview of the potential market for people portal and cargo screening technology solutions, potential future markets for our PinPoint product.

Baggage Screening Market

Security oversight of airports in the United States is overseen by the Transportation Safety Administration (“TSA”) with an annual operating budget in excess of $5 billion.  TSA has the responsibility for over 480 U.S. airports with a combined inventory of baggage scanning equipment (checked baggage area and the carryon baggage area) in excess of 6,000 scanners.  While exact statistics on the number of scanners deployed in the rest of the world are not readily available, management estimates that the market is four times greater than the U.S.  In addition to baggage scanners, airports worldwide are faced with replacing or supplementing existing metal detectors for passenger processing.

Since the events of September 11, 2001, there has been a major growth surge in the baggage screening industry.  In the decade leading up to 9/11, the U.S. market for baggage screening products and services maintained a steady $400-$600 million per year.  Since 9/11 the industry has reinvented itself almost from the ground up.  The growth in the marketplace for baggage screening products and services arises as a result of the TSA’s need to position itself to accommodate the forecasted growth in demand from 2 billion baggage screening transactions in 2001, to 7.3 billion in 2006 and 17.6 billion in 2010. See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”

Technology is expected to convert the marketplace from a largely services (labor-driven) environment to “technology intensive.”  The current baggage screening technology is a stopgap measure rather than a delivering solution.  By 2006, the fused technologies "checkpoint of the future" will dominate the market.  It will provide multi-threat screening (next generation bombs weapons and weapons of mass destruction). Sectors such as aviation, maritime and mass transit, public gathering sites and government and private sector sensitive sites will spend an accumulated $60 billion on hand-held baggage screening equipment, service and infrastructure during the 2003-2010 period (compared to an accumulated $7 billion during the 1994-2001 period). See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  The marketplace places a premium on the newest innovations in hardware technology, but fails to realize how a threat detection software solution could possibly succeed.  Because of that fallacy, the marketplace has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.

Our challenge with our PinPoint product is to establish the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.  Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin. Through our joint efforts, we have been able to establish the necessary testing standards and methods. While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.  Further, through our contractual relationships with EGC International, BridgeTech International, and Fowler International we have commenced the marketing and sale of PinPoint to the international community.  These relationships are a significant strategic component of our growth strategy as they provide us the sales and marketing reach that we would not otherwise be able to staff or fund.  These relationships have resulted in five opportunities to-date, each requiring an export license for which we have made application, with three such licenses having been issued by the U.S. Department of Commerce.

During the fourth quarter of 2005 and the first quarter of 2006, we commenced and successfully completed pilot tests in two locations: Moscow, and Caracas.  Management believes that market acceptance of PinPoint in these two markets as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint as the “intelligent image” analysis solution for areas such as target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.

The discussion of the market for our PinPoint product focuses on the aviation security industry in the U.S.  Reliable data for markets outside the US are not readily available or may not be reliable.  Guardian is currently teamed with Lockheed Martin to pursue the deployment of PinPoint for U.S. airport security checkpoints.  It is anticipated that the Company could realize its first revenues from the U.S. market sometime during the later part of the third quarter or the fourth quarter of 2006.  However, management believes that the Company will generate revenues from PinPoint internationally prior to earning its first U.S. revenues.  The reasoning for this position is twofold: (i) the Company has established/is in the process of establishing Distribution/Reseller Agreements in Russia, China and Taiwan, and Central and South America, and (ii) the Company is involved in several opportunities for the sale of PinPoint in, Russia, and Venezuela.

As the global Homeland Security marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor.   Homeland Security Research Corp.’s analysis, the 2006 – 2015 Homeland Security & Homeland Defense Global Market forecasts that this trend will lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) will only double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at U.S. airports and other similar facilities, such as PinPoint, is not readily discernible from publicly available information or independent research reports. However, management estimates, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, management estimates that the worldwide market for solutions such as PinPoint is estimated to be approximately twice the United States’ Homeland Security budget.  These estimates have been prepared by Guardian’s management and reflect certain assumptions of such management.  There can be no assurance that these estimates are or will prove to be accurate or that budget allocations or these estimates may not change, based upon changes in government’s budget priorities and other factors.

In addition to the baggage screening market, management expects to target the following additional markets for PinPoint.  Further evaluation and market studies are required in order for a business plan to be developed and the assessment of development efforts necessary before entering the “People Portal” and “Cargo Scanning” markets.

People Portals

Almost every threat that requires people screening is currently monitored by a different system (explosives, weapons, biological, chemical, and nuclear/radiological).  Management believes that today's people screening systems deliver unacceptable performance (high ‘false alarm’ rates, slow processing throughput, continued dependence on human detection, and high transaction costs).  Over a period of 10 years (2001-2010) the total U.S. annual people screening outlay is expected to grow to over 15 times its current size.  Sales of $590 million in 2001 are forecasted to grow to $3.5 billion in 2006 and to $9.9 billion in 2010. The compound annual growth rate is expected to be over 50% for the 2003-2010 periods. The addressable market of people portals that utilize imaging as its detection methodology is a sub-set, which is estimated at 50% of the entire forecasted market of which management believes PinPoint can address.  See HSRC report, “2003-2010 People Screening Weapon & Explosives Detection Market Report.”

It is management’s belief that the current people portal technology fails to meet the post-9/11 requirements. It is management’s belief that the technology will undergo dramatic technological changes when the multiple-threats "checkpoint of the future" is introduced.  The accumulated U.S. investment in people screening during the 2003-2010 period is expected to be over $50 billion.  During the 2006-2010 periods, over 80% of sales of people portal systems in the US are expected to be for technologies that were not in existence in 2003.  The cost of screening a single person will be reduced by a factor of 10 from $4-$5 per person to under $0.50 for the same procedure.

Cargo Scanning

Currently, less than 1% of worldwide shipped cargo is screened, and even with that small of a sampling the screening is only preformed to identify a limited number of threats, not the entire array of threats (explosives, weapons, biological, chemical and radiological/nuclear). Terrorism threats to disrupt western economies, and regulatory changes driven by the U.S., specifying requirements for cargo shipped into the U.S., are expected to bring dramatic changes in this industry.  Management believes that the 10 companies currently active in the field of cargo inspections will have to redesign their systems to meet the post 9/11 threat of weapons of mass destruction.  Through market studies, which the company will undertake before expended significant resources, an assessment of market penetration, and developmental requirements will be completed which will clearly identify the company’s PinPoint product introduction into this market.

The aviation sector alone handles more than 60 billion tons of cargo per year, and is growing at a rate of 9% per year.  Total cost of added security for airline cargo alone is forecasted to surpass $2 billion in 2006 in the U.S.  Present airline insurance costs are $6 billion/year, six times higher than their pre 9/11 levels.  See HSRC report, “2003-2010 Cargo Screening Market Report.” A single cargo terror event is expected to drive these costs even higher. The events of 9/11 caught the luggage and large parcel industry by surprise, since this industry was operating on a schedule that required the introduction of proper solutions only by 2025. With existing technologies and budgets, it is impossible to deliver screening for more than a small fraction of luggage and parcels, and even that only at essential and ultra sensitive sites.

Competition

The competition between the manufacturers of baggage (hand-held and small parcel) screening, luggage and large parcel screening, people screening for weapons and explosives detection, container and vehicle screening, and cargo screening is intense.  These same equipment manufacturers represent Guardian’s major competition: AS&E, Smiths-Detection, OSI Rapiscan, GE-InVision, and L3, each of which is better capitalized and has greater marketing and other resources than Guardian.  The competition between manufacturers is so intense in view of amounts appropriated by the U.S. Government for threat detection technologies. What is not so obvious is that the manufacturers that once held the largest share of installed base are at risk due to aging and inadequate technology.  Due to the agnostic nature of PinPoint, we believe we can integrate PinPoint with any manufacturer’s scanning equipment.  We believe our technology improves the efficiency of the underperforming hardware and extends the obsolescence of the existing scanning equipment.  Funds previously appropriated for the upgrade or replacement of the in-place scanners could then be redeployed for the acquisition of required technologies such as body scanners or cargo scanners.

The equipment manufacturers in conjunction with software companies and academic institutions are attempting to develop sophisticated solutions to aid in the detection of contraband substances.  To date there has been no known solution developed.  We believe that Guardian’s approach is unique in that it is a non-intrusive adjunct to the current manufacturers’ products.  The enhancement identifies contraband at an accuracy level that is higher than the methodology used today by TSA.

The market for contraband detection systems software is anticipated to become intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the aviation security market, and as we develop additional capabilities and enhancements for PinPoint and new applications for our technology. Historically, the principal competitors in the market for explosive detection systems have been GE-InVision, Vivid Technologies, Inc., EG&G Astrophysics, Smiths-Detection, Thermedics Detection Inc., and Barringer Technologies Inc. Each of these competitors provides aviation security solutions and products for use in the inspection of checked and carry-on luggage.  We expect certain major corporations competing in other markets to enter the aviation security market.

Guardian believes that its ability to compete in the aviation security market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of checked and carry-on baggage. Although we believe that PinPoint is superior to its competitors’ products in its detection capability and accuracy, PinPoint must also compete on the basis of price, throughput, and the ease of integration into existing baggage handling systems. Certain of our competitors may have an advantage over our existing technology with respect to these factors.

Healthcare Systems

Market

The market for imaging and radiology technology in the U.S. is highly fragmented and we face competition from other companies that are developing products expected to be competitive with our products. We compete with both large multinational solution providers and smaller companies. Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.  Establishing Guardian as an industry recognized healthcare solution provider and FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS) will be a long-term effort.

In the U.S., we are concentrating on the radiology marketplace, and more narrowly on free-standing single and multiple site radiology practices and small hospitals (<200 beds). While our technology and services are applicable to other provider specialties, radiology presents a set of unique challenges and opportunities.

According to the American Hospital Association, there are approximately 5,801 hospitals in the U.S.  Approximately one-third have less than 200 beds and according to the American Medical Information, Inc., there are approximately 2,795 major diagnostic imaging centers and more than 5,000 smaller imaging centers in the U.S.  Further, according to market analysts Frost and Sullivan in their 2002 report, less than 30% of our target markets are currently utilizing a PACS to achieve a filmless workflow environment and even fewer have fully integrated RIS/PACS providing a truly filmless environment or paperless workflow.  Industry experts, Frost and Sullivan, estimate the size of the RIS/PACS market to reach 1.8 to 2.2 billion dollars in annual sales by 2007. Professional service revenues are expected to add an additional 150 million dollars in revenue in this growth market. The diagnostic imaging center and small hospital market segments (hospitals under 200 beds) are forecasted to see much of this growth. Approximately 36 % of the hospital and imaging center providers in the U.S. are expected to have integrated RIS/PACS by 2007.  We compete against certain emerging companies who offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe that our integrated web enabled service offerings afford us a competitive advantage over our competitors.

Due to a convergence of improved technology along with the need to communicate over vast distances and the declining prices in hardware associated with providing RIS and PACS, a large segment of the healthcare marketplace is now eager to obtain these services. This historically underserved market now has many more options than the proprietary solutions historically provided by large film and modality vendors and traditional PACS vendors.

As we launch our fully integrated and scalable RIS/PACS product in the largest world market, the U.S., we are confident that there is a valuable opportunity to obtain market share in the near future.

Healthcare organizations face increasing regulation and scrutiny by federal, regional and local authorities. Compliance with regulations governing healthcare cost reimbursement, insurance, and administration impose financial burdens on healthcare organizations. Recently, proposed and final regulations published under the Health Insurance Portability and Accountability Act of 1996 has created significant operational challenges to healthcare providers and payers.

There are major challenges facing the modern radiology enterprise; increased pressure to improve quality of care while controlling and reducing health care costs; growing complexity of the practice and delivery of healthcare; growing competition among diagnostic imaging centers, hospitals, medical group practices and outpatient surgical centers for imaging share; severe shortages of trained and qualified personnel; increased demand of an aging population for healthcare and radiological procedures; increased demand for convergence and integration of all types of patient information; increased need to distribute, share and collaborate critical information ubiquitously in the healthcare enterprise and remote centers and required compliance to complex regulations and standards.

Radiology is inexorably moving from film to digital, and this is creating enormous amounts of data that must be catalogued, managed, moved, and archived.  Newer imaging technologies such as CT (computerized tomography) and MRI (magnetic resonance imaging) are digitally incepted (though in practice, reads of these modalities are often done by printing film from the digital image).  Even historically film-based modalities such as general x-ray and mammography are moving toward digital inception. It has not happened as quickly as some people had predicted, but the pace is quickening.

As digital modalities drive radiology toward film-less, the data volumes become huge. For example, a single mammography study is 300 megabytes, and a large center can do hundreds in a day.  A CT or echocardiography study can be 30-50 gigabytes.  In many cases records must be kept for 7 years, 10 years, or even the lifetime of the patient.

Patient records in radiology are increasingly managed on computers; however, the vast bulk of the radiology archive is still in millions of linear feet of film racks.  Radiology IT systems fall into two broad classes:  picture archiving and communication systems, or PACS, and radiology information systems, or RIS.  The increasing trend is for full integration of PACS and RIS, both at the macro software level, and at the patient record level.

There were approximately 350 million imaging procedures performed in the U.S. in 1998, according to Dr. Bob Bell, R. Bell & Associates in February 2000.  The National Healthcare Statistics Group of HHS estimates total U.S. patient spending on radiology at $75 billion annually, with a 9-12% growth rate.  Capital expenditures on diagnostic imaging equipment are $4.52 billion annually, according to “Economic Analysis of Filmless Radiology,” by Charles Flagle, of which our product FlowPoint is a component.

Competition

We face competition from other providers of radiology information services providers.  The current diagnostic imaging market is highly fragmented.  In this market, it is widely accepted that there is no “one size fits all product” available.  However, there are companies that have or are developing comparable integrated, web-enabled products:  (e.g. Merge, Amicas/Vitalworks, DR Systems, Swearinger, and Ramsoft).

In the area of integrated RIS and PACS workflow applications, there are newly emerging competitors who offer segments of the integrated radiology solution through their RIS and/or PACS to the market targeted by Guardian Healthcare Systems. Furthermore, some competitors have recently begun integrating and offering RIS and PACS technologies through partnership and acquisition activities.

We believe that the flexible pricing, continued innovation, our commitment to quality and adherence to industry standards and our integrated service offerings will afford us a competitive value proposition. Current RIS/PACS offerings from major competitors such as GE, Siemens, Cerner, and Phillips have major competitive disadvantages, including down market price efficiencies, relative to FlowPoint when addressing the small hospital/freestanding clinic market.   Additionally, certain of our competitors are also in the primary business of selling modalities (MR, CT, or nuclear medicine devices) as well as PACS or RIS.  Their sales emphasis is on these larger-ticket items, rather than customer-centric open architecture, such as RIS/PACS.

The Diagnostic Imaging Center and small hospital market is generally quite underserved in healthcare information technology offerings, despite a generally much shorter selling cycle and more obvious “Return on Investment” (ROI) calculation.  In imaging centers, decisions are typically made by the radiologist/partners, without the IT gatekeepers found in larger enterprises.  As well, provable cost savings devolve to the partners themselves, rather than into a general operating budget as in a hospital.

SALES, MARKETING AND DISTRIBUTION

PinPoint Market

We market and sell our PinPoint product through our internal sales force, agents, distributors and consultants.  At the same time, we intend to escalate our efforts with the TSA.  We will work very closely with Lockheed Martin Distribution Technologies to advance the certification process with TSA. Additionally, we will seek the support of politicians through our lobbying efforts and the support of certain scanning equipment manufacturers.  While TSA certification is not absolutely essential to the acceptance of our PinPoint product, management believes that having TSA certification and a business relationship with the TSA is important to our strategic growth plans as the relationship offers the opportunity to obtain potential sub-contracts for baggage scanning applications and for additional aviation and transportation security contracts. Management remains focused on the ongoing development of PinPoint, particularly with respect to test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country.  Market acceptance is key to our future success and there can be no assurance that our PinPoint products will achieve that acceptance.

We entered into a Teaming Agreement with Lockheed Martin Systems Integration (LMSI), described below.  Through our joint efforts with LMSI, we believe we have been able to establish certain testing standards and methods.  While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

Further, as described below, we have entered into agreements with each of EGC International, Inc., BridgeTech International, Inc. and Fowler International, Inc., to market and sell PinPoint in certain foreign markets, including South America, Spain, Portugal, Southern France, Russia, and China.  These distributors have in-country sales and technical support to market, sell and support PinPoint installations.

Teaming Agreement with Lockheed Martin Systems Integration

On December 21, 2004, we entered into a three year teaming agreement with Lockheed Martin Systems Integration-Owego d/b/a Lockheed Martin Distribution Technologies, a business unit of Lockheed Martin Corporation.  The teaming agreement covers the collaborative development of enhanced checkpoint threat detection capabilities to detect explosives and explosive devices in baggage as it passes through airport security checkpoints for an anticipated procurement by the Department of Homeland Security, Transportation Security Administration (TSA).  Under the agreement, Lockheed will act as the prime contractor and we will act as a subcontractor with regard to any such procurement by TSA.  We have agreed to work exclusively with Lockheed with regard to any such TSA procurement contract.  The agreement provides that we will provide expertise in threat detection technologies through our Pinpoint™ threat detection product, and provides that we shall be responsible for enhancing the capabilities of our PinPoint™ product, system engineering required to implement PinPoint™, provide software engineering, and related support capabilities.  We are required to assist.  The teaming agreement provides that in the event either party pursues the anticipated TSA procurement outside of the teaming agreement, the parties agree to prevent any officer, director, employee, agent or representative, who had direct access to or participation in any activity or related to the teaming agreement from participating in any outside team, and prohibits the use of any technical data or information received from the other party to be used to pursue or secure a contract award outside the teaming agreement.  The agreement may be terminated if, among other things, Guardian fails to meet the target bid price established by Lockheed, upon issuance of a contract to Lockheed and issuance of a subcontract to Guardian, failure of the government to consent to the award of a contract to Guardian or a direction to use a source other than Guardian, a failure to reach a mutually agreeable subcontract, award of the contract to a contractor other than the parties, Lockheed’s determination not to submit a proposal or bid, revocation of security clearances, or the bankruptcy, debarment, conflict of interest, or change of control of either party.  The agreement also contains certain non-solicitation provisions and for mutual indemnification.

FlowPoint Market

We market and sell our FlowPoint product through our four person sales force divided among five regions of the U.S.  It is our intention to develop strategic sales/marketing alliances with other market recognized firms providing complimentary products/services in the United States as well as internationally. To date, we have established three international marketing/sales distributor agreement with EGC, Elecectronica y Medicina, SA, and Calyx (UK) Ltd.

Product Distribution and Marketing

We have entered into the following distributor, strategic partnership and consulting agreements with regard to our products:

Distributor Agreement with EGC International

On March 30, 2005, we entered into a Distributor Agreement with EGC pursuant to which EGC was appointed to act as our exclusive distributor of our PinPoint and RIS/PACS software products in South America, and as a nonexclusive distributor of such products in Spain, Portugal and Southern France. The agreement is for a term of three years and is automatically renewed for successive one year periods unless earlier terminated.  The Distributor Agreement authorizes EGC to distribute and license our Pinpoint and RIS/PACS products to end users in the areas in which EGC is authorized to sell such products, requires EGC to promote the licensing and distribution of such products in such areas, and provide on-site installation and product support services. EGC may engage affiliates and sub-distributors to market, distribute, license and sublicense the products in the authorized area with the Company’s prior consent.  EGC is required to purchase such products from us based upon a list price for each license sold. Also, EGC will pay the Company a percentage of the fees it receives for providing any support services. Commencing six months after the date of the agreement, in the event EGC’s purchases of such products (including support services) do not meet certain minimum amounts, EGC is required to pay to us a penalty equal to ten percent (10%) of the difference between the aggregate amount of such purchases and the applicable minimum amount and such difference is added to the minimum amount for the next succeeding twelve month period. The minimum amounts are as follows:  for the twelve month period commencing six months after the date of agreement, the minimum amount is $2 million; for the next succeeding twelve month period, the minimum amount is $3 million; and for the second succeeding twelve month period and each subsequent twelve month period, the minimum amount is $5 million.  The exclusivity provisions of the agreement will terminate if the amount paid by EGC to us with regard to the marketing, licensing and distribution of either our PinPoint or FlowPoint products is less than 20% of the actual amount paid by EGC to us with respect to the marketing, distribution, licensing and sublicensing of all such products during a twelve month period and, in the event thereof, thereafter EGC’s exclusive distribution rights terminate at the end of such period.  The agreement requires us to complete development of PinPoint for small scale use in office buildings, terminals and other low volume areas within 180 days and to meet certain image quality and other requirements.  The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement in the event EGC breaches its representations and warranties in the agreement, EGC attempts to assign its rights or delegate its obligations under the agreement, or misses licensing and distribution forecasts after notice. EGC may terminate the agreement if the products fail to meet industry standards, PinPoint fails certain independent testing as to salability, or we fail to obtain patent protection for PinPoint.  Each party may terminate the agreement if the other party makes a general assignment for the benefit of creditors, is not generally paying its debts when due, or in the event of bankruptcy, reorganization, or liquidation.  Although the minimums have not yet been met, we have not recorded any penalty amounts due from EGC and do not expect to record any such penalty amounts until such time as the penalties potentially due from EGC are realizable.

The agreement also contains certain confidentiality and non-disclosure provisions and certain indemnification provisions.

Strategic Partnership Agreement with BridgeTech International

On June 21, 2005, we entered into a strategic partnership agreement with Bridgetech Holdings International, Inc. pursuant to which BridgeTech was appointed as our exclusive provider of our PinPoint software products in China and Taiwan.  The agreement is for a term of three years and is automatically renewed for successive one year periods unless earlier terminated. The exclusivity provisions of the agreement may be modified in the event sales are not effected within one year of the date of the agreement. The agreement authorizes Bridgetech to distribute and license our PinPoint product to end users in the areas in which BridgeTech is authorized to sell such product, requires Bridgetech to promote the licensing and distribution of such product in such areas, and provide on-site installation and product support services. BridgeTech may engage third party consultants to market, distribute, license and sublicense the products in the authorized area with the Company’s prior consent.  The Royalties and Pricing Structure for the sale of PinPoint is devised under a per passenger transactional models whereby under model 1: 45% of all revenue generated by PinPoint sales shall be paid to Guardian; 45% of all revenue generated by PinPoint sales shall be paid to Bridgetech and the remaining 10% of all revenue generated by PinPoint sale shall be paid to any applicable consultant if utilized; and in the instance of model 2: where a portion of the revenue generated by the PinPoint sale is required to be remitted to an applicable airport authority, or their designated representative, such remittance shall be paid 50% by Bridgetech and 50% by Guardian. A detailed accounting of all revenue from applicable PinPoint sales shall be presented within 10 days of the end of each calendar month by the Airport Authority.  All applicable royalties shall be paid to the respective parties within 30 calendar days of cash receipt of said royalties by Bridgetech. The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement in the event BridgeTech breaches its representations and warranties in the agreement.  Each party may terminate the agreement if the other party makes a general assignment for the benefit of creditors, is not generally paying its debts when due, or in the event of bankruptcy, reorganization, or liquidation.  The agreement contains certain confidentiality and non-disclosure provisions and certain indemnification provisions.  The agreement also provides that disputes shall be resolved by alternative dispute resolution.  As there have been no sales of PinPoint products, no revenue has been recorded pertaining to this agreement.

Consulting Agreement with Fowler International

We entered into an agreement with Fowler International, LLC, on August 1, 2005, and, following it expiration, we entered into a new agreement on August 6, 2005.  Under our new agreement with Fowler, Fowler was engaged to provide advice and assistance in the course of commercial negotiations with Russian distributors with regard to the licensing of PinPoint in the Russian Federation, including recommending a marketing strategy, due diligence with regard to potential distributors, and participation in negotiations with potential distributors.  The term of the agreement commenced on September 1, 2005 and expired on December 31, 2005.  On or about December 31, 2005, we agreed verbally that the agreement will be extended on a month to month basis during 2006. During the term of the agreement, Fowler will receive a monthly retainer fee.  In addition, for transactions closed with a distributor, a success fee of 5% of the value of the transaction for a period of one year after the first deal is signed between Guardian and the distributor. Such success fee will be calculated on the amount of the total revenue of the deal for the one year period.  The success fee will be payable on the date on which Guardian receives revenue for the transaction. The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement at any time upon thirty days’ prior written notice.  The agreement contains certain confidentiality and non-disclosure provisions.  The monthly retainer fee is expensed as incurred and, as there have been no sales of PinPoint products, a success fee has not been recognized.

Consulting Agreement with Medical Imaging and Informatics Laboratory at USC

In July 2006, we entered into an agreement with the Medical Imaging and Informatics Laboratory (IPI) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements to, our 3i “intelligent imaging analysis” solutions as applied to medical radiology imaging.  Our 3i product segments clarifies, distinguishes and identifies organic objects even when masked by one or more other objects of similar density and chemical composition.  This is an expected product extension of our 3i-based computer-aided detection technology in adapting scientific principles employed for explosives detection to medical image analysis.

EMPLOYEES

As of September 30, 2006, we employed 32 full-time employees in the United States and 1 employee in the United Kingdom.  None of our employees is a party to a collective bargaining agreement and we believe our relationship with our employees is good.  We also employ certain consultants and independent contractors on a regular basis to assist in the completion of projects.  It is our practice to require all our employees, consultants and independent contractors to enter into proprietary information and inventions agreements containing non-disclosure, non-compete and non-solicitation restrictions or covenants.

PATENTS AND PROPRIETARY RIGHTS

We rely on a combination of common law trademark, service mark, copyright and trade secret law and contractual restrictions to establish and protect our proprietary rights and promote our reputation and the growth of our business.  We do not own any patents that would prevent or inhibit our competitors from using our technology or entering our market, although we intend to seek such protection as appropriate.  It is our practice to require all of our employees, consultants and independent contractors to enter into agreements containing non-disclosure, non-competition and non-solicitation restrictions and covenants, and while our agreements with some of our customers and suppliers include provisions prohibiting or restricting the disclosure of proprietary information, we can not assure you that these contractual arrangements or the other steps taken by us to protect our proprietary rights will prove sufficient protection to prevent misappropriation of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

We have filed two patent applications and eleven provisional patent applications in the United States covering the application of our core technology.  However, we have not been granted any patents as of the date of this report.  In addition, we expect to file eleven additional patent applications for adjunct technologies.  We cannot provide assurance that any or all of these patents will be granted or that they will not be challenged, or that rights granted to us would actually provide us with advantage over our competitors.  Prior art searches have been conducted, and the Company believes that we will not infringe any current third party patents.

Due to the rapid pace of technological change in the software industry, we believe patent, trade secret and copyright protection are less significant to our competitive edge than factors such as the knowledge, ability and experience of our personnel, new product development, frequent product enhancements, name recognition and the ongoing reliability of our products.

RESEARCH AND DEVELOPMENT

Under United States generally accepted accounting principles, until the technology is determined to be feasible, all related research and development expenditures must be expensed rather than capitalized. When a determination is made that the software is feasible (commercially viable), then expenditures may be capitalized, as long as there are no high-risk development issues.  We determined that a high-risk development issue exists for integrating PinPoint into already existing scanning equipment.  Therefore, we concluded that capitalizing such expenditures for PinPoint was currently inappropriate and have expensed all research and development costs to date. Research and development costs for fiscal periods 2005, 2004, and 2003 were $858,218, $740,566, and $287,414 respectively.  Our research and development costs are comprised of staff and consultancy expenses on PinPoint.

GOVERNMENTAL REGULATION

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

The United States Food and Drug Administration has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

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register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

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obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

Principal Offices

We maintain our principal offices at 516 Herndon Parkway, Suite A, Herndon, Virginia  20170.

Description of Property

We lease approximately 15,253 square feet of space for our offices and other facilities in Herndon, Virginia, pursuant to a commercial lease dated January 11, 2005.  The term of the lease is 63 months commencing February 1, 2005, subject to the right to extend for an additional five years.  Our rent for 2006 is expected to be approximately $284,316 and will be subject to annual rental escalation of 2.5%.

Legal Proceedings

On August 18, 2004, we became a defendant in a lawsuit in Minnesota state court entitled VisualGold.com, Inc. v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc. VisualGold has alleged that the Company tortuously interfered with VisualGold's contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of VisualGold's alleged trade secrets to the Company. We strenuously deny the allegations, and have asserted counterclaims against VisualGold and other third parties for breach of contract and misappropriation of trade secrets. We are seeking compensatory and punitive damages, attorneys’ fees and costs as part of our counterclaims. Ramsay and Goetzinger have also filed counterclaims against VisualGold. On October 15, 2004, following extensive briefing and a hearing on the matter, Judge Isabel Gomez of Hennepin County District Court denied VisualGold's motion for a temporary injunction against the Company in all regards.  Discovery then proceeded but two intervening events have caused the Minnesota state court to stay further proceedings in the case.  First, in July, 2005, we moved for an additional protective order to prevent disclosure of any documents and information in our possession that may be considered by the federal government to constitute restricted information that cannot be used in civil litigation. The Transportation Security Administration has been reviewing the matter and issued a Final Order that our Pinpoint source code is deemed to be "Sensitive Security Information" and therefore restricted from use in this litigation, pending further review and proceedings.  Additional Guardian materials are undergoing “SSI” review as well.  Second, in August 2005, VisualGold was placed into an involuntary bankruptcy by creditors, and since then has sought to have the case converted into a Chapter 11 reorganization proceeding.  No plan of reorganization for VisualGold has been confirmed to date.  Defendants have asked the Minnesota state court to partially lift the stay of all proceedings.  We plan to conduct focused discovery and dispositive motions that seek to dismiss or limit VisualGold’s claims.  It is unclear when the claims by and against VisualGold will proceed to trial or other disposition of the claims. It is difficult to predict an adverse outcome.  However, we are vigorously defending the case and, after conferring with counsel, we believe that we have substantial defenses to the allegations and that VisualGold's suit is without merit.  We will also pursue our counterclaims and third-party claims once the previous stay of proceedings is lifted.

OUR COMPANY

We were incorporated in the State of Delaware in February 1996. Guardian Technologies International, Inc., and its subsidiaries are collectively referred to herein as the “we,” “us,” or “our.”

We are a technology company that designs and develops imaging informatics solutions for delivery to our target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We believe our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  To date, the technology has been tested in the area of threat detection for baggage scanning at airports.  However, varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as we develop new or enhanced solutions we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.

Further, the Company plans to form wholly-owned subsidiaries to operate within defined vertical markets.

History and Recent Developments

Reverse Acquisition

On June 26, 2003, pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization, dated effective June 12, 2003 (Agreement and Plan), by and among Guardian, RJL Marketing Services Inc., a privately held Delaware corporation (RJL), and all of the shareholders of RJL, Guardian acquired all of the outstanding capital stock of RJL in exchange for the issuance of shares of common stock and shares of preferred stock of Guardian.

Although Guardian was the legal acquirer in the acquisition, and remains the registrant with the SEC, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby RJL is considered the “acquirer” of Guardian for financial reporting purposes, since RJL’s shareholders controlled more than 50% of the post acquisition combined entity, the management of Guardian was that of RJL after the acquisition, Guardian had no assets or liabilities as of the transaction date, and the continuing operations of the entity are those of RJL.  Since Guardian was a non-operating entity on the transaction date, Guardian recorded the premium over net assets purchased as a reduction of additional paid in capital.  In addition, Guardian is required to present in all financial statements and other public information filings, from the date of completion of the acquisition, prior historical financial statements and information of RJL.  It also requires a retroactive restatement of RJL’s historical stockholders’ equity to reflect the equivalent number of shares of common stock received in the acquisition.

On the effective date, pursuant to the Agreement and Plan, the two stockholders of RJL, Mr. Robert A. Dishaw and Mr. Michael W. Trudnak, exchanged all of their shares in RJL for an aggregate of 5,511,500 shares of common stock and an aggregate of 4,097 shares of Series A Convertible Preferred Stock, $.20 par value per share (“Series A Preferred Stock”), of Guardian.  As a condition to the closing, Mr. Moorer, the former President, Chief Financial Officer and a director of Guardian, and Messrs Houtz and Stevens, the former directors of Guardian entered into lock up agreements with RJL and Guardian pursuant to which they agreed not to sell their shares of Guardian for a period of six months, except that they may, during such period, sell an aggregate of 50,000 shares a calendar month.

Concurrently with the closing of the Reverse Acquisition, Guardian closed on an equity financing pursuant to which it placed an aggregate of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000.  Such financing was required as a condition to closing of the Reverse Acquisition.  Guardian has granted to investors in such offering a five year piggyback registration right (except for underwritten offerings and offerings other than for cash registered on a Form S-8 or S-4) except that we are not required to register such shares if their resale (including the manner of sale) is exempt from the registration requirements of the Securities Act.  Messrs. Trudnak, Lancaster and Hill, each of whom invested in such financing, have agreed to waive their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.  Also, concurrently with the closing of the Reverse Acquisition, all of the prior officers and directors of Guardian resigned and were replaced by officers and directors designated by RJL.

At closing of the Reverse Acquisition, RJL had commitments to issue an aggregate of 6,750,000 shares of common stock to certain consultants, all of which have been issued.

Immediately prior to the closing, and effective as of June 23, 2003, Guardian assigned all of its pre-closing assets and liabilities to a newly formed subsidiary, Black Mountain Holding, Inc.  All of the shares of Black Mountain Holdings, Inc., owned by Guardian have been spun off to Guardian’s stockholders, pro rata, in the nature of a stock dividend distribution.  Shareholders of Guardian entitled to participate in the spin-off distribution received one share of Black Mountain for each share of Guardian that they held as of the record date.  Guardian established June 23, 2003, as the record date for the spin-off. Following that date, the shares of Guardian have traded “ex dividend.”  Guardian has been advised by prior management of Guardian that Black Mountain has filed a registration statement with the SEC to register under the Securities Act the distribution of the spin-off shares to Guardian shareholders pro rata, accordingly; the spin-off will not occur until such registration statement is declared effective by the SEC.  Pending effectiveness of the registration statement, the shares of Black Mountain will be held in a spin-off trust for the benefit of Guardian’s shareholders.  The trustee of the trust is J. Andrew Moorer, the former President and Chief Financial Officer of

Guardian.

On February 23, 2004, at our Annual Meeting, the shareholders voted to approve the conversion of each share of Series A Preferred Stock into 1,000 shares of Common Stock, effective November 30, 2004.  Based on the conversion terms, Mr. Dishaw and Mr. Trudnak received 1,000 shares of Common Stock for each share of Series A Preferred Stock they held, or an aggregate of 4,097,000 shares.

Prior to our reverse acquisition by RJL Marketing Services Inc., Guardian, through certain subsidiaries, was in the business of (i) fabricating and erecting structural steel for governmental, military, commercial and industrial construction projects through its 50% owned indirect subsidiary Structural Holdings, Inc., (ii) manufacturing and distributing security and safety products, primarily ballistic protective equipment through ForceOne, LLC, of which Guardian indirectly owned a 33% membership interest, and (iii) owning certain real estate properties through Palo Verde, Inc., a wholly owned subsidiary of Guardian.

Exclusive Distribution Agreement with Diagnos

Effective as of, and as a condition to, the closing of the Reverse Acquisition, we entered into an Exclusive Distribution Agreement with Diagnos, Inc., a Canadian public company, pursuant to which we were appointed as the exclusive distributor of certain knowledge extraction software that has been developed by Diagnos.  Under the agreement, we were the exclusive distributor of Diagnos’ products to the U.S. federal, state and municipal governments, U.S. government contractors, and the U.S. bio-medical market, subject to certain limited carve-outs.  Upon execution of the agreement, we were required to make a royalty payment to Diagnos in the amount of $150,000, which is to be credited against the first seven licenses that Guardian sells. The agreement was a renewable ten-year agreement.

The Exclusive Distribution Agreement with Diagnos was mutually terminated effective as of January 14, 2004. The agreement was terminated for our failure to deliver the required minimum revenues included in the agreement.  Our failure to meet those minimum revenue requirements resulted from several factors: (i) our inability to sell the product to the U.S. government intelligence organizations due to the fact the product was produced and owned outside the U.S., (ii) the product was a desktop version, not an enterprise version, and (iii) the high-level of technical sophistication required to be a user of the product.  The termination of the Exclusive Distribution Agreement required us to:  cease the use of the Diagnos/MCubiX logo and name on our materials, return all intellectual property owned by Diagnos, and to pay all outstanding invoices (an aggregate of $25,000) immediately.

In view of the development of our business since the date of the Reverse Acquisition, management of Guardian does not believe that the termination of the Exclusive Distribution Agreement will have any material adverse impact on our current plan of operations or our ability to develop, market, or distribute our healthcare or security products. Our healthcare and security products have been developed independent of MCubiX and Diagnos.

Recent Acquisitions

Acquisition of Wise Systems,Ltd.

On July 27, 2004, we completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential. Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS) which capture images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S.

$1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the 1st annual performance period ending July 28, 2005, Guardian Health Systems did not achieve the revenue threshold.  Therefore, 35,580 shares were forfeited and returned to the Company out of escrow and such shares were cancelled.  The shares of stock are subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations for a period of two years following closing at a base salary of $210,250 per annum. Also, Mr. Martin Richards and Ms. Susan Richards have resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and have entered into non-compete agreements with Guardian Technologies for a period of three years following closing. Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

Acquisition of Certain Assets of Difference Engines

On October 23, 2003, we entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

Under the terms of the agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP, and cancelled a convertible promissory note that Difference Engines had issued to Guardian in the amount of approximately $25,000, representing advances Guardian made to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year lock up which expired on December 18, 2005.  Guardian granted Difference Engines’ shareholders piggyback registration rights for a period of three (3) years, commencing on the date of the expiration of the lock up period with regard to the shares issued in the transaction.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under Rule 144 and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  The founders of Difference Engines, including Messrs. Ludwig and Victor T. Hamilton, provided certain releases to Guardian related to their contribution of the technology to Difference Engines.  The closing of the acquisition of the IP was subject to certain conditions, including a requirement that Difference Engines obtain approval of its stockholders for the transaction and that Messrs Ludwig and Hamilton enter into two (2) year and one (1) year employment agreements, respectively, with Guardian at base salaries of $120,000 and $90,000 per annum, respectively.   Effective May 18, 2004, Mr. Ludwig resigned as an officer and director.  In connection with the settlement of certain litigation involving Difference Engines, Mr. Ludwig, Mr. Hamilton, and Guardian, we released the lock restrictions on 58,700 of the shares we issued as consideration in the acquisition of Difference Engines’ intellectual property.  We released the lock up restrictions to permit Difference Engines to resell the stock for the purpose of paying from the sale of such shares any judgment or settlement arising from certain claims by others against Guardian and its assets.

The closing of the acquisition of the IP occurred effective December 19, 2003, after Difference Engines obtained the approval of its stockholders for the transaction.

Recent Financings

Since the closing of the Reverse Acquisition, we have closed on the following financings:

On November 3, 2006, we entered into a securities purchase agreement with certain of the selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,707 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Common Stock Purchase Warrants at a first closing held on November 8, 2006.  We contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part.  One-half of the Series D Common Stock Purchase Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable by a holder following the second closing.

During August and September 2006, we issued an aggregate of 1,100,000 warrants to purchase our common stock in connection with the issuance of $1,100,000 bridge notes.  The warrants are exercisable at a price of $1.60 per share, and expire in August and September 2008.  The bridge notes mature in 180 days from the date of issuance. The warrants also contain an anti-dilution provision in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.

In September 2006, we issued 92,500 shares of common stock to accredited investors to reflect the change in economic terms of stock purchase warrants for investments made in the May 2006 private placement.

During July 2006, we accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  In addition, we issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in July 2008.

On June 12, 2006, we issued to an equity research consultant 51,000 shares of common stock for consulting services.  The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.

During May 2006, we accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, we issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in May 2008.

On September 9, 2005, we accepted direct investment from an accredited investor of $52,124 and issued 26,062 shares of common stock.

During July and August 2005, we closed on a private placement of our common stock for aggregate proceeds of approximately $4,650,000 (before deductions of certain investment banking fees and expenses).  We issued to the investors 2,370,000 shares of common stock. In addition, the placement agent received 92,000 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.

On June 6, 2005, we accepted direct investment from a group of accredited investors of $400,000 and issued 200,000 shares of common stock.

On April 15, 2005, pursuant to the terms of a units purchase agreement, we closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of certain fees and expenses of the offering).   We issued 120,000 units of securities, each unit consisting of four shares of our common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  The placement agent for the transaction received the following compensation: (i) warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, and (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000.

On January 7, 2005, we sold to certain accredited investors an aggregate of 500,000 shares of common stock at a price of $2.75 per share for net proceeds of approximately $1,000,002.

On January 3, 2005, we accepted direct investment from an accredited investor of $75,000 and issued 50,000 shares of common stock.

On November 8, 2004, we accepted direct investments from two investors of $416,000 and $45,000, respectively, on the same terms and conditions as the private placement offering.  The investors received 260,000 and 28,125 shares of common stock, as well as, 65,000 and 7,031 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,184 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share) and 124,870 stock purchase warrants ($2.65 per share expiring eighteen [18] months from date of issue).

During the period March 24, 2004 and May 14, 2004, we held a series of closings with regard to the private placement of our securities.   Investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing. Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) acted as our placement agent in connection with a private offering.

We paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 199,800 shares of common stock; (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights and a cashless exercise provision.

On March 25 and May 15, 2004, we accepted direct investments from two investors of $64,000 and $23,200, respectively, on the same terms and conditions as the private placement offering.  The investors were allowed to invest outside the private placement offering as a result of their prior affiliation with us.  The investors received 40,000 and 14,500 shares of common stock, as well as, 10,000 and 3,625 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

Beginning December 8, 2003, and concluding December 19, 2003, we entered into a series of purchase agreements with eight individuals under which we sold and issued to such individuals convertible promissory notes in the aggregate amount of $700,000 and warrants to purchase 311,250 shares of our common stock.  200,000 of the warrants are exercisable during the eighteen (18) month period commencing on the date of issuance at a price of $2.50 per share.  The remaining warrants are exercisable as follows:  (i) 80,000 warrants exercisable during the twenty-four (24) month period commencing on the date of issuance at a price of $2.50 per share, and (ii) 31,250 warrants exercisable during the sixty (60) month period commencing on the date of issuance at a price of $5.00 per share.  The proceeds of the sale of the notes were used by Guardian for working capital purposes.  The notes earned interest at 10% ($70,000) and were repayable sixty days after the date of issuance of the notes (maturity date).  The unpaid notes and interest, beyond the maturity date, earned interest at the rate of 18% per annum.  The notes provide that the principal and accrued interest under the notes may be converted into units of securities, each unit consisting of four shares of common stock and one warrant, at a price of $6.40 per unit.  A note holder is also entitled to receive 1,000 warrants to purchase our common stock at a price of $2.50 per share for each $25,000 in principal amount of note outstanding for each 30 day period during which the notes are outstanding beyond the maturity date.  The foregoing warrants contain certain anti-dilution provisions, one time piggy-back registration rights and other customary provisions.

During October and November, 2003, we closed on the sale of an aggregate of 545 shares of our Series C Convertible Preferred Stock.  Berthel Fisher acted as the placement agent for the offer and sale of such shares.  We received net proceeds from the sale of such shares of $629,895 and paid to Berthel Fisher a commission of 6% of the aggregate proceeds or $37,250, a due diligence fee of 2% of the aggregate proceeds of the offering or $13,625, and issued to Berthel Fisher placement agent’s warrants to purchase an aggregate of 21,800 shares of our common stock, and to reimburse certain extraordinary expenses of Berthel Fisher.  The placement agent’s warrants are exercisable at a price of $1.95 per share during the five year period following the issuance thereof and contain piggy back registration rights.  On February 13, 2004, pursuant to the authorization of our stockholders, we increased our authorized shares of common stock to 200,000,000 shares.  Under the provisions of the Series C Convertible Preferred Stock, the shares of Series C Convertible Preferred Stock automatically converted into an aggregate of 545,000 shares of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

Name	Age	Title
Michael W. Trudnak	53	Chairman of the Board, Chief Executive Officer, Secretary, Treasurer, Director
William J. Donovan	55	President, Chief Operating Officer and Director
Sean W. Kennedy	57	Director
Charles T. Nash	56	Director
Gina Marie Lindsey	52	Director
Gregory E. Hare	53	Chief Financial Officer
Darrell E. Hill	53	Vice President
Steven V. Lancaster	52	Vice President

Biographical information with respect to the present executive officers and directors of Guardian are set forth below. There are no family relationships between any present executive officers or directors.

Michael W. Trudnak, Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and Director.  Mr. Trudnak was appointed Chairman of the Board, Secretary, and Chief Executive Officer and became a Class III director in June 2003.    From March 2003 and until the present, Trudnak has been Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and a director of RJL. From October 2002 to March 2003, Mr. Trudnak was a consultant to certain telecommunications services companies. From April 2002 to October 2002, Mr. Trudnak was Chief Operating Officer and subsequently President, Chief Executive Officer and a director of Advanced Data Centers, Inc., a privately held telecommunications services company. From July 2001 to March 2002, Mr. Trudnak served as Vice President of Mid-Atlantic Sales for Equant N.V, a leading provider of global IP and data services to multinational companies. Prior to Equant's acquisition of Global One, Inc., in July 2001, Mr. Trudnak served as an Executive Director for South East Region Sales for Global One from June 1998 to July 2001, and from January 1996 to June 1998, served as Managing Director of Global One's sales and operations in France and Germany. From November 1989 through December 1995, Mr. Trudnak served as director of facilities engineering and then Senior Group Manager for Sprint International, a global telecommunications services provider. Mr. Trudnak has over twenty-five years of diversified executive management, sales, business operations, technical and administrative experience in the telecommunications industry. Mr. Trudnak served in the Marine Corps from April 1972 through January 1976.

William J. Donovan, President, Chief Operating Officer and Director. Mr. Donovan became a Class II director in August 2006. Mr. Donovan has been President and Chief Operating Officer since November 21, 2005. Also, from August 18, 2003, until January 30, 2006, Mr. Donovan was Chief Financial Officer. From January 2003 until August 2003, Mr. Donovan was an independent consultant to an affiliate of American Express Small Business Services. From September 1999 through December 2002, Mr. Donovan was CFO of Streampipe.com, Inc., a privately held streaming communications media company.  From October 1996 to August 1999, Mr. Donovan was Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company.   From October 1986 to October 1996, Mr. Donovan was Chief Financial Officer, Secretary, Treasurer and a Director at Riparius Corporation, a privately held holding company with operating subsidiaries in the areas of real estate development, property management, general contracting, government contracting, and telecommunications engineering.  From October 1980 to October 1986, Mr. Donovan was the Controller for McCormick Properties, Inc., a publicly held commercial real estate subsidiary of McCormick & Company.  From July 1973 to October 1980, Mr. Donovan was the Controller for AMF Head Sports Wear, Inc., a privately held international sporting goods manufacturer and a subsidiary of AMF, Inc., a publicly held company.  Mr. Donovan received a Bachelor of Arts in History in 1973, from the University of Maryland, an MBA from the Sellinger School of Business, Loyola College, Baltimore, Maryland in 1982, and a Certificate in Accounting from the University of Maryland in 1978.  Mr. Donovan has been a Certified Public Accountant since 1982.  He is also a Certified Business Valuation & Transfer Agent, Business Brokers Network, 2002.  He has been on the Advisory Board for Nogika Corporation, a privately held software company, since 2001.

Gregory E. Hare, Chief Financial Officer.  Mr. Hare was appointed Chief Financial Officer on January 30, 2006.  From May 2001 through January 2006, Mr. Hare served as a financial executive of Jane Cosmetics, a national mass market cosmetics manufacturing and distribution company headquartered in Baltimore, Maryland. There he served three years as Director of Finance for the wholly owned subsidiary of The Estee Lauder Companies, Inc. and the most recent two years as CFO/Controller of the privately held Jane & Company, LLC.  Prior to that, Mr. Hare held positions including CFO/Controller for a privately held hospitality company LFB Enterprises, with locations in and around Baltimore and Washington, DC; Manager, Pricing Group for the Industrial Division of McCormick & Company, a publicly held international spice company headquartered in Hunt Valley, Maryland; and CFO/Controller for Acordia Collegiate Benefits, Inc., a for-profit subsidiary of Blue Cross and Blue Shield of Indiana. Mr. Hare received a Bachelor of Science degree from the University of Baltimore School of Business and an MBA from the Sellinger School of Business of Loyola College, Baltimore, Maryland. Mr. Hare has been a Certified Public Accountant since 1979.

Sean W. Kennedy, Director.  Mr. Kennedy became a Class II director in July 2003.  From January 2001 to the present, Mr. Kennedy has been President and Chief Executive Officer of BND Group, Inc., a privately held software development company.  From October 1999 to December 2000, Mr. Kennedy was divisional Vice President of Votenet Solutions, a Web development and consultant for trade associations, political parties and related organizations. From April 1994 to October 1999, Mr. Kennedy was President and CEO of Raintree Communications Corporation, a privately held telecommunications services company, focused on providing technology tools for legislative lobbying to Trade Associations and Fortune 500 companies. From June 1989 to April 1994, Mr. Kennedy was President and CEO of Electronic Funds Transfer Association, a trade association for the electronic payments systems industry.  Mr. Kennedy is a graduate of Mount Saint Mary’s College in Emmitsburg, Maryland.

Gina Marie Lindsey.  Ms. Lindsey became a Class I director in August 2006. Since October 2004 to the present, Ms. Lindsey has been Executive Vice President of McBee Strategic Consulting, LLC (“McBee Strategic Consulting”), a Washington, D.C. lobbying firm.   From August 1993 to August 2004, Ms. Lindsey was Aviation Director of the Seattle-Tacoma International Airport (Sea-Tac)/Port of Seattle.  From September 1991 to July 1993, Ms. Lindsey was Director of the Anchorage International Airport.  From November 1987 to September 1991, Ms. Lindsey was Development Manager and then Director of the Alaska International Airport System. From March 1981 to November 1987, Ms. Lindsey held various positions with the Department of Transportation and Public Facilities, including Statewide Aviation Manager. Ms. Lindsey is a member of the Airport Cooperative Research Board and the Executive Council for Next Generation Air Transportation System. Ms. Lindsey received a B.A. in Communications Media from Walla Walla College in 1976.

Charles T. Nash, Director.  Mr. Nash became a Class I director of Guardian in June 2004. Mr. Nash has approximately 23 years of military experience plus six years of leadership experience in emerging technology in the private sector.  Since October 2000, Mr. Nash has been President of Emerging Technologies International, Inc. (“ETII”), a privately held consulting company. ETII works to get the high level technologies developed by small commercial companies inserted quickly, efficiently and inexpensively into applications/tools for immediate military use.  The company also works with government laboratories and acquisition agencies to facilitate speedy and effective “lab to fleet” technology interchanges and discussions. From April 1998 to October 2000, Mr. Nash was vice president of Emerging Technology Group of Santa Barbara Applied Research, Inc., a privately held defense consulting and emerging technology marketing company.  Prior to that, Mr. Nash served in various strategic military leadership positions, including: head of Strike/Anti-Surface Unit Warfare and Air to Air/Strike Support section on the staff of the Chief of Naval Operations, overseeing budget planning of approximately $18 billion; executive assistant to the Deputy Commander in Chief, U.S. Naval Forces Europe; and executive and commanding officer, Strike Fighter Squadron 137.  Mr. Nash retired from the U.S. Navy in 1998 with the rank of Captain U.S.N.  Mr. Nash is a frequent guest military and aviation analyst for Fox News Channel, WABC Talk Radio and several regional radio stations.  Mr. Nash earned a BS Aeronautics degree in 1973 from the Parks College of Aeronautical Technology, Saint Louis University, Cahokia, Illinois.

Darrell H. Hill, Vice President, Guardian Health Care Systems.   Mr. Hill has been a Vice President of Guardian (and prior to that of RJL) since May 2003.  From December 2000 to January 2002 Mr. Hill served as Director of Network Services for Global One Telecommunications, an international telecommunications company.  From October 1998 until December 2000, Mr. Hill was Head of Program Management for the United States, Canada and Latin America for Global One. From 1993 until October 1998, Mr. Hill was Sr. Group Manager of Partnership Marketing for Sprint International in Reston, Virginia.  From 1979 to 1993, Mr. Hill held various positions within Sprint International, including management positions within Marketing, Systems Development, Customer Service, Order Fulfillment and Billing. Mr. Hill has developed a wide breadth of experience as a business executive responsible for large project management, operations support and IT development in his 23 years in the telecommunications industry.

Steven V. Lancaster, Vice President, Business Development.  Mr. Lancaster has been a Vice President of Guardian (and prior to that of RJL) since May 2003.  From February 2001 to December 2002 Mr. Lancaster served as Assistant Vice President Global Large Account Sales for Global One Telecommunications, an international telecommunications company.  From November 1997 until February 2001 Mr. Lancaster was Executive Director Multinational Sales Management for the US, Asia, Europe and Latin America regions or Global One. From 1990 until November 1997 Mr. Lancaster was Group Manager, Global Account Management for Sprint International in Reston, VA.  From 1981 to 1990, Mr. Lancaster held various Engineering, Marketing and Sales positions with GTE, British Telecom and Sprint International. Mr. Lancaster has developed a wide breadth of experience as a business executive responsible for international business development, marketing, large account sales and management in his 22 years in the telecommunications industry.

Each officer of Guardian is appointed by the board of directors and holds his office at the pleasure and direction of the board of directors or until his earlier resignation, removal or death.

There are no material proceedings to which any director, officer or affiliate of Guardian, any owner of record or beneficially of more than five percent of any class of voting securities of Guardian, or any associate of any such director, officer, affiliate of Guardian or security holder is a party adverse to Guardian or any of its subsidiaries or has a material interest adverse to Guardian or any of its subsidiaries.

Independent Directors

Our board of directors has determined that the following directors are independent as “independence” is defined in Section 121A of the American Stock Exchange listing standards: Sean W. Kennedy, Charles T. Nash and Gina M. Lindsey.  The board of directors maintains an audit committee, nominating committee and compensation committee.  The members of such committees as of the date of this prospectus are as follows:

Audit

-

Sean W. Kennedy

Charles T. Nash

Compensation

-

Sean W. Kennedy

Charles T. Nash

Nominating

-

Sean W. Kennedy

Charles T. Nash

Gina Marie Lindsey

Our board of directors believes that all of such committee members are independent as independence is defined in Section 121A of the American Stock Exchange listing standards.

The Board of Directors

Our board oversees our business affairs and monitors the performance of management. During the fiscal year ended December 31, 2005, the Board held seven meetings and handled certain business through unanimous written consents of its board in accordance with its by-laws and applicable Delaware law.  Members of the board of directors attended all of such meetings. Guardian has a policy of requesting all directors to attend annual meetings of stockholders.

AUDIT COMMITTEE EXPERT

Currently, we do not have an audit committee financial expert.

CODE OF ETHICS

On August 29, 2003, we adopted a Code of Ethics for our chief executive officer, chief financial officer, principal accounting officer or controller, and persons performing similar functions.  A copy of the Code of Ethics has been posted to our website.  Our website address is www.guardiantechintl.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid for services rendered during the last three years by each person serving as our Chief Executive Officer and each of our four most highly compensated executive officers (collectively, the “Named Executive Officers”).  The information provided for Mr. Moorer is relevant to his role as the former President and Chief Executive Officer of Guardian, prior to the reverse acquisition, effective June 26, 2003.  On that date Mr. Moorer resigned his positions with the Company.

	Annual Compensation				Long Term Compensation
	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (7)	Securities Underlying Options (#)	All Other Compensation ($)
J. Andrew Moorer (1) President and CEO	2005	-	-	-	-	-
	2004	-	-	-	-	-
	2003	72,600	-	-	-	33,814

Michael W. Trudnak (2) CEO	2005	275,000	-	6,000		-
	2004	275,000	-	6,000	460,000	-
	2003	275,000	-	6,000		-

Robert A. Dishaw (3) President and COO	2005	265,865	-	5,423		-
	2004	275,000	-	6,000	10,000	-
	2003	275,000	-	6,000		-

William J. Donovan (4) President and COO	2005	161,058	-	577	200,000	-
	2004	150,000	-	-	610,000	-
	2003	54,808	-	-	200,000	-

Darrell E. Hill (5)	2005	125,000	-	-		-
	2004	125,000	-	-	470,000	-
	2003	76,923	-	-		-

Steven V. Lancaster (6)	2005	125,000	-	-		-
	2004	125,000	-	-	260,000	-
	2003	76,923	-	-		-

(1)

Mr. Moorer compensation reflects cash compensation paid towards his base salary, as well as, other compensation which reflects stock grants in lieu of salary and bonuses.  Mr. Moorer accepted a reduction in his base salary in exchange for stock grants.

(2)

Mr. Trudnak became the Chief Executive Officer of RJL on January 1, 2003.  Included in the 2004 and 2005 salary is accrued and unpaid as of December 31, 2005 salary of $44,353 and $44,352 respectively.

(3)

Mr. Dishaw, the founder of RJL Marketing Services, Inc. Included in the 2004 and 2005 salary is accrued and unpaid as of December 31, 2005 salary of $44,353 and $44,352 respectively.   Mr. Dishaw resigned as President & COO on November 21, 2005.

(4)

Mr. Donovan became an executive officer on August 18, 2003, and President & COO on November 21, 2005.

(5)

Mr. Hill became an executive officer on May 19, 2003.

(6)

Mr. Lancaster became an executive officer on May 19, 2003.

(7)

Represents automobile allowance payments.

OPTION GRANTS IN FISCAL YEAR 2005

	Individual Grants				Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (1)(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
William J. Donovan	200,000	28.8	$2.67	November 11, 2014	$26,700	$53,400

(1)

Non-qualified, ten-year exercisable options were granted to Mr. Donovan and vested upon grant date.

(2)

Potential realizable values are based on the fair market value per share on the date of the grant and represent the hypothetical gains that could be achieved for the respective options if exercised and sold at the end of the option term for the appreciated price.  The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates of appreciation set by the SEC, and are not intended to forecast possible future appreciation, if any, of Guardian’s Common Stock price.  There can be no assurance that such potential realizable values will not be more or less than indicated in the table above.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

All outstanding options granted during the current and prior fiscal years were 5,357,800 and fully exercisable as of December 31, 2005. Therefore, there were no unexercisable options held by each of the Named Executive Officers who held options as of December 31, 2005 and the value of unexercised in-the-money options as of December 31, 2005, are indicated in the table below.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable (1)	Unexercisable (1)
Michael W. Trudnak	-	-	460,000	-	$ 882,000	-
Robert A. Dishaw	200,000	$ 540,000	10,000	-	$ 0	-
William J. Donovan	-	-	1,010,000	-	$ 1,456,000	-
Darrell E. Hill	70,000	$ 238,900	670,000	-	$ 1,201,200	-

Steven V. Lancaster	110,000	$ 489,000	660,000	-	$ 1,183,000	-

(1)

Represents the aggregate dollar value if the fair market value of the securities exceeds the exercise price of the option.  The dollar values are calculated on the basis of the fair market value of $2.32 of the Common Stock on December 31, 2005, minus the per share exercise price.

Director Compensation

Pursuant to our “Policy Regarding Compensation of Independent Directors,” adopted effective December 22, 2005 (Policy), we furnish the following compensation to our independent directors for serving in such capacity. At the beginning of each calendar year, each independent director receives annual compensation in the form of non-qualified options to purchase 5,000 shares of common stock and 2,500 non-qualified options for each board committee of which he or she is a member (which options vest and become exercisable one year after the date of grant), or a pro rata portion of such number if a director is elected after the beginning of the year.  Each newly appointed director receives a one-time grant of 10,000 non-qualified stock options, which options vest and become exercisable one year after the date of grant.  Each director who was a director on January 1, 2005, also received a one-time grant of 10,000 non-qualified stock options that vest and become exercisable on January 1, 2006. Effective December 31, 2005, the vesting of options issued to our current directors was accelerated and such options became immediately exercisable.  All of such options have been or are issued pursuant to Guardian’s Amended and Restated 2003 Stock Incentive Plan and are subject to the terms thereof, are exercisable for a period of ten years and are exercisable at a price equal to the fair market value of Guardian’s common stock on the date of grant.  In addition, independent directors shall be reimbursed for out of pocket expenses in connection with travel to and attending board and committee meetings.  The board, at its discretion, may grant additional awards of options, restricted stock and/or cash compensation to its independent directors as it may determine from time to time.  This Policy may be amended, altered or terminated at the election of the board, provided no amendment, alteration or terminations shall have a retroactive effect or impair the rights of an independent director under any option grant theretofore granted.

Directors who are officers of or employed or engaged as consultants by Guardian or any of its subsidiaries are not additionally compensated for their board activities.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We entered into an employment agreement with Mr. Trudnak, our CEO, which commenced on January 1, 2003.  We amended his agreement effective December 10, 2004. The amended agreement is for a three year term commencing June 26, 2003, and is renewable for one year terms.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000.  The agreement provides for incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any Guardian employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause, in which event Guardian’s obligation to pay compensation shall terminate immediately.  In the event the agreement is terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days’ prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to  solicit employees or customers of Guardian following termination of employment.

Upon the resignation of Mr. Dishaw and effective as of November 21, 2005, we appointed Mr. Donovan as President and Chief Operating Officer of Guardian.  Mr. Donovan will also continue as Chief Financial Officer until a replacement is found for him. Effective as of the date of his new appointment, Mr. Donovan entered into a new employment agreement with Guardian, which agreement supersedes his employment agreement with Guardian, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewable for one (1) year terms.  The employment agreement provides for an annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by Guardian and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in Guardian’s stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any Guardian benefit policies or plans adopted by Guardian on the same basis as other employees at Mr. Donovan’s level.  The employment agreement may be terminated by Mr. Donovan on 30 days’ prior written notice.  The employment agreement may be terminated by Guardian by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, Guardian’s obligation to pay compensation to the employee shall terminate immediately; provided that if Guardian does not maintain disability insurance for the employee, employee shall be entitled to be paid his base salary for one year following his disability.  In the event the employee is terminated other than by reason of his death, disability, for cause, or change in control, the employee is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment be reason of the following material reasons (each a “material reason”): written demand by Guardian to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of Guardian; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a Company wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion of employee, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.  Also, in the event of a “change in control” of Guardian and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

the approval of the stockholders for a complete liquidation or dissolution of Guardian;

•

the acquisition of 20% or more of the outstanding common stock of Guardian or of voting power by any person, except for purchases directly from Guardian, any acquisition by Guardian, any acquisition by a Guardian employee benefit plan, or a permitted business combination;

•

if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Guardian, except if (i) all of the beneficial owners of Guardian’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of Guardian or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination or expiration of his employment, and agrees not to  solicit employees or customers of Guardian following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Effective as of January 30, 2006, we entered into an employment agreement with Mr. Hare, our Chief Financial Officer. The employment agreement is essentially the same as the agreement we entered into with Mr. Donovan, except that the agreement is for a term of two (2) years unless earlier terminated and is automatically renewable for one (1) year terms.  The employment agreement provides for an annual salary of $200,000.  The agreement provides for annual performance bonuses based on goals established by the Company and agreed to by Mr. Hare, participation in the Company’s stock option and other award plans, and participation in any Company benefit policies or plans adopted by the Company on the same basis as other employees at Mr. Hare’s level.  The Company has agreed to grant to Mr. Hare, subject to approval of the Company’s Compensation Committee, stock options to purchase 200,000 shares of the

Company’s common stock pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan, one-half of which options will vest on the one year anniversary of the commencement of his employment and the remaining options vesting on the two year anniversary of the commencement of his employment.  Also, Mr. hare has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding the Company, agrees that inventions conceived during his employment become the property of the Company, agrees not to compete with the business of the Company for a period of one year following termination or expiration of his employment, and agrees not to  solicit employees or customers of the Company following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

We have also entered into employment agreements with Mr. Darrell E. Hill, Vice President, Program Management, and Mr. Steve Lancaster, Vice President, Business Development which we amended December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum.

Effective as of December 19, 2003, we entered into employment agreements with Walter Ludwig, who was then a director of Guardian, and Victor T. Hamilton in connection with the acquisition of certain assets of Difference Engines Corporation by Guardian.  The employment agreements are essentially similar to the employment agreements with Mr. Trudnak, except that they provide for an annual base salary of $120,000 for Mr. Ludwig and $90,000 for Mr. Hamilton. The agreements also include a change in control provision similar to that contained in Mr. Donovan’s employment agreement, except that Guardian is obligated to pay the annual base salary for twelve (12) months following a change in control termination.  Mr. Ludwig resigned as a director, officer and employee of Guardian on May 18, 2004 and his employment agreement terminated as of such date.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that we subsequently adopt, including the 2003 Stock Incentive Plan. Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.36 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

Consulting Agreement with Mr. Dishaw and Change-in-Control Arrangement

Effective November 21, 2005, Mr. Robert A Dishaw resigned as President and Chief Operating Officer of Guardian and Guardian and Mr. Dishaw mutually agreed to terminate his employment agreement, dated December 10, 2004.  However, Mr. Dishaw will remain a director of Guardian and will continue to provide certain consulting services to Guardian pursuant to the terms of a consulting services agreement, dated effective November 21, 2005.

The consulting services agreement provides that Mr. Dishaw will perform services with regard to the distribution of Guardian’s products through EGC International, Inc., and that he shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  The agreement provides for a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Guardian products to EGC or its resellers and 3% of gross revenues from sales of Guardian products to certain approved clients.  Mr. Dishaw shall continue to participate in benefit policies and plans of Guardian, and shall be entitled to receive reimbursement of reasonable expenses.  The agreement may be terminated by Mr. Dishaw upon thirty (30) days, prior written notice. The agreement may also be terminated by reason of his death, disability, for cause, or by reason of a “change in control” of Guardian.  In the event of termination by reason of death or cause, consultant shall not be entitled to any further compensation.  In the event of termination by reason of disability, employee is entitled to receive a lump sum of $50,000 within 30 days of termination, subject to Guardian’s right to have the agreement reinstated in the event consultant is able to resume his duties under the agreement.  Upon the occurrence of a change in control, consultant shall be entitled to receive a discounted lump sum equal to the remaining compensation due under the agreement.  The term “change in control” means:

•

Acquisition by any person or group of securities of Guardian representing 50% or more of Guardian’s common stock and/or combined voting power of its outstanding securities;

•

Substantially all of the assets of Guardian or assets that constitute a substantial or material business segment are sold, exchanged, transferred or otherwise disposed of;

•

Guardian’s shareholders approve a merger, consolidation, share exchange, division or other reorganization or transaction of Guardian with another person, other than a transaction that would result in the voting securities of Guardian outstanding immediately before the transaction continuing to represent at least two-thirds of the combined voting power immediately after such transaction of (i) Guardian’s outstanding securities, (ii) the surviving entity’s securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case that have the right under ordinary circumstances to elect a majority of such entity’s board of directors or other governing body;

•

During any period of twenty-four months, individuals who at the beginning of such period constituted the board of directors of Guardian cease for any reason to constitute at least a majority of the board of directors of Guardian.

The consulting services agreement provides for mutual releases of all claims, including claims arising out of Mr. Dishaw’s employment by Guardian and for mutual indemnification.   The agreement also provides that if certain disputes are not resolved within 30 days by the parties, such disputes may be referred to binding arbitration.  Also, Mr. Dishaw has entered into a proprietary information, invention assignment and non-competition agreement, pursuant to which he has agreed not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment/engagement become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination or expiration of his engagement, and agrees not to  solicit employees or customers of Guardian following termination of his engagement.

Amended and Restated 2003 Stock Incentive Plan

On August 29, 2003, our board of directors adopted our 2003 Stock Incentive Plan and amended and restated the plan on December 2, 2003 (Plan).  The Plan was approved by stockholders at the special meeting of our stockholders that was held on February 13, 2004.

The Plan is intended to foster the success of Guardian and its subsidiaries by providing incentives to eligible employees, directors and consultants to promote the long-term financial success of Guardian.  The Plan is designed to provide flexibility to Guardian in our ability to motivate, attract, and retain the services of eligible employees, directors and consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.  As of September 30, 2006, the market value of the 30,000,000 shares underlying the options issuable under the Plan was approximately $49,500,000.

The Plan is administered by the board of directors of Guardian or a committee designated by the board consisting of two or more directors appointed by the board (Committee), each of whom is a non-employee director and an outside director within the meaning of Section 162(m) of the Code.  The Plan is currently administered by the Compensation Committee and awards are made by the Committee.  The Committee has all powers necessary or desirable to administer the Plan.  The Committee has the power to determine the terms and conditions upon which awards may be made, interpret the Plan, accelerate the exercisability of any award, establish, amend or waive rules or regulations for the Plan’s administration, and make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its sole judgment and discretion.  The Committee has the authority to grant awards to employees, directors and consultants selected by it, which awards are to be evidenced by an agreement.  All determinations and decisions made by the Committee shall be final, conclusive and binding.

Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of Guardian common stock, $.001 par value per share. This aggregate number of shares and the number of shares in an award (as well as the option price) may be adjusted if the outstanding shares of Guardian are increased, decreased or exchanged through merger or other stock transaction.  The Plan provides for options which qualify as incentive stock options (Incentive Options or ISOs) under Section 422 of the Internal Revenue Code of 1986, as well as the issuance of non-qualified options (Non-Qualified Options) which do not so qualify. The shares issued by Guardian under the Plan may be either treasury shares or authorized but unissued shares as Guardian’s board of directors or the Committee may determine from time to time.

Pursuant to the terms of the Plan, Guardian may grant Non-Qualified Options to directors or consultants of Guardian and its subsidiaries at any time and from time to time as shall be determined by the Committee. The Plan also provides for the issuance of Incentive Options to any officer or other employee of Guardian or its subsidiaries as selected by the Committee.

Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.   Each option shall expire on the earliest of (a) ten years from the date it is granted, (b) sixty days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of board service, whichever is applicable, or (d) such date as the board of directors or Committee shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five years from the date such option is granted.

The price at which shares of common stock covered by the option can be purchased is determined by the Committee.    In the case of an Incentive Option, the  exercise price shall not be less than the fair market value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or a subsidiary, not less than one hundred ten percent of the fair market value of such stock on the date the Incentive Option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must provide written notice of the exercise setting forth the number of shares with respect to which the option being exercised to Guardian and tender an amount equal to the total option exercise price of the underlying shares in accordance with the relevant option agreement. The right to purchase shares is cumulative so that once the right to purchase any shares has vested, those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

Except as specifically provided in an option agreement, options granted under the Plan may not be sold, pledged, transferred or assigned in any way, except by will or by the laws of descent and distribution, and during the lifetime of a participant to whom and Incentive Option is granted, the Incentive Option may be exercised only by the participant.

The Plan may be modified or terminated at any time.  Any such amendment or termination will not affect outstanding options without consent of the optionee.

Awards may be made to approximately 33 employees and former employees of Guardian, our four non-employee directors, and to consultants to Guardian.  Because awards under the Plan are determined by the Committee, we cannot determine the benefits or amounts of awards that will be received or granted in the future under the Plan.  As of September 30, 2006, 4,161,000 options are outstanding under the Plan.  The Plan is the only plan pursuant to which options and shares may be granted or issued.

The following is a brief summary of the principal income tax consequences of awards under the Plan. This summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect.  This summary is not intended to be exhaustive.

Non-Qualified Options.  A participant who receives Non-Qualified Options does not recognize taxable income upon the grant of an option, and Guardian is not entitled to a tax deduction.  The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price.  Such income will be treated as compensation to the participant subject to applicable withholding tax requirements.  Guardian is generally entitled to tax a deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant.  Any appreciation in value after the time of exercise will be taxable to the participant as capital gain (assuming it is a capital asset) and will not result in a deduction by Guardian.

Incentive Options.  A participant who receives an Incentive Option does not recognize taxable income upon the grant or exercise of the option, and Guardian is not entitled to a tax deduction.  The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as an item of adjustment for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise.

A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of ISOs.  The nature of the gain or loss depends on how long the option shares were held.  If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted or one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares.  If the option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale or the difference between the fair market value of the option shares on the date of exercise and the option price.  Any additional gain will be taxable to the participant as a long-term or short term capital gain, depending on how long the option shares were held.  Guardian is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

The following table sets forth, as of December 31, 2005, information with regard to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2003 Amended and Restated Stock Incentive Plan	4,687,800	$1.61	24,642,200
Equity compensation plans not approved by stockholders	0	0	0
Total	4,687,800	$1.61	24,642,200

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2003, Guardian entered into an employment agreement with Ruth Taylor pursuant to which Mrs.

Taylor is employed as an accountant.  Mrs. Taylor is the adult daughter of Mr. Robert A. Dishaw, a director and principal stockholder of Guardian.  The employment agreement provides for an annual base salary of $60,000 per annum.  The agreement is for a term of one year and is automatically renewed for one year terms unless earlier terminated.  The agreement provides for an annual performance bonus as determined by Guardian, participation in Guardian’s stock option plan, and participation in Guardian’s benefit policies and plans.  The agreement provides for the issuance pursuant to Guardian’s stock option plan of 100,000 non-qualified stock options vest in 6 months and exercisable at a price of $.50 per share, and 100,000 non-qualified stock options vesting one year from the anniversary date of employee’s employment and exercisable at a price of $.50 per share.  The agreement may be terminated upon the death or disability of employee or for cause.  If the employee is terminated by reason of death, disability (except as noted below) or for cause, no further compensation is payable to employee.  If employee is terminated other than by reason of death, disability or cause, or if no disability insurance is provided and employee becomes disabled, employee is entitled to be paid her base salary for six months.  Employee may terminate her employment agreement on 30 days’ prior written notice.  We have also entered into a non-competition, confidentiality, proprietary rights and non-solicitation agreement (proprietary information agreement) with Mrs. Taylor, pursuant to which employee has agreed not to disclose confidential information regarding Guardian, agreed that proprietary rights conceived during her employment are the property of Guardian, and agreed not to solicit Guardian’s customers or attempt to hire our employees for twelve months following termination of her employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the employment agreement or employee’s employment, other than disputes under the proprietary information agreement.  During 2004, Guardian granted to Mrs. Taylor 10,000 incentive stock options at an exercise price of $3.60, and on October 4, 2005, granted to Mrs. Taylor 15,000 options at an exercise price of $3.00 per share.

Effective November 21, 2005, Mr. Dishaw, a director and a principal stockholder of Guardian, resigned as President and Chief Operating Officer.  Effective as of such date, Guardian and Mr. Dishaw mutually agreed to terminate his employment agreement with Guardian and we entered into a three year consulting services agreement with Mr. Dishaw pursuant to which he will perform services with regard to the distribution of Guardian’s products through EGC International, Inc., and shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  The agreement provides for a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Guardian products to EGC or its resellers and 3% of gross revenues from sales of Guardian products to certain approved clients.  Mr. Dishaw shall continue to participate in benefit policies and plans of the Guardian, and shall be entitled to receive reimbursement of reasonable expenses.

The consulting services agreement provides for mutual releases of all claims, including claims arising out of Mr. Dishaw’s employment by Guardian and for mutual indemnification.   The agreement also provides that if certain disputes are not resolved within 30 days by the parties, such disputes may be referred to binding arbitration.  Also, Mr. Dishaw has entered into a proprietary information, invention assignment and non-competition agreement, pursuant to which the he has agreed not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment/engagement become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination or expiration of his engagement, and agrees not to  solicit employees or customers of Guardian following termination of his engagement.  Other material terms of Mr. Dishaw’s consulting services agreement are described under “Executive Compensation - Consulting Services Agreement with Mr. Dishaw and Change-in-Control Arrangements.”

On March 15, 2006, we entered into an agreement with McBee Strategic Consulting pursuant to which it has provided to us certain general business and governmental consulting related to federal legislative and regulatory activity.  Under the terms of the agreement, the Company has agreed to pay McBee Strategic Consulting a monthly retainer of $15,000.  The agreement is for a term of one year with annual renewals unless otherwise terminated by either party.  Ms. Lindsey, who became a director in August 2006, is a Vice President of McBee.

On April 21, 2006, we entered into a Loan Agreement with Mr. Michael W. Trudnak, the Chairman and Chief Executive Officer pursuant to which Mr. Trudnak loaned us $200,000.  We issued a non-negotiable promissory note, dated effective April 21, 2006, to Mr. Trudnak in the principal amount of $200,000.  The note is unsecured, non-negotiable and non-interest bearing.  The note is repayable on the earlier of (i) six months after the date of issuance, (iii) the date the Company receives aggregate proceeds from the sale of its securities after the date of the issuance of the Note in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the note: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the note; (b) the material violation by us of any representation, warranty, covenant or agreement contained in the loan agreement, the note or any other loan document or any other document or agreement to which we are a party or by which we or any of our properties, assets or outstanding securities are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of our creditors; (e) the application for the appointment of a receiver or liquidator for us or our property; (f) the issuance of an attachment or the entry of a judgment against us in excess of $100,000; (g) a default with respect to any other obligation due to the lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to us, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreement and note shall be in default immediately and without notice, and the unpaid principal amount of the loan shall, at the option of the lender, become immediately due and payable in full.  We agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys’ fees and interest from the date of default at the rate of 18% per annum.  The note is not assignable by Mr. Trudnak without our prior consent.  We may prepay the note in whole or in part upon ten days notice.  On October 21, 2006, Mr. Trudnak extended the due date of the loan to December 31, 2006. Subsequently, on October 3 and October 18, 2006, Mr. Trudnak loaned to us $102,000 and $100,000, respectively, on substantially the same terms as the April 21, 2006 loan, except that each loan is due six months after the date thereof.  On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,00 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Warrant financing on November 8, 2006, we repaid the $100,000 in principal amount of the April 1, 2006, loan to Mr. Trudnak.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 18, 2006, the beneficial ownership of our common stock by (i) any person we know who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Michael W. Trudnak	5,311,000 (2)	15.18%
William J. Donovan	919,000 (3)	2.59%
Sean W. Kennedy	43,000 (4)	*
Charles T. Nash	20,500 (5)	*
Gina M. Lindsey	0 (6)	*
Darrell H. Hill	735,700 (7)	2.09%
Steven V. Lancaster	734,000 (8)	2.09%
Gregory E. Hare	100,000 (9)	*
Robert A. Dishaw	4,765,644 (10)	13.80%
Tobin Family Trust	2,538,761 (11)	7.35%
All executive officers and directors as a group (8 people)	7,863,200 (12)	21.04%

*

Represents less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  All addresses, except as noted, are c/o Guardian Technologies International, Inc., 516 Herndon Parkway, Herndon, Virginia  20170.

(2)	Includes 460,000 shares underlying options to purchase shares of common stock which are currently exercisable.
(3)	Includes 910,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include 100,000 shares underlying options that are not currently exercisable.
(4)

Includes 25,500 shares underlying options to purchase shares of common stock which are currently exercisable.  Includes 10,000 shares of common stock owned by Mr. Kennedy’s wife with respect to which Mr. Kennedy disclaims beneficial ownership.

(5)	Includes 18,500 shares underlying options to purchase shares of common stock which are currently exercisable.
(6)	Does not include shares issuable upon exercise of 15,000 options which are not currently exercisable.
(7)	Includes 670,000 shares underlying options to purchase shares of common stock which are currently exercisable.
(8)	Includes 660,000 shares underlying options to purchase shares of common stock which are currently exercisable.
(9)	Does not include shares underlying 100,000 options that are not currently exercisable.
(10)

Includes 10,000 shares underlying options to purchase shares of common stock which are currently exercisable.   The number of shares owned by Mr. Dishaw is based solely upon information contained in a Form 4 filed by Mr. Dishaw on November 17, 2006.  The address for Mr. Dishaw as set forth in his Form 4 is 848 Brickell Key Drive, Suite 2006, Miami, Florida  33131.

(11)

Mr. Morrie Tobin and his wife Gale Tobin are the trustees of the Tobin Family Trust and have shared voting and dispositive power with regard to such shares.  The address for the trust is 40 Bassano Road, Toronto, Ontario, Canada.  The number of shares owned by the trust and the foregoing information is based solely upon information contained in an amended Schedule 13G/A  filed by Mr. and Mrs. Tobin and the trust with the SEC on January 10, 2005.

(12)

Includes shares underlying options to purchase an aggregate of  460,000, 910,000, 670,000, 660,000, 25,500, 18,500 and 100,000 shares of common stock which are currently exercisable have been granted to Messrs. Trudnak, Donovan, Hill, Lancaster, Kennedy,  Nash and Hare,  respectively.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders as of December 18, 2006, the number of shares that may be sold in this offering, and the number of shares they will own after the offering, assuming they sell all of the shares so offered.  The number of shares of common stock beneficially owned by the selling stockholders who purchased Debentures and Series D Common Stock Purchase Warrants and potentially offered by this prospectus includes 130% of the amount of shares we may issue as payment of interest under our Series A 10% Senior Convertible Debentures and are assumed for purposes of calculating the holder beneficial ownership to be issuable within 60 days of December 18, 2006.  The number of such shares is based upon certain assumptions we have made as to the price of our common stock.  For this purpose, we have assumed an interest share conversion price of $1.15634 per share of our common stock (based upon the conversion price of the Debentures and Series D Common Stock Purchase Warrants).  The number of shares of common stock beneficially owned by the selling stockholders who purchased Debentures and Series D Common Stock Purchase Warrants and potentially offered by this prospectus also includes 130% of the amount of shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Common Stock Purchase Warrants as required pursuant to the terms of the Registration Rights Agreements we entered into with such holders.

The percentage of beneficial ownership set forth in the following table is based upon 34,530,155 shares of our common stock which were outstanding on December 18, 2006.  Except as noted below, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.  Except as noted below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

We will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will receive proceeds from the exercise of the warrants, if any.  Assuming the selling stockholders sell all of their shares, none of the selling stockholders will continue to own any shares of our common stock following the offering.

This prospectus, as it may be amended or supplemented from time to time, relates to the offering of 13,851,118 shares of common stock that may be sold by the selling stockholders, including.

•

up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures;

•

up to 4,453,709 of our shares that may be issued upon exercise of outstanding Series D Common Stock Purchase Warrants,

•

up to 623,520 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants;

•

up to 1,157,971 shares representing 130% of the shares that that may be issued in lieu of interest under our Series A 10% Senior Convertible Debentures, assuming an interest share conversion price of $1.15634 per share;

•

up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants as required under the terms of Registration Rights Agreements we entered into with investors in such securities;

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants that were issued as compensation in connection with private placements of our convertible preferred stock, common stock and warrants during the period October 2003 through May 2004; and

•

up to 75,000 shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Midtown Partners & Co., LLC, acted as placement agent for our 2006 Debenture and Warrant financing.  Midtown is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD.  Midtown’s principal offices are located in Boca Raton, Florida.  Pursuant to a Placement Agent Agreement we entered into with Midtown in July 2006, Midtown received a cash fee of 7% of the principal amount of the Debentures subscribed for at the first closing of the Debenture financing and will receive a similar fee upon the second closing of the Debenture financing following the effectiveness of the registration statement of which this prospectus forms a part.  Midtown is also entitled to receive a fee equal to 7% of the proceeds we receive from the exercise of the Series D Common Stock Purchase Warrants. At the first closing of the Debenture financing, we issued to Midtown placement agent’s warrants to purchase an aggregate of 623,520 shares of common stock, one-half of which became exercisable on November 8, 2006, and the remaining one-half will become exercisable following the second closing of the Debenture financing.  The placement agent’s warrants we issued to Midtown at closing are substantially the same as the Series D Common Stock Purchase Warrants we issued to investors, except that they contain a cashless exercise provision commencing immediately and contain a piggyback registration right.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before Offering (1)	Percent of Common Stock Owned Prior to Offering (1)	Number of Shares Being Offered Hereby	Number of Shares Owned After Offering	Percent of Common Stock Owned After Offering (1)
BridgePointe Master Fund Ltd.	2,473,324 (2)	6.68%	2,473,324	0	*
Castlerigg Master Investments Ltd.	2,473,324 (3)	6.68%	2,473,324	0	*
Crescent International Ltd.	2,473,324 (4)	6.68%	2,473,324	0	*
Enable Growth Partners LP	2,102,325 (5)	5.74%	2,102,325	0	*
Enable Opportunity Partners LP	247,333 (6)	*	247,333	0	*
GSSF Master Fund, LP	1,236,662 (7)	3.46%	1,236,662	0	*
Otago Partners, LLC	618,330 (8)	1.76%	618,330	0	*
Pierce Diversified Strategy Master Fund LLC, Ena	123,667 (9)	*	123,667	0	*
Truk International Fund LP	108,829 (10)	*	108,829	0	*
Truk Opportunity Fund LLC	880,505 (11)	2.49%	880,505	0	*
Midtown Partners & Co, LLC	249,408 (12)	*	249,408	0	*
J. Rory Rohan	153,380 (13)	*	153,380	0	*
Bruce Jordan	215,732 (14)	*	215,732	0	*
Gordon Maner	5,000 (15)	*	5,000	0	*
Bret Williams	635,334 (16)	1.82%	314,975	320,359	*
Trinity Financing Investments Corporation	65,000 (17)	*	65,000	0	*
Lucci Financial Group, LLC	10,000 (18)	*	10,000	0	*
Total	14,071,477		13,751,118	320,359

_______________

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  The Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants contain a limitation on the amount of Debenture and Warrant that may be converted or exercised in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unconverted portion of the Debenture or Warrant).  Such limitation may be waived upon 61 days’ notice to us by the holder of the Debenture or Warrant, as the case may be, permitting the holder to change such limitation to 9.99%. We have assumed for purposes of the foregoing table that the shares that may be issued in lieu of cash as interest under the Debentures are issuable within 60 days of November 18, 2006.

(2)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by BridgPointe is Mr. Eric S. Swartz.

(3)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The investment manager of Castlerigg is Sandell Asset Management Corp. (“Sandell”).  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Sandell is Mr. Thomas Sandell.  Castlerigg International Ltd. (“CI”) is the controlling shareholder of Castlerigg International Holdings Limited (“Holdings”).  Holdings is the controlling shareholder of Castlerigg.  Each of Holdings and CI may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. Sandell, Mr. Thomas Sandell, CI and Holdings each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is hereinabove described.

(4)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The investment advisor to Crescent is Cantara (Switzerland) SA (“Cantara”).  In their capacities as managers of Cantara, the natural persons who have voting and dispositive power with regard to the shares beneficially owned by Crescent are Mr. Maxi Brezzi and Bachir Taleb-Ibrahimi.  Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(5)

Represents (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Growth Partners LP is Mr. Mitch Levine.  Mr. Levine disclaims beneficial ownership of such shares.  Enable Growth Partners LP is affiliated with a registered broker-dealer.  Enable Growth Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants owned by Enable Opportunity Partners LP or (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(6)

Represents (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Opportunity Partners LP is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares. Enable Opportunity Partners LP is affiliated with a registered broker-dealer. Enable Opportunity Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants owned by Enable Growth Partners LP or (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(7)

Represents (i) 674,543 shares underlying Series A 10% Senior Convertible Debenture and (ii) 562,119 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by GSSF is Mr. Tom C. Davis.

(8)

Represents (i) 337,271 shares underlying Series A 10% Senior Convertible Debenture and (ii) 281,059 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Otago is Lindsay A. Rosenwald, M.D.  Dr. Rosenwald is the sole shareholder and chairman of Paramount BioCapital, Inc., a registered broker-dealer. Otago purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(9)

Represents (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Pierce is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares.  Pierce is affiliated with a registered broker-dealer. Pierce purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants owned by Enable Growth Partners LP or (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Enable Opportunity Partners LP and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(10)

Represents (i) 59,362 shares underlying Series A 10% Senior Convertible Debenture and (ii) 49,467 shares underlying Series D Common Stock Purchase Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk International Fund LP are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk International Fund, LP.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk International Fund, LP.  Does not include (i) 480,276 shares underlying Series A 10% Senior Convertible Debenture and (ii) 400,229 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Truk Opportunity Fund, LLC, with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(11)

Represents (i) 480,276 shares underlying Series A 10% Senior Convertible Debenture and (ii) 400,229 shares underlying Series D Common Stock Purchase Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk Opportunity Fund, LLC are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk Opportunity Fund, LLC.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk Opportunity Fund, LLC.  Does not include (i) 59,362 shares underlying Series A 10% Senior Convertible Debenture and (ii) 49,467 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Truk International Fund LP with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(12)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Midtown Partners & Co., LLC, is Mr. Bruce Jordan, President of Midtown.  Mr. Jordan disclaims beneficial ownership of such shares.  Midtown Partners & Co., LLC is a registered broker-dealer.

(13)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Rohan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.

(14)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Jordan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Does not include an aggregate of 249,408 shares underlying Placement Agent’s Warrants beneficially owned by Midtown Partners & Co., LLC, of which Mr. Jordan is the President, and with respect to which shares Mr. Jordan disclaims beneficial ownership.

(15)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Maner is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.

(16)

Includes (i) 320,359 shares of common stock and (ii) 314,975 shares underlying certain placement agent’s warrants issued as compensation in connection with certain private placements of securities we conducted during the period October 2003 through May 2004 for which Berthel Fisher & Company Financial Services, Inc. acted as placement agent. At the time of such financings, Mr. Williams was an affiliate of Berthel Fisher.  Mr. Williams is an affiliate of a registered broker-dealer.  In October 2003, Mr. Williams purchased bridge notes from us in the principal amount of $100,000 and received an aggregate of 80,000 common stock purchase warrants which are no longer exercisable.  Mr. Williams purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(17)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive with regard to the shares held by Trinity is Trinity Bui.

(18)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive power with regard to the shares held by Lucci is Mr. Michael Lucci.

*	Less than one percent.

Shares of common stock covered by this prospectus may be reoffered and resold from time to time through brokers in the over-the-counter market or otherwise at prices acceptable to the selling stockholders. To our knowledge, no specific brokers or dealers have been designated by any selling stockholder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive sale of any shares which may be offered pursuant to this prospectus.  Alternatively, the selling stockholder may from time to time offer the shares through underwriters, dealers, or agents, which may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares from whom they may act as agents. The selling stockholder and any underwriters, dealers, or agents that participate in the distribution of the shares may be deemed “underwriters” under the Securities Act and any profit on the sale of the shares by them and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period commencing on the later of five business days prior to the determination of the offering price or such time as the person becomes a distribution participant.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, in connection with transactions in the shares during the effectiveness of the registration statement of which this prospectus is a part.  All of the foregoing may affect the marketability of the shares.

MARKET FOR OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “GDTI.” The following table sets forth the high and low bid prices for each quarter during 2005 and 2004, and for the subsequent interim period.

	High	Low
Interim Period Ended September 30, 2006:
First Quarter	$2.76	$2.20
Second Quarter	$2.10	$1.69
Third Quarter	$2.72	$1.40

Fiscal Year Ended December 31, 2005:
First Quarter	$ 5.35	$3.04
Second Quarter	$ 3.10	$1.85
Third Quarter	$ 5.15	$2.91
Fourth Quarter	$ 4.05	$2.05

Fiscal Year Ended December 31, 2004:
First Quarter	$ 4.75	$2.95
Second Quarter	$ 4.30	$3.62
Third Quarter	$5.05	$2.00
Fourth Quarter	$5.70	$3.00

These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

As of December 18, 2006, there were approximately 441 holders of record of our common stock.  This does not include beneficial owners of our common stock held in “street name.”  On December 18, 2006, the closing bid price for our shares of common stock was $0.87.

Dividends

We have never declared or paid cash dividends on our common stock.  Currently, we intend to retain earnings, if any, to support its growth strategies and does not anticipate paying cash dividends in the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share.  As of December 18, 2006, there were 34,530,155 shares of our common stock issued and outstanding and approximately 441 holders of record of the common stock. Each share of common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote thereon. The holders of common stock:  (a) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the board of directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (c) do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions; and (d) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.  We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operations of our businesses.  The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, $20.00 par value per share, of which 6,000 have been designated as Series A Convertible Preferred Stock, 1,170 shares as Series B Convertible Preferred Stock and 6,000 shares as Class B Convertible Preferred Stock, none of which shares are outstanding on the date of the filing of this report.  The board of directors is authorized to issue shares of preferred stock from time to time in one or more series and, subject to the limitations contained in the articles of incorporation and any limitations prescribed by law, to establish and designate a series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences.  New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.  Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Guardian and/or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock.  To the extent permitted by the articles of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Series A 10% Senior Convertible Debentures

As of the date of this prospectus, we have outstanding an aggregate of $2,575,000 in principal amount of our Series A 10% Senior Convertible Debentures that were issued on November 8, 2006, at the first closing pursuant to a securities purchase agreement, dated November 3, 2006. We also issued to such investors an aggregate of 4,453,709 Series D Common Stock Purchase Warrants.  Investors in such financing agreed to purchase an additional $2,575,000 in principal amount of such debentures upon the effectiveness of a registration statement covering the registration for resale of the underlying common stock.

At any time after the date of issuance of the Debentures, the principal amount of the Debentures is convertible into shares of our common stock at a price of $1.15634 per share (the “conversion price”). The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures (as to the principal amount so converted or redeemed), or on the maturity date of the Debentures.  The Debentures are due November 7, 2008.

We may, subject to certain conditions, pay the interest due under the Debentures in registered shares of common stock, the number of shares issuable in payment of interest to be determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five (5) trading days ending on the date that is immediately prior to (i) the date the interest is due or (ii) the date such shares are issued and delivered. Also, subject to certain conditions, we may, at any time commencing after the effective date of the registration statement and provided for 20 consecutive trading days the closing price of its common stock exceeds $1.734, force conversion of the Debentures, subject to the holders right to voluntarily convert the Debentures at the then conversion price.  The $2,575,000 in principal amount of Debentures issuable at the second closing shall be on the same terms as the Debentures issued in the first closing.

The Debentures contain a limitation on the amount of Debenture that may be converted or exercised in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unconverted portion of the Debenture).  Such limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.  We have agreed to compensate a holder of a Debenture in the event our transfer agent fails to deliver certificates for shares upon conversion of the Debentures within three trading days of the date of conversion and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.

Pursuant to registration rights agreements we entered into with each of the selling stockholders who purchased our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants, within 45 days of the first closing, we have agreed to use our best efforts to file a registration statement under the Securities Act in order to permit the selling stockholders to resell to the public any shares that they acquire upon conversion of the Series A 10% Senior Convertible Debentures and that are acquired upon exercise of the Series D Common Stock Purchase Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  The registration rights agreements require that we register a number of shares of our common stock equal to 130% of the shares (i) issuable upon conversion of the Debentures, (ii) upon exercise of the Warrants, and (iii) as payment of interest under the Debentures.  The number of shares that we have registered on behalf of such selling stockholders has been determined on the basis of the number of shares that would be issuable upon conversion of, or as payment of interest under, the Series A 10% Senior Convertible Debentures and upon exercise of the Series D Common Stock Purchase Warrants, assuming a conversion or exercise price of $1.15634 per share.  We are required to pay a penalty if the registration statement of which this prospectus forms a part is not declared effective on or before April 7, 2007.  The amount of the penalty is 1% of the purchase price paid by each investor for each 30 day period or part thereof that the registration statement is not effective subject to a 6% cap thereon.

Anti-Dilution Provisions of Debentures and Series D Common Stock Purchase Warrants

The Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants contain certain anti-dilution provisions in the event of, among other things, a stock dividend, stock split, sales of securities below their then conversion or exercise price, a subsequent rights offering, a reclassification, merger, consolidation, or sale of substantially all of our assets, except for certain exempt issuances (including stock and options granted to employees, officers, directors or consultants (provided issuances to consultants do not exceed 400,000 during a 12 month period) under our stock option plans or as approved by a majority of non-employee directors, stock issued in a strategic acquisition, and the issuance of the placement agent’s warrants issued as compensation in the financing and the shares underlying such placement agent’s warrants (an “exempt issuance”)).

Also, in the event certain the following milestones are not met, the conversion price and exercise price of the Debentures and Warrants may be reset, as discussed below:

Six months ending March 31, 2007 Milestones

The conversion or exercise price of the Debentures and Warrants will be reset:

•

if for the six month period ending March 31, 2007, we fail to:

o

report revenue of at least $1,000,000 as reported in our 2006 Form 10-K and first quarter of 2007 Form 10-Q; or

o

obtain authorization for use and sale of PinPoint in the Russian Federation as disclosed in a widely disseminated press release or Form 8-K; or

o

prepare and file an application for grant funding under the Howard University-NCMS Technology Transfer Initiative-Proposed Project for Commercialization (“Howard Grant Program”) to expand the current database of mammography with additional radiologist reviews and images as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be reset to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to the date that our first quarter 2007 Form 10-Q is filed, but if filed after May 15, 2007, the 5 trading days prior to the date of actual filing.

April 30, 2007 Milestone

The conversion or exercise price of the Debentures and Warrants will be reset:

•

if, by April 30, 2007, we have failed to receive an affirmative final report and evaluation of PinPoint from the Transportation Laboratory, as disclosed in a widely disseminated press release of Form 8-K.

If the foregoing event has not been disclosed as required above, the conversion or exercise price will be reset to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to April 30, 2007.

Twelve months ending September 30, 2007 Milestones

The conversion or exercise price of the Debentures and Warrants will be reset:

•

If, for the twelve month period ending September 30, 2007, we fail to:

o

report revenue during the twelve month period ending September 30, 2007 of at least $15,000,000 as reported in our 2005 Form 10-K and third quarter 2007 Form 10-Q; or

o

submit an application to the General Administration of Civil Aviation of China for review and approval of the licensing, sale and distribution of PinPoint in China, as disclosed in a widely disseminated press release or Form 8-K; or

o

receive a grant under the Howard Grant Program.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be reset to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to the date our third quarter 2007 Form 10-Q is filed, but if filed after November 15, 2007, 85% of the lesser of (a) the VWAP for the 5 trading days immediately prior to November 16, 2007, (b) the VWAP for the 5 trading days immediately prior to the date of actual filing.

Eighteen months ending March 31, 2008 Milestones

The conversion or exercise price of the Debentures and Warrants will be reset:

•

if, for the eighteen month period ending March 31, 2008, we fail to:

o

report revenue during the eighteen month period ending March 31, 2008, of at least $30,000,000 as reported in our 2006 Form 10-K and first quarter 2008 Form 10-Q; or

o

submit a premarket notification application with the FDA with regard to the process for computer aided detection using our 3i technology, as disclosed in a widely disseminated press release of Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be reset to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to the date our first quarter 2008 Form 10-Q is filed, but if filed after May 15, 2008, 85% of the lesser of (a) the VWAP for the 5 trading days immediately prior to May 16, 2008, and (b) the VWAP for the 5 trading days immediately prior to the date of actual filing.

Bridge Notes

We have outstanding $1,100,000 in principal amount of our bridge notes that were issued during August and September 2006.  We also issued an aggregate of 1,100,000 warrants to investors in such financing, exercisable at a price of $1.60 per share for 2 year following the date of issuance.  The bridge notes bear interest at the rate of 15% per annum and are repayable six months from the date of issuance.  The principal amount of the notes may be used to purchase certain shares of common stock underlying the warrants issued to investors in the financing.

Warrants

Series D Common Stock Purchase Warrants

In connection with the Series A 10% Senior Convertible Debenture financing, we issued an aggregate of 4,453,709 Series D Common Stock Purchase Warrants to investors.  The Warrants are exercisable at a price of $1.15634 per share during the five year period following the date they first become exercisable.    Also, the Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Warrants or (ii) at any time after four years following the date of issuance.

One-half of such Warrants became exercisable commencing November 8, 2006, and the remaining one-half of such Warrants shall become exercisable upon payment of the subscription amount due from investors at the second closing of the Debenture financing and, if not so received, we may cancel such Warrants.  We contemplate holding the second closing of the Debenture and Warrant financing upon effectiveness of the registration statement of which this prospectus forms a part.  For a discussion of the anti-dilution provisions of the Warrants, please refer to the discussion under “Series A 10% Senior Convertible Debentures -- Anti-Dilution Provisions of Debentures and Series D Common Stock Purchase Warrants,” above.

The Warrants contain a limitation on the number of Warrants that may be exercised in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unexercised portion of the Warrant).  Such limitation may be waived upon 61 days’ notice to us by the holder of the Warrant permitting the holder to change such limitation to 9.99%.  We have agreed to compensate a holder of a Warrant in the event our transfer agent fails to deliver certificates for shares upon exercise of the Warrants within three trading days of the date of exercise and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.  We may call up to 75% of the Warrants for cancellation in the event that, following the registration of the shares of common stock underlying the Warrants (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, (iii) the holder is not in possession of material nonpublic information regarding us. We are required to give notice to the holders within one trading day of the end of the measurement period and the Warrants covered by the call notice will be cancelled effective 15 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Warrant during the measurement period.

Placement Agent’s Warrants Issued in Connection with Debenture and Warrant Financing

As compensation for services in connection with our Debenture and Warrant financing, we issued an aggregate of 623,520 placement agent warrants to Midtown Partners & Co., LLC, and its designees.  One-half of the warrants became exercisable upon the date of issuance, November 8, 2006, and the remaining one-half become exercisable upon payment of the subscription amounts due at the second closing of the Debenture and Warrant Financing (“second closing placement agent warrants”), provided that we may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at such second closing. The warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Warrant financing.

Placement Agent’s Warrants Issued as Compensation in Private Placements Conducted During 2003 and 2005

In connection with certain financings we conducted during the period November 2003 through July 2005, we issued placement agent’s warrants to Berthel Fisher & Company Financial Services, Inc. and its designees as compensation for its services in connection with such financings.  As of December 7, 2006, approximately 664,862 of such placement agent’s warrants are issued and outstanding.  234,817 of such warrants are exercisable at a price of $1.92 per share, 261,545 of such warrants are exercisable at a price of $1.95 per share, 92,500 of such warrants are exercisable at a price of $2.60 per share, 48,000 of such warrants are exercisable at a price of $3.00 per share, and 28,000 of such warrants are exercisable at a price of $2.00 per share.  The warrants contain certain anti-dilution provisions, a cashless exercise provision, and other customary provisions.  The warrants are exercisable for a period of five years from the date of issuance. The shares of common stock underlying 314,975 of such warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

2003 Bridge Loan Warrants

In connection with certain bridge loans we received from six investors during December 2003, we issued warrants to investors.  As of December 6, 2006, there were approximately 515,986 of such warrants issued and outstanding.  320,000 of such warrants are exercisable at a price of $2.50 per share, 53,486 of such warrants are exercisable at a price of $2.65 per share, and 142,500 of such warrants are exercisable at a price of $5.00 per share.  240,000 of such warrants expire during December 2006, 160,000 of such warrants expire during June 2007, 53,486 of such warrants expire during April 2007, 31,250 of such warrants expire during July 2007, and 31,250 of such warrants expire during December 2007.   382,500 of such warrants contain a cashless exercise provision commencing one year after the date of issuance. The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Consultant Warrants

During February 2004, we issued an aggregate of 65,000 warrants to a consultant as compensation for services.  The warrants are exercisable at a price of $2.65 per share and expire during February 2009. The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

In May 2004, we issued an aggregate of 250,000 warrants to a consultant as compensation for services. The warrants are exercisable at a price of $5.00 per share.  32,500 of such warrants expire in May 2007 and 217,500 of such warrants expire in May 2008.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

During July 2005, we issued an aggregate of 10,000 warrants to a consultant as compensation for certain services.  The warrants are exercisable at a price of $2.00 per share and expire in June 2007. The warrants contain certain anti-dilution provisions, a cashless exercise provision, piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

During February 2006, we issued an aggregate of 125,000 warrants to certain consultants as compensation for services.  50,000 of such warrants are exercisable at a price of $3.00 per share, 40,000 are exercisable at a price of $6.00 per share, and 35,000 are exercisable at a price of $9.00 per share during the three year period from the date of issuance.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class A Warrants

We have outstanding an aggregate of 104,600 Class A warrants, 50,000 of which are exercisable at a price of $2.00 per share and 54,600 are exercisable at a price of $2.65 per share.  Such warrants expire in December 2006 through March 2007. The warrants contain certain anti-dilution provisions, piggyback registration rights and other customary provisions. 50,000 of such warrants contain a cashless exercise provision.  Holders of such warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class B Warrants

We have outstanding an aggregate of 30,000 Class B warrants which are exercisable at a price of $3.00 per share.  Such warrants expire in March 2007.  The warrants contain certain anti-dilution provisions, piggyback registration rights and other customary provisions.  The holder of such warrants has waived his registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class C Warrants

We issued an aggregate of 1,100,000 Class C warrants in connection with $1,100,000 note financing during August through September 2006.  The warrants are exercisable at a price of $1.60 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.  Also, the principal amount of the notes may be utilized to exercise the warrants.

We also issued an aggregate of 206,439 Class C warrants in connection with private placements that occurred in May and July 2006.  The warrants are exercisable at a price of $3.00 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our Certificate of Incorporation, provisions of our bylaws and Delaware law could discourage takeover attempts and prevent stockholders from changing our management.

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, of which none are issued and outstanding of which 6,000 shares have been designated as Series A Convertible Preferred Stock, 6,000 shares have been designated as Series B Convertible Preferred Stock and 6,000 have been designated as Series C Convertible Preferred Stock, none of which share are currently issued and outstanding. The board of directors, without further action by the stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of Guardian.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

We also have a staggered board of directors and vacancies resulting from an increase in the size of our board may be filled by a majority of our directors then in office.

The affirmative vote of two-thirds of our issued and outstanding shares of common stock is required to call a special meeting of our stockholders.

Our board of directors and stockholders have concurrent power to make, alter, amend, change, add to or repeal our bylaws, provided that any such change must be authorized by a majority of our authorized directors or receive the affirmative vote of not less than 80% of our voting stock.

No action required or permitted to be taken at a meeting of our stockholders may be taken by written consent without a meeting.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

Transfer Agent

Signature Stock Transfer Co., Inc., Plano, Texas is our transfer agent.

PLAN OF DISTRIBUTION

Each of the selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling stockholders (but excluding the shares covered by this registration statement that may be resold by certain consultants) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed with the selling stockholders in our Debenture and Warrant financing to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) four years after the effective date.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We paid all expenses incident to the registration of the foregoing shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales of the shares offered hereby.

QUANTITATIVE AND QUALITATIVE DISCUSSION ABOUT MARKET RISK

Our market risk is confined to changes in foreign currency exchange rates and potentially adverse effects of differing tax structures.   International revenues in fiscal 2005 from Wise Systems, the Company’s subsidiary located in the United Kingdom, were approximately $296,243 (68.5%) of total revenue.  International sales are made mostly from our foreign subsidiary and are typically denominated in British pounds.  In fiscal year 2005, approximately $76,975 (39.6%) of total consolidated accounts receivable and $93,447 (19.8%) of total consolidated accounts payable were denominated in British pounds. Additionally, our exposure to foreign exchange rate fluctuations arises in part from inter-company accounts which are charged to Wise and recorded as inter-company receivables on the books of the U.S. parent company.  We are also exposed to foreign exchange rate fluctuations as the financial results of Wise are translated into U.S. dollars in consolidation.  As exchange rates vary, those results when translated may vary from expectations and adversely impact overall expected profitability.

As of December 31, 2005, $43,750 (1.8%) of our cash and cash equivalents balance was included in our foreign subsidiaries.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective July 19, 2005, Guardian dismissed its principal registered public accountant, Aronson & Company. Aronson & Company had been engaged by Guardian as the principal registered accountant to audit the financial statements of Guardian for the fiscal years ended December 31, 2003 and 2004. Aronson & Company’s reports on the financial statements of Guardian filed with the Securities and Exchange Commission with regard to the fiscal years ended December 31, 2003 and 2004, contained no adverse or disclaimer of opinion; however, each of its reports did contain a going concern explanatory paragraph.

The decision to change accountants was recommended by Guardian’s Audit Committee and approved by the board of directors of Guardian.

In connection with the audit of Guardian’s financial statements for the fiscal years ended December 31, 2003 and 2004, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Aronson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Aronson & Company, would have caused Aronson & Company to make reference to the subject matter of the disagreements in connection with its reports.

Effective July 19, 2005, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company to serve as Guardian's registered public accountants and to be the principal registered public accountants to conduct the audit of Guardian's financial statements for the fiscal year ending December 31, 2005, replacing the firm of Aronson & Company.

Effective May 5, 2006, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company to serve as Guardian's registered public accountants and to be the principal registered public accountants to conduct the reaudit of Guardian's financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, replacing the firm of Aronson & Company.

LEGAL MATTERS

Certain legal matters in connection with the registration of the shares offered hereby will be passed upon for us by Babirak, Vangellow & Carr, P.C., Washington, D.C.

EXPERTS

The consolidated balance sheets of Guardian Technologies International, Inc., as of December 31, 2005 and 2004, and the consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 2005, included in this prospectus have been included herein in reliance on the reports of Goodman & Company, LLP, independent registered public accountants, given the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our Certificate of Incorporation provides that we will indemnify an office or director to the fullest extent permitted by Delaware General Corporation Law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by on of our directors, officers or controlling person in connection with the securities being registered herein, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

TOGETHER WITH THE REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Guardian Technologies International, Inc.

We have audited the accompanying consolidated balance sheet of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses since inception and is dependent upon its ability to raise additional funding through debt or equity financing to continue operations.  As a result, the Company may not be able to continue to meet obligations as they come due.   These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters also are described in Note 1.  The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

/S/ Goodman & Company, L.L.P.

Norfolk, Virginia

May 12, 2006

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31	2005	Restated 2004
ASSETS
Current Assets
Cash and cash equivalents	$ 2,441,393	$ 925,999
Accounts receivable	194,464	59,312
Other current assets	76,528	25,184
Prepaid expenses	226,274	303
Total current assets	2,938,659	1,010,798

Equipment, net	591,898	132,772

Other Assets
Deposits, noncurrent	88,975	8,881
Goodwill	112,986	126,472
Intangible assets, net	1,728,443	2,250,152

Total assets	$ 5,460,961	$ 3,529,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$ 472,294	$ 278,439
Accrued expenses	275,293	132,306
Deferred revenue	94,023	59,556
Total current liabilities	841,610	470,301

Common shares subject to repurchase, stated at estimated redemption value - 478,531 shares outstanding at December 31, 2005; 587,000 shares issued and outstanding at December 31, 2004	1,306,420	2,044,228

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.20 par value -
Authorized - 1,000,000 shares
Issued and outstanding at December 31, 2005	–	–
Issued and outstanding at December 31, 2004	–	–
Common stock, $0.001 par value -
Authorized - 200,000,000 shares
Issued and outstanding at December 31, 2005 - 33,089,712
Issued and outstanding at December 31, 2004 - 28,042,320	33,090	28,043
Stock subscription receivable	–	(999,638)
Accumulated comprehensive income (loss)	(126,842)	111,628
Deferred stock compensation - employees	–	(1,511,250)
Deferred stock compensation - non-employees	(8,300)	(3,517,866)
Additional paid-in capital	52,465,480	42,806,680
Deficit accumulated	(49,050,497)	(35,903,051)
Total stockholders' equity	3,312,931	1,014,546

Total liabilities and stockholders' equity	$ 5,460,961	$ 3,529,075

Subsequent events (Note 14 – Unaudited)

See notes to consolidated financial statements

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31
	2005	2004 Restated	2003 Restated

Net revenues	$ 432,186	$ 100,988	$ –

Cost of sales	805,503	2,468,955	–

Gross profit (loss)	(373,317)	(2,367,967)	–

Selling, general and administrative expense	12,805,838	25,844,553	6,501,018

Operating loss	(13,179,155)	(28,212,520)	(6,501,018)

Other income (expense)
Interest income	31,709	19,904	–
Interest expense	–	(1,027,560)	(80,629)
Total other income (expense)	31,709	(1,007,656)	(80,629)

Net loss	$ (13,147,446)	$ (29,220,176)	$ (6,581,647)

Loss per common share:
Basic and diluted	$ (0.43)	$ (1.45)	$ (0.79)

Weighted average number of shares used in computing basic and diluted net loss per share	30,563,516	20,086,795	8,314,785

See notes to consolidated financial statements.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
AND COMPREHENSIVE LOSS CONSOLIDATED

											Total Accumulated Comprehensive Loss
						Deferred Stock Compensation	Stock Subscription Receivable	Other Comprehensive Income (Loss)		Total Stockholders' Equity (Deficit)
	Common Stock		Convertible Preferred Stock		Additional Paid-In Capital				Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2002	907,950	$ 908	-	-	$ (908)	-	-	-	$ (101,228)	$ (101,228)	$ (101,228)
Stock issued to founders	4,603,550	4,604	4,097	819	(5,423)	-	-	-	-	-	-
Stock issued to former shareholders at reverse acquisition	2,150,000	2,150	-	-	(2,150)	-	-	-	-	-	-
Stock issued for consulting services	4,250,000	4,250	2,600	520	5,216,031	(4,560,801)	-	-	-	660,000	-
Stock issued to placement agent	25,000	25	-	-	93,725	-	-	-	-	93,750	-
Stock issued to acquire software technology	587,000	587	-	-	2,259,363	-	-	-	-	2,259,950	-
Proceeds from sale of stock for cash, net	1,000,000	1,000	678	136	1,328,759	-	-	-	-	1,329,895	-
Warrants for the purchase of common stock (Restated)	-	-	-	-	1,058,326	-	-	-	-	1,058,326	-
Common stock options granted	-	-	-	-	3,268,475	(3,268,475)	-	-	-	-	-
Stock compensation remeasurement	-	-	-	-	8,951,582	(8,951,582)	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	-	2,907,440	-	-	-	2,907,440	-
Reclassification of warrants to derivative liabilities (Restated)	-	-	-	-	(1,131,415)	-	-	-	-	(1,131,415)	-
Reclassification of common stock subject to repurchase (Restated)	-	-	-	-	(2,044,228)	-	-	-	-	(2,044,228)	-
Net Loss (Restated)	-	-	-	-	-	-	-	-	(6,581,647)	(6,581,647)	(6,581,647)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(6,581,647)
Balance, December 31, 2003 (Restated)	13,523,500	13,524	7,375	1,475	18,992,137	(13,873,418)	-	-	(6,682,875)	(1,549,157)	(6,682,875)
Stock issued for consulting services (Restated)	325,000	325	-	-	2,310,175	(248,000)	-	-	-	2,062,500	-
Cancel issuance of common shares (Restated)	(80,000)	(80)	-	-	80	-	-	-	-	-	-
Stock issued in settlement of claim	287,500	288	-	-	3,075,962	-	-	-	-	3,076,250	-
Common stock options granted	-	-	-	-	6,434,650	(6,434,650)	-	-	-	-	-
Stock issued to placement agent	199,800	200	-	-	(200)	-	-	-	-	-	-
Proceeds from sale of common stock for cash, net	5,337,603	5,338	-	-	7,637,746	-	-	-	-	7,643,084	-
Subscription agreement for the sale of common stock	-	-	-	-	999,638	-	(999,638)	-	-	-	-
Warrants issued for extension of bridge loan (Restated)	-	-	-	-	789,300	-	-	-	-	789,300	-
Cancel recordation of unissued warrants (Restated)	-	-	-	-	(145,684)	-	-	-	-	(145,684)	-
Cashless exercise of stock purchase warrants	197,368	197	-	-	(197)	-	-	-	-	-	-
Contingent, performance-based stock held in escrow under terms of the Wise Systems acquisition	106,739	107	-	-	(107)	-	-	-	-	-	-
Employee stock options exercised	270,000	270	-	-	157,230	-	-	-	-	157,500	-
Conversion of preferred stock to common stock	7,375,330	7,375	(7,375)	(1,475)	(5,900)	-	-	-	-	-	-
Conversion of notes payable to common stock	499,480	499	-	-	798,787	-	-	-	-	799,286	-
Forfeiture of employee stock options	-	-	-	-	(1,370,500)	1,370,500	-	-	-	-	-
Stock compensation remeasurement	-	-	-	-	1,159,748	(1,159,748)	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	-	15,632,100	-	-	-	15,632,100	-
Revaluation of warrants issued to consultants (Restated)	-	-	-	-	842,400	(315,900)	-	-	-	526,500	-
Reclassification of warrants to permanent equity from derivative liabilities (Restated)	-	-	-	-	1,131,415	-	-	-	-	1,131,415	-
Foreign currency translation	-	-	-	-	-	-	-	111,628		111,628	111,628
Net Loss (Restated)	-	-	-	-	-	-	-	-	(29,220,176)	(29,220,176)	(29,220,176)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(29,108,548)
Balance, December 31, 2004 (Restated)	28,042,320	28,043	-	-	42,806,680	(5,029,116)	(999,638)	111,628	(35,903,051)	1,014,546	(35,791,423)
Proceeds from sale of common stock for cash, net	3,624,000	3,624	-	-	6,074,678	-	999,638	-	-	7,077,940	-
Employee stock options exercised	400,000	400	-	-	199,600	-	-	-	-	200,000	-
Exercise of warrants for the purchase of common stock for cash	913,264	913	-	-	2,418,647	-	-	-	-	2,419,560	-
Cashless exercise of common stock purchase warrants	14,646	15	-	-	(15)	-	-	-	-	-	-
Exchange of commission for common stock	26,062	26	-	-	52,098	-	-	-	-	52,124	-
Forfeiture of common stock	(35,580)	(36)	-	-	36	-	-	-	-	-	-
Remeasurement of stock issued pursuant to consulting agreements	-	-	-	-	(162,522)	162,522	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	28,775	4,852,194	-	-	-	4,880,969	-
Reclassification of common shares previously subject to repurchase	-	-	-	-	377,442	-	-	-	-	377,442	-
Remeasurement of common shares subject to repurchase	-	-	-	-	360,366	-	-	-	-	360,366	-
Amortization of warrants issued pursuant to consulting agreement for services	-	-	-	-	-	315,900	-	-	-	315,900	-
Stock issued for consulting services	105,000	105	-	-	309,695	(309,800)	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	-	(238,470)	-	(238,470)	(238,470)
Net Loss	-	-	-	-	-	-	-	-	(13,147,446)	(13,147,446)	(13,147,446)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(13,385,916)
Balance, December 31, 2005	33,089,712	$ 33,090	-	$ -	$ 52,465,480	$ (8,300)	$ -	$ (126,842)	$ (49,050,497)	$ 3,312,931	$ (49,177,339)
See notes to consolidated financial statements.

 GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2005	2004 Restated	2003 Restated
OPERATING ACTIVITIES:
Net loss	$ (13,147,446)	$ (29,220,176)	$ (6,581,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	549,777	982,034	26,734
Stock-based compensation expense	5,323,992	21,297,748	4,277,242
Impairment of software licenses	–	–	140,000
Impairment of acquired intangible assets	–	1,498,731	–
Amortization of bridge note interest and discount	–	1,013,397	77,630
Foreign currency translation adjustment	13,262	(13,262)	–
Changes in operating assets and liabilities:
Accounts receivable	(142,869)	34,522	–
Other current assets	(51,344)	(24,345)	(100)
Prepaid expenses	(225,971)	(103)	(200)
Deposits	(80,094)	149,019	(7,900)
Accounts payable	200,991	(128,281)	182,480
Accrued expenses	142,987	(472,714)	527,176
Deferred revenue	37,729	(48,972)	–
Net cash used in operating activities	(7,378,986)	(4,932,402)	(1,358,585)

INVESTING ACTIVITIES:
Purchase of equipment	(537,503)	(105,791)	(37,170)
Purchase of software licenses	–	--	(140,000)
Acquisition of software	–	--	(25,000)
Acquisition, earnest money deposit	–	--	(150,000)
Investment in patents	(165,194)	(9,333)	-
Acquisition, net of cash received	–	(2,229,783)	-
Net cash used in investing activities	(702,697)	(2,344,907)	(352,170)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	7,002,941	7,736,834	500,000
Proceeds from issuance of preferred stock	–	--	829,895
Proceeds from convertible bridge notes	–	--	700,000
Proceeds from exercise of employee stock options	200,000	157,500	–
Proceeds from exercise of stock warrants	2,419,560	--	–
Net cash provided by financing activities	9,622,501	7,894,334	2,029,895

Effect of exchange rate changes on cash and cash equivalents	(25,424)	(10,255)	–

Net change in cash and cash equivalents	1,515,394	606,770	319,140

Cash and cash equivalents at the beginning of the period	925,999	319,229	89

Cash and cash equivalents at the end of the period	$ 2,441,393	$ 925,999	$ 319,229

See notes to consolidated financial statements.

Supplemental schedule of cash flows information:	Twelve Months Ended December 31
	2005	2004 Restated	2003 Restated
Cash paid for interest	$ -	$ 14,163	$ 3,000
Common stock issued to founders	-	261	5,512
Class A preferred issued to founders	-	(1,105)	819
Common stock issued in acquisition of software	-	-	2,259,950
Common stock issued pursuant to placement agent agreements	-	-	93,750
Note forgiven in acquisition of software	-	-	25,000
Warrants issued to agent for convertible notes	-	-	250,789
Warrants issued as settlement of placement agreement	-	-	709,803
Warrants issued to placement agents for stock offerings	-	2,323,589	25,139
Conversion of bridge note principal balance to common stock	-	700,000	-
Conversion of bridge note accrued interest to common stock	-	99,185	-
Warrants issued (cancelled) for Alliance Partner Agreement	-	(145,684)	145,684
Reclassification of common stock subject to repurchase	-	-	2,044,228
Discount on issuance of convertible note payable	-	-	202,841
Common stock subject to repurchase, derivative liability	377,442	-	-
Revaluation of common stock subject to repurchase	360,366	-	-

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   BASIS OF PRESENTATION AND GOING CONCERN CONSIDERATIONS

Guardian Technologies International, Inc. (along with its subsidiaries, the “Company” or “Guardian”) is the successor consolidated entity formed by the reverse acquisition on June 26, 2003, by RJL Marketing Services, Inc. (“RJL”) of Guardian Technologies International, Inc., a publicly held company.

The Company employs imaging technologies and analytics to create integrated information management products and services.  It primarily focuses on the areas of healthcare radiology and transportation security scanning.  The Company’s products and services automate the processing of large quantities of graphic, numeric, and textual data so organizations can efficiently detect, extract, analyze or effectively act upon the information gleaned from the data.  The Company’s solutions are designed to improve the quality and speed of decision-making and enhance organizational productivity and accuracy.

In July 2004, the Company acquired Wise Systems Ltd. (“Wise”) which provided the Company with a business dedicated to the development of healthcare products for the radiology marketplace.  The acquisition of Wise Systems Ltd. provides the Company with a branded product, a client referral base, and an entrée to the healthcare marketplace for the Company’s intelligent imaging technologies.

Reclassifications

Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.  These classifications had no effect on the previously reported net loss.

Financial Condition and Going Concern Considerations

As of December 31, 2005, the Company’s revenue generating activities have not produced sufficient funds for profitable operations, and the Company has incurred operating losses since inception of $49,050,497.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations.

The Company is currently seeking additional funding to expand marketing efforts and product development. There can be no assurance that such funds will be available on terms acceptable to the Company or that the marketing and product development efforts will be successful.

As discussed above, the Company’s ability to continue as a going concern and meet its obligations as they come due is dependent upon its ability to raise additional financing and/or generate revenues from operations sufficient to meet all obligations.  During the period beginning January 1, 2005, and ending as of the date of filing of this Annual Report on Form 10-K, the Company raised approximately $9,622,501 (net of investment fees and expenses) from the sale of equity (or equity-based) securities, including from the exercise of outstanding common stock purchase warrants, which were issued in a private placement during 2004, and the exercise of stock options.  In addition, U.S. and international sales/marketing efforts for the Company’s healthcare product, FlowPoint, during the year ended December 31, 2005, resulted in contracts of five licenses for the purchase of FlowPoint.  While the sales of these licenses are below customary prices, they nonetheless establish Guardian as a viable participant in the healthcare marketplace and provide us with future reference accounts. Additionally, during the quarter ended December 31, 2005, the Company began international sales and marketing efforts for its threat detection product, PinPoint.  Although the Company has not generated any revenue from the sale of its PinPoint product, it has applied for seven export licenses and was granted five of those licenses by the Department of Commerce.  The Company performed two international pilot projects for the PinPoint product, one in Domodedovo, Russia in December 2005, and another in Caracas, Venezuela in January 2006.  However, significant development risks still exist for adapting the PinPoint product to various types of scanning equipment in different countries.

Management believes the cash balance of $2,441,393 at December 31, 2005, to be sufficient to support operations, absent cash flow from revenues, for a period of approximately five months. Also, the Company will seek to raise additional financing through the sale of debt or equity securities, including from the exercise of outstanding warrants and options, for the purpose of financing its operations, to expand marketing efforts, accelerate product development and for acquisitions. There can be no assurance that such financing efforts will be successful, that the Company will be able to raise sufficient additional financing on terms acceptable to the Company for such purposes, or that the marketing and product development efforts, or acquisition strategy will be successful.  Also, management believes that during the fourth quarter of 2006, it will be able to generate additional revenue from the sale of its FlowPoint and PinPoint products and hopes to alleviate any going concern issue, although there can be no assurance that it will be able to do so.  Furthermore, during April 2005, the Company entered into a letter agreement with an investment banking firm that has agreed to assist Guardian in a private placement of its equity or equity-linked securities on a best efforts basis. The securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The agreement is for a term of 12 months but may be terminated by either party upon 30-days prior written notice.  The Company agreed to pay the investment banking firm a financing completion fee in cash of 7% of the gross proceeds of any financing, warrants to purchase a number of shares equal to 2% of aggregate number of shares issued to investors in any financing, and reimburse the investment banking firm for certain out-of-pocket expenses. Also, the Company granted the investment banking firm a first right of refusal for one year from the closing of any financing to serve as lead managing underwriter of any public financing or as lead placement agent on any private financing.  As of the date of this Annual Report, the board of directors has not approved the terms of any financing through such investment bank, although it reserves the right to do so at any time in the future upon terms to be negotiated by management and approved by the board of directors.  There can be no assurance that any private placement will commence, be conducted, or that we will raise any financing as a result thereof.

Although this agreement expired on April 28, 2006, management is working with additional investment banking firms as well as discussions with existing shareholders on private placement of its equity or equity-linked securities. There can be no assurance that such additional capital will be raised.  During April 2006, an executive officer advanced the company $200,000 until investment banking arrangements are made and two executives’ exercised stock options for $300,000.

The Company anticipates it will need to increase the current workforce significantly to achieve commercially viable sales levels.  There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue.  Should the Company be unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of the Company’s non-current assets may be substantially less than the balances reflected in the financial statements and the Company may be unable to pay its creditors.

NOTE 2.  RESTATEMENT OF FINANCIAL STATEMENTS

The Company restated the consolidated financial statements for 2004 and 2003, and certain disclosures in notes to the consolidated financial statements have been restated to reflect the Restatement adjustments.  In the Restatement, we have:

RECLASSIFIED FROM PERMANENT EQUITY TO TEMPORARY EQUITY THE CONTRACTUAL REDEMPTION VALUE OF COMMON SHARES ISSUED IN CONJUNCTION WITH AN ASSET ACQUISITION AGREEMENT THAT CONTAINED REDEMPTION RIGHTS

Under the terms of an Asset Purchase Agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP from Difference Engines Corporation. The 587,000 shares of common stock were subject to a two (2) year lockup.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under “Rule 144” and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption. Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” such freestanding financial instruments are to be classified as temporary equity and measured at the value of the redemption right.  The Company calculated the redemption value of the common stock issued in the Difference Engines asset purchase and reclassified from permanent equity to temporary equity the redemption value of $2,044,228.  No recalculation of the redemption value was performed in fiscal year 2004 as the redemption rights, granted under the terms of the Asset Purchase Agreement, could not be exercised due to the two-year lockup of the issued shares of common stock.

RECLASSIFIED FROM PERMANENT EQUITY TO DERIVATIVE LIABILITIES, WARRANTS ISSUED TO A PLACEMENT AGENT AND CONVERTIBLE NOTE HOLDERS AND OTHERS, RESULTING FROM INSUFFICIENT AUTHORIZED AND UNISSUED SHARES OF COMMON STOCK

During the year ended December 31, 2003, the Company issued to its placement agent, to the note holders, and to other service providers, warrants for the purchase of common stock. At December 31, 2003, the Company did not have sufficient authorized and unissued shares of common stock to satisfy all of its outstanding conversion requirements.  Paragraph 20 of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” requires that a company have sufficient authorized and unissued shares available to settle contracts after considering all other commitments that may require the issuance of stock during the maximum period the derivative contract could remain outstanding in order to classify the derivative contract as equity.  Sufficient shares were not available until February 13, 2004.  Accordingly, the Company calculated the fair value of each derivative instrument, $1,131,415, and recorded this value as a derivative liability on the consolidated balance sheet.

On February 13, 2004, at a Special Meeting of Stockholders of the Company, the Company’s stockholders voted to increase the number of shares of Common Stock from 15,000,000 to 200,000,000.  Such increase provided sufficient authorized and unissued shares to settle all contracts under commitment.  Appropriately, the Company reversed the prior entry and reduced derivative liabilities by $1,131,415.  Reversing the entry returns this amount to permanent equity.

INCREASED DEFERRED COMPENSATION – CONSULTANTS AND STOCK-BASED COMPENSATION TO REFLECT THE REVALUATION OF WARRANTS ISSUED TO A CONSULTANT FOR SERVICES

On May 20, 2004, the Company issued 250,000 stock purchase warrants to an outside consultant for services to be rendered in the succeeding twelve month period of time.  Assumptions made in the calculation of the fair value of the warrants using the Black-Scholes Model proved to be incorrect.  Based on the revised assumptions, we increased the deferred compensation – consultants balance by $842,400 and amortized from that balance, $526,500 of stock-based compensation expense in 2004 and $315,900 in 2005.

REVALUED THE COMPONENTS OF A CONVERTIBLE DEBT INSTRUMENT THAT CONTAINED AN EMBEDDED DERIVATIVE

During December 2003, Guardian entered into a series of purchase agreements under which convertible promissory notes in the aggregate amount of $700,000 and warrants to purchase 311,250 shares of the Company’s common stock were issued.  The notes bore interest at 10% and were repayable sixty days after the date of issuance (maturity date).  The outstanding principal and interest are convertible into equity securities based on the terms of a future financing.   Absent a future financing, the outstanding principal and interest are convertible into equity securities at a price of $1.50 per share.  Guardian analyzed the transaction and the associated embedded conversion features and determined that all three criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” have been met.  Based on this finding the Company bifurcated the components of the hybrid instrument (the convertible debt) into: (1) the host contract (an interest-bearing note) and (2) the embedded derivative (a put option on the Company’s stock).  SFAS 133 requires that a bifurcated embedded derivative be separated from the host contract and measured at fair value.  Guardian estimated the fair value of the host contract by subtracting the fair value of the embedded put option from the fair value of the convertible note.   The Company increased its interest expense by $57,212 for 2003, and allocated the fair value of the hybrid instrument ($700,000) as follows: (1) $202,841 to the host contract and (2) $497,159 to derivative liability – embedded conversion feature.

During the year ended December 31, 2004, and as a result of the recalculation of the embedded put option, the Company beneficially adjusted previously recorded interest expense of $1,043,321, by $15,761 to a total expense of $1,027,560.  Further, on April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.

CANCELLATION OF WARRANTS NEVER ISSUED

During 2004, the Company reversed a warrant transaction in the amount of $145,685 that was recorded but subsequently voided.  During 2004, we recorded an impairment of assets acquired with the stock warrants, believing that the transaction had been completed, then terminated.  Since the entire transaction had been correctly accounted for in 2003, the entry was a duplication of the 2003 entry.  We reversed the incorrect 2004 entry which resulted in a decrease in our operating net loss for the year.

RECLASSIFICATION OF STOCK-BASED COMPENSATION TO SELLING, GENERAL AND ADMINISTRATIVE

The previously reported statements of operations segregated on a separate line stock-based compensation expense from selling, general and administrative expense.  With this Restatement of the consolidated financial statements for the years ended December 31, 2004 and 2003, the Company added the stock-based compensation expense of $21,297,748 and $4,277,242, respectively, to selling, general and administrative expense for presentation purposes.

RECLASSIFICATION OF DEPRECIATION EXPENSE TO SELLING, GENERAL AND ADMINISTRATIVE

The previously reported statements of operations segregated depreciation expense from selling, general and administrative expense.  With this Restatement of the consolidated financial statements for the years ended December 31, 2004 and 2003, the Company added the depreciation expense of $31,572 and $26,734, respectively, to selling, general and administrative expense for presentation purposes.

RECLASSIFICATION OF IMPAIRMENT OF SOFTWARE TECHNOLOGY AND THE AMORTIZATION OF INTANGIBLE ASSETS TO THE COST OF SALES

The previously reported statements of operations included the impairment of software technology and the amortization of intangible assets in selling, general and administrative expense.  With this Restatement of the consolidated financial statements for the year ended December 31, 2004, the Company added the impairment of software technology expense of $1,498,731 and the amortization of intangible assets expense of $761,650 to the cost of sales for presentation purposes.

RECLASSIFICATION OF EQUIPMENT TO PURCHASED SOFTWARE, NET

The previously reported Balance Sheet presented the value of purchased software within the caption, Equipment, net.  With this Restatement, we have separated out purchased software, net and reported the value, $2,250,152, under its own caption.

The following table presents the effect of the Restatement on the consolidated financial statements for December 31, 2004 and 2003.

	AS REPORTED DECEMBER 31, 2004	ADJUSTMENT	RESTATED DECEMBER 31, 2004
Consolidated Balance Sheet
Common shares subject to repurchase; stated at estimated redemption value - 587,000 shares issued and outstanding at December 31, 2004	$ –	$ 2,044,228	$ 2,044,228

Consolidated Statement of Operations
Cost of sales	$ 208,574	$ –	$ 208,574
Impairment of software technology	–	1,498,731	1,498,731
Amortization of intangibles	–	761,650	761,650
Cost of sales (Restated)	208,574	2,260,381	2,468,955

Operating expenses:
Selling, general and administrative	$ 4,447,943	$ 21,396,610	$ 25,844,553
Impairment of software technology	1,498,731	(1,498,731)	–
Depreciation	31,572	(31,572)	–
Amortization of intangibles	974,624	(974,624)	–
Amortization of stock compensation	20,771,248	(20,771,248)	–
Total operating expenses	27,724,118	(1,879,565)	25,844,553

Interest expense	1,043,321	(15,761)	1,027,560

Net loss	$ (28,855,121)	$ (365,055)	$ (29,220,176)

Consolidated Statement of Cash Flow
Operating Activities:
Net loss	(28,855,121)	(365,055)	(29,220,176)
Adjustment to reconcile net loss - reversal of impairment of stock warrants	145,685	(145,685)	–
Adjustment to reconcile net loss - stock-based compensation expense	20,771,248	526,500	21,297,748
Adjustment to reconcile net loss - non-cash interest expense	1,029,158	(15,761)	1,013,397

Consolidated Statement of Stockholders' Equity
Deferred stock compensation - consultants	(3,201,966)	(315,900)	(3,517,866)
Additional paid-in capital	44,112,739	(1,305,960)	42,806,779
Deficit accumulated	(35,480,782)	(422,368)	(35,903,150)

	AS PREVIOUSLY REPORTED		RESTATED
	DECEMBER 31, 2003	RESTATEMENT ADJUSTMENT	DECEMBER 31, 2003

Consolidated Statements of Operations
Operating expenses:
Selling, general and administrative	$ 2,197,042	$ 4,303,976	$ 6,501,018
Depreciation	26,734	(26,734)	–
Amortization of stock compensation	4,277,242	(4,277,242)	–
Total operating expenses	6,501,018	–	6,501,018

Interest expense	23,417	57,212	80,629
Net loss	$ (6,524,435)	$ (57,212)	$ (6,581,647)

Consolidated Statements of Cash Flow
Operating Activities:
Net loss	(6,524,435)	(57,212)	(6,581,647)
Adjustment to reconcile net loss - bridge note discounts	20,417	57,212	77,629

Consolidated Statements of Stockholders' Equity
Stock warrants outstanding	1,031,424	(1,031,424)	–
Additional paid-in capital	21,084,315	(2,092,178)	18,992,137
Deficit accumulated	(6,625,663)	(57,212)	(6,682,875)

ADJUSTMENTS RELATED TO THE ISSUANCE OF SHARES OF COMMON STOCK AS PART OF AN ASSET PURCHASE AGREEMENT CONTAINING REDEMPTION RIGHTS

On December 19, 2003, the Company purchased certain intellectual property (IP) owned by Difference Engines including, but not limited, to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets has been allocated to acquired technology (software) and was amortized on a straight-line basis over 3 years.

Under the terms of the agreement, the Company issued 587,000 shares of its common stock as consideration for the purchase of the intellectual property, and cancelled a convertible promissory note that Difference Engines issued to Guardian in the amount of approximately $25,000 that represents advances the Company made to Difference Engines.  The founders of Difference Engines provided certain releases to the Company related to their contribution of the technology to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year “lock up” that ended in December, 2005.  The Company also granted Difference Engines piggy-back registration rights for a period of three (3) years, commencing on the date of the expiration of the lock up period with regard to the shares to be issued in the transaction.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under Rule 144 and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is calculated on the basis of the average of the closing bid and asked prices of the Company’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  The Company reclassified and revalued, based on the estimated contractual redemption value, the 587,000 shares of common stock issued as consideration from permanent equity to temporary equity.  As shares of common stock are sold by the holders and/or the Company registers its outstanding shares of common stock, the then current fair value of those shares, based on the redemption value, shall be reclassified from temporary equity to permanent equity.

FASB’s Emerging Issue Task Force (EITF) Topic D-98, “Classification and Measurement of Redeemable Securities,” requires that redemption provisions not within the scope of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” should be accounted for as temporary equity, if the redemption event is not solely within the control of the issuer.  SFAS 150 is not considered applicable, as the redemption of the shares issued in the DEVision asset purchase are presently conditional on the non-eligibility for resale under Rule 144, as explained more fully in the preceding paragraph.  Accordingly, the estimated redemption value of the common stock issued in the Difference Engines asset purchase was reclassified from permanent equity to temporary equity for $2,044,228.  Subsequently, during 2005, a total of 108,469 shares issued in the DEVision asset purchase were sold and thereby, reduced the estimated redemption value by $377,442 at December 31, 2005.  Due to declines in the Company’s common stock price, the estimated redemption value was also decreased by $360,366 at December 31, 2005.

CHANGES IN ACCOUNTING FOR COMMON STOCK WARRANTS

During the year ended December 31, 2003, the Company issued to its placement agent, to note holders, and certain non-employee service providers warrants for the purchase of common stock.  Under the guidelines of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” public companies that are required, or that could be required, to deliver cash in exchange for their own shares as part of physical settlement under a freestanding financial instrument are required to report an amount equal to the estimated cash redemption value as a liability.  As sufficient authorized shares did not exist to accommodate these warrants from date of issuance to February 13, 2004 (date stockholders approved an increase in authorized shares), as required by EITF 00-19, these warrants are treated as derivative liabilities as of December 31, 2003.  Accordingly, the Company has estimated the fair value of each derivative instrument, and recorded $1,131,415 as a derivative liability on the consolidated balance sheet as of December 31, 2003.   As a result of an increase in shares authorized on February 13, 2004, warrants issued to the Company’s placement agent, note holders, and non-employee service providers were classified thereafter as permanent equity.  Also, as a result of an increase in authorized shares on February 13, 2004, and the note holders converting the bridge loan to common stock on April 28, 2004, the $497,159 derivative liability related to this debt was classified thereafter as permanent equity.  In 2004, certain warrants were issued to non-employees for services and were re-measured to conform to the updated Black-Scholes assumptions for 2004.  Previously, the Company used Black-Scholes assumptions for 2003 to measure the stock compensation expense related to warrants issued and services rendered from May 2004 through May 2005.  This resulted in an increase in selling, general and administrative expenses of $526,500, and corresponding increase in net loss of $526,500 for 2004.

No restatements were required for the consolidated balance sheet at December 31, 2002.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation – The consolidated financial statements include the accounts of Guardian Technologies International, Inc. and its subsidiaries, RJL Marketing Services, Inc., UK Guardian Healthcare Systems Ltd., and Wise Systems Ltd., in which it has the controlling interest.  Subsidiaries acquired are consolidated from the date of acquisition.  All significant intercompany balances and transactions are eliminated in consolidation.

Cash Equivalents - Cash and cash equivalents are stated at cost, which approximates fair value, and consists of interest and noninterest bearing accounts at a bank.  Balances may periodically exceed federal insurance limits.  The Company does not consider this to be a significant risk.  The Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash equivalents.

Accounts Receivable – Accounts receivable are customer obligations due under normal trade terms and are stated at cost less any allowance for doubtful accounts.  The Company records an allowance for doubtful accounts based on specifically identified amounts that the Company believes to be uncollectible.  At December 31, 2005, the Company considered all receivables currently due and collectible and recorded no allowance for doubtful accounts.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization.  The Company provides for depreciation and amortization by charges to operations on a straight-line basis, in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

Asset Classification	Useful Lives
Computer equipment and software	3 years
Furniture and fixtures	5 years

Intangible Assets – Intangible assets consist of acquired software and patents.  The acquired software is being amortized on a straight-line basis over 5 years.  Patent acquisition costs pertaining to PinPoint have been capitalized and are being amortized over the 20-year legal life of the patents.  The Company evaluates the periods of amortization continually to determine whether later events or circumstances warrant revised estimates of useful lives.

Excess of Purchase Price over Net Assets Acquired – Excess of purchase price over net assets acquired (“goodwill”) represents the excess of acquisition purchase price over the fair value of the net assets acquired.  To the extent possible, a portion of the excess purchase price is assigned to identifiable intangible assets.  Effective January 1, 2002, with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” goodwill is no longer to be amortized.  Goodwill from the acquisition of Wise Systems Ltd. is $112,986.

Issuance of Stock for Non-cash Consideration

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments.  The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.  Emerging Issues Task Force Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services” (“EITF 96-18”), establishes the measurement principles for transactions in which equity instruments are issued in exchange for the receipt of goods or services.  The Company has relied upon the guidance provided under Issue 1 of EITF 96-18 to determine the measurement date and the fair value re-measurement principles to be applied.  The Company considered the following facts in its determination of the measurement date of each transaction: the equity awards were non-forfeitable and contained no vesting requirements. Based on these findings, the Company determined that the unamortized portion of the stock compensation should be re-measured on each interim reporting date and proportionately amortized to stock-based compensation expense for the succeeding interim reporting period.

Impairment of Excess Purchase Price over Net Assets Acquired – The Company has adopted SFAS No. 142 “Goodwill and Other Intangible Assets.”  Under this standard, goodwill will be tested for impairment on an annual basis or whenever indicators of impairment arise.  The Company recognized no impairment as of December 31, 2005, and considers year-end the date for its annual impairment testing.

Impairment of Long-Lived Assets – The Company evaluates the carrying value of long-lived assets for impairment, whenever events or changes in circumstances indicate that the carrying value of an asset within the scope of SFAS No. 144, “Accounting of the Impairment or Disposal of Long-Lived Assets,” may not be recoverable.  The Company’s assessment for impairment of assets involves estimating the undiscounted cash flows expected to result from use of the asset and its eventual disposition.  An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.   During 2003, the Company determined that its entire investment in MCubix software licenses was impaired.  The Company wrote-off the $140,000 investment.

On September 18, 2003, the Company entered into an Alliance Partner Agreement with Telinks Canada Ltd. (“Telinks”) to jointly provide a broad range of intelligent systems solutions to the existing and future clients of Telinks and Telinks’ affiliated companies.  The Alliance Partner Agreement provided Guardian with a minimum guarantee of $2 million in revenues.  The sole owner of Telinks was granted a warrant to acquire 200,000 shares of common stock at an exercise price of $2.00 per share.  The fair value of the warrants on the date of grant was used to measure the initial carrying value of the other long-term asset, and was to be expensed as stock compensation on a pro rata basis as the $2 million in guaranteed revenues were recognized.  However, as it became evident the revenues were not materializing, the Company determined that the warrants would not be issued.  This resulted in the reversal of the $145,684 deferred cost as of December 31, 2004.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including, but not limited, to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction was accounted for as an asset acquisition.  The purchase price for these assets was allocated to the acquired intangible assets (software).  However, based on a net realizable value analysis as of December 31, 2004, it was determined that the asset is impaired and the Company has taken a $1,498,731 write off, in accordance with the relevant provisions of SFAS 86, “Accounting for the Cost of Computer Software to be Sold, Leased or Other Wise Marketed.”

Foreign Currency Translation – The accounts of the Company’s foreign subsidiaries are maintained using the local currency as the functional currency.  For subsidiaries, assets and liabilities are translated into U.S. dollars at the period end exchange rates, and income and expense accounts are translated at average monthly exchange rates.  Net gains or losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders’ equity.

Revenue Recognition - Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, the Company recognizes revenue according to the AICPA SOP 97-2, “Software Revenue Recognition”, and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, Modification of SOP 97-2, “Software Revenue Recognition, With Respect to Certain Transactions”.  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  The Company allocated revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, the Company determines the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when the services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses are recognized upon shipment, provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.

Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development - Guardian accounts for its software and solutions research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.”  During the years ended December 31, 2005, 2004 and 2003, Guardian expensed $858,218, $740,566 and $287,414, respectively for such costs.  No amounts were capitalized in these years.

Loss per Common Share - Basic net loss per share is calculated using the weighted-average number of shares of common stock outstanding, including restricted shares of common stock.  The effect of common stock equivalents is not considered as it would be anti-dilutive.

Comprehensive Loss – Comprehensive loss reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

Use of Estimates - The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Changes in these estimates and assumptions may have a material impact on the consolidated financial statements.  Certain estimates are particularly sensitive to change in the near term, and include estimates of net realizable value for intangible assets and of the valuation allowance for deferred tax assets.

Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value based on the liquidity of these financial instruments and their short-term nature.

Income Taxes - The Company accounts for income taxes under the liability method.  Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce tax assets to the amounts more likely than not to be realized.

Segment Information - SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements.  It also establishes standards for related disclosures about products and services, geographic areas, and major customers.  The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance.  The Company’s chief operating decision-maker is considered to be the Company’s chief executive officer (“CEO”).  The CEO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions for purposes of making operating decisions and assessing financial performance.  The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.  For 2005, the Company only had one group of similar products and services.  Therefore, the Company has determined that it operates in a single operating segment: radiology information and picture archiving and communication systems.

The Company operates in North and South America, and Europe.  In general, revenues are attributed to the country in which the contract originates.

Geographic and Segment Information
	Year Ended December 31
	2005	2004
Revenues:
The Americas:
Software licenses	$ 131,943	$ 20,000
Maintenance and support fees	4,000	–
Total North and South America	$ 135,943	$ 20,000

United Kingdom:
Software licenses	$ 123,047	$ –
Maintenance and support fees	173,196	80,988
Total United Kingdom	$ 296,243	$ 80,988
Total	$ 432,186	$ 100,988

Long-lived assets:
Corporate	$ 1,536,594	$ 2,201,825
North America	831,938	129,165
United Kingdom	153,770	187,287
Total	$ 2,522,302	$ 2,518,277

Long-lived assets consist primarily of goodwill, deposits, software, patents, and property and equipment.  Corporate assets represent those assets generating software license revenue in the Americas and the United Kingdom.

Stock-Based Compensation - The Company measures compensation expense for its employee stock-based compensation plans using the intrinsic value method for 2003, 2004 and 2005, as prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,”  The Company applies the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-based Compensation – Transition and Disclosure,” as if the fair value-based method had been applied in measuring compensation expense for those years.  Under APB No. 25, when the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

As required under SFAS No. 123 and 148, the pro forma effects of stock-based compensation on net income and earnings per common share for employee stock options granted have been estimated at the date of grant, using a Black-Scholes option pricing model.  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net loss over the vesting period of the options.  The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation for the periods presented.

Year Ended December 31
	2005	2004 Restated	2003 Restated
Net loss - as reported	$ (13,147,446)	$ (29,220,176)	$ (6,581,647)
Add: stock-based employee compensation expense included in reported net loss	1,540,025	5,708,956	1,285,944
Deduct: stock-based employee compensation expense determined under the fair value based method for all awards	(7,110,816)	(4,290,731)	(685,451)
Pro forma net loss	$ (18,718,237)	$ (27,801,951)	$ (5,981,154)

Net loss per common share:
As Reported:
Basic and diluted	$ (0.43)	$ (1.45)	$ (0.79)

Pro forma:
Basic and diluted	$ (0.61)	$ (1.38)	$ (.72)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are not transferable.

The following weighted-average assumptions were used for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Risk-free interest rate	4.3%	4.0%	2.0%
Expected volatility	82.0%	133.0%	5.0%
Dividend yield	0.0%	0.0%	0.0%
Expected life	9 years	6 years	10 years

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections; a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  Statement 154 requires retrospective application for voluntary changes in accounting principle unless it is impracticable to do so, or a new standard requires adoption by application of a different method (e.g. prospective application).  The requirements are effective for accounting changes made in fiscal years beginning after December 15, 2005.  The Company has assessed the impact of Statement 154, and does not expect it to have an impact on its financial position, results of operations or cash flows for the foreseeable future.

On March 29, 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 that provides interpretive guidance on the implementation of SFAS No. 123R and certain SEC rules and regulations.  SAB No. 107 provides guidance that may simplify some of SFAS No. 123R’s implementation challenges and enhance the information that investors receive.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which addresses the accounting for share-based compensation transactions.  SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies as of the first interim or annual reporting period that begins after December 15, 2005.  The Company is evaluating the provisions of this standard.  Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on the Company's financial position and results of operations.  The pro forma effect on prior years is disclosed below.

NOTE 4. FINANCING ARRANGEMENTS

Beginning December 8, 2003, and concluding December 19, 2003, the Company entered into a series of purchase agreements with eight individuals under which convertible promissory notes in the aggregate amount of $700,000 and warrants to purchase 311,250 shares of our common stock were issued.  200,000 of the warrants are exercisable during the eighteen (18) month period commencing on the date of issuance at a price of $2.50 per share.  The remaining warrants are exercisable as follows:  (i) 80,000 warrants exercisable during the twenty-four (24) month period commencing on the date of issuance at a price of $2.50 per share, and (ii) 31,250 warrants exercisable during the sixty (60) month period commencing on the date of issuance at a price of $5.00 per share.  The proceeds of the sale of the notes were used by the Company for working capital purposes.  The notes bore interest at 10% and were repayable sixty days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, subdivision or our capital stock, capital reorganization, consolidation or merger of Guardian.  The warrants also contain piggy-back registration rights.  The unpaid notes and interest, which were extended for 120 days beyond the maturity date, bore interest at the rate of 18% per annum.  The face amount of the notes was reduced by the relative fair value of the warrants of $202,841 as described above.  This discount was amortized to interest expense over the 60-day term of the notes.  The bridge notes matured during February 2004 and were extended by the note holders for an additional 120 days.  In consideration of the extension of the maturity date of the bridge notes, the Company issued each note holder an additional warrant, on the same terms and conditions as the original warrants, for each of the original 311,250 warrants.  The fair value of the warrants was calculated using the Black-Scholes Model, and the Company recorded $789,300 as an increase in interest expense and additional paid-in capital in 2004.  On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and as conditions a contemporaneous private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,185 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share) and 124,870 stock purchase warrants ($2.65 per share expiring twenty-four [24] months from date of issue).

For the year ended December 31, 2003, the Company analyzed the provisions of the convertible note host contracts in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Because the convertible notes contain variable payment terms (at inception the number of shares and/or the equivalent cash settlement were not fixed), and as a result of the Company not having sufficient authorized and unissued shares of common stock to settle the contracts (after considering all other commitments that may require the issuance of stock during the maximum period the convertible note contracts could remain outstanding), the note contracts do not qualify as conventional convertible debt, and the Company has concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.

The fair value of the embedded conversion option was determined using the Black-Scholes method for valuing options, but was limited to proceeds from the note, after allocation to freestanding warrants based on the estimated relative fair value of the notes and freestanding warrants to total proceeds, or $700,000. Therefore, as more fully described in Note 2, the fair value of the embedded conversion option was approximately $497,159 as of December 31, 2003, and was recorded as a derivative liability.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31,

	2005	2004
Computer and equipment	$ 707,857	$ 186,636
Software	65,378	61,188
	773,235	247,824
Less: Accumulated depreciation	181,337	115,052
	$ 591,898	$ 132,772

Depreciation expense for 2005, 2004 and 2003 was $66,285, $25,734, and $26,734, respectively.

NOTE 6. STOCKHOLDERS’ EQUITY

Unless otherwise indicated, fair value is determined by reference to the closing price of the Company’s common stock on the measurement date.  Stock options included in stockholders’ equity reflect only those granted at an exercise price that was less than fair value (as defined above).  Generally, the measurement date for employee stock compensation is the grant date.  In the case of outside consultants, the measurement date is the date of binding commitment.  This total cost is first reflected as deferred compensation in stockholders’ equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed.  For non-employee grants, the total cost is re-measured at the end of each reporting period based on the fair value on that date, and the amortization is adjusted in accordance with EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Warrants were valued under the Black-Scholes method using the same assumptions for stock option grants.

Common Stock

Pursuant to the terms of a placement agreement, dated December 22, 2003, as amended February 27, 2004, the Company engaged Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) to act as our placement agent in connection with a contemplated private offering of our securities exclusively to certain “accredited investors” pursuant to Rule 506 of Regulation D under the Securities Act.  Under the terms of the offering, investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing.  We paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 199,800 shares of common stock; (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; and (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance, and contain certain piggyback registration rights and a cashless exercise provision.

During April and May 2004, the Company closed a $7,992,016 private placement of 4,995,010 shares and 1,248,752 warrants.  The securities were placed by Berthel Fisher.  The offering generated net proceeds of $7,188,635 after deducting commissions, investment banking fees, and legal expenses of $803,381.

On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,385 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share) and 124,870 stock purchase warrants ($2.65 per share expiring eighteen [18] months from date of issue).

On March 25 and May 15, 2004, the Company accepted direct investments from two investors of $64,000 and $23,200, respectively, on the same terms and conditions as the private placement offering.  The investors were allowed to invest outside the private placement offering as a result of their prior affiliation with the Company.  The investors received 40,000 and 14,500 shares of common stock, as well as, 10,000 and 3,625 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On April 23, 2004, Guardian issued an aggregate of 287,500 shares of its common stock, with a fair market value of $3,076,250, in settlement of claims by certain brokers who alleged they were entitled to certain equity compensation.  In consideration of the issuance of the shares, the brokers executed a release of all claims against Guardian.  Guardian granted the brokers certain piggyback registration rights in connection with the issuance of the shares.  The shares were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and are restricted securities within the meaning of Rule 144(a)(3).

On November 8, 2004, the Company accepted direct investments from two investors of $416,000 and $45,000, respectively, on the same terms and conditions as the private placement offering.  The investors received 260,000 and 28,125 shares of common stock, as well as, 65,000 and 7,031 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On December 8, 2004, the Company entered into a Stock Subscription Agreement with investors totaling $999,638. This transaction was recorded in the equity section of the balance sheet as a stock subscription receivable and unissued common stock.  Subsequent to December 31, 2004, the Company issued, under the Stock Subscription Agreement, an aggregate of 363,637 shares of common stock to certain accredited investors for proceeds to the Company of $999,638.

On May 15, 2004, the Company issued 250,000 shares of common stock for the completion of consulting services and recorded an expense of $2,062,255.

On August 30, 2004, the Company issued 50,000 shares of common stock as compensation for services rendered under a consulting services agreement and recorded an expense of $125,000 during 2004.

On September 16, 2004, the Company cancelled 80,000 shares of common stock and adjusted common stock and additional paid-in capital accounts accordingly for $80.

On December 18, 2004, the Company issued 25,000 shares of common stock to its investor relations firm for services to be rendered under a one year consulting services agreement and recorded a deferred compensation expense of $123,000 which was expensed during 2005.

During January 2005, the Company accepted direct investment from an accredited investor of $75,000 and issued 50,000 shares of common stock.

During January 2005, the Company accepted direct investment, previously subscribed in December 2004, from an accredited investor of $1,000,000 and issued 500,000 shares of common stock.

During April 2005, pursuant to the terms of a Units Purchase Agreement, the Company closed on a private placement of its securities totaling $1,200,000 before deductions of $177,461 for certain investment banking fees and expenses.  The Company issued to the investors 480,000 shares of common stock and 120,000 Class B Common Stock Purchase Warrants with an exercise price of $3.00 per share that are exercisable through August 15, 2006.  In addition, the placement agent received 48,000 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company issued 48,000 warrants to placement agents as compensation for the transaction.

On May 16, 2005, under the incentive compensation terms of a consulting agreement with its primary investor relations consultant, the Company issued 24,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $24.

During June 2005, the Company accepted direct investment from a group of accredited investors of $400,000 and issued 200,000 shares of common stock.

During July and August 2005, the Company closed on a private placement of its securities totaling $4,650,000 before deductions of $129,500 for certain investment banking fees and expenses.  The Company issued to the investors 2,370,000 shares of common stock.  In addition, the placement agent received 92,000 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company issued 102,500 warrants to placement agents as compensation for the transaction.

During September 2005, the Company accepted direct investment from two accredited investors of $52,124 and issued 26,062 shares of common stock.

Preferred Stock

The Company has the authority to issue 1,000,000 shares of preferred stock.  The Board of Directors has the authority to issue such preferred shares in series and determine the rights and preferences of the shares.

The shareholders of RJL received 4,097 shares of Series “A” Preferred Stock, $0.20 par value per share (“Preferred A”) of the Company.  In addition, the Company committed 1,430 shares as compensation under a consulting agreement for the successful targeting and closing of the reverse acquisition.  The shares of Preferred A have a preferential liquidation value of $0.20 per share and each share will be automatically converted into 1,000 shares of common stock of the Company (subject to certain anti-dilution adjustments) upon the Company attaining earnings before income taxes and depreciation and amortization (EBITDA) aggregating $2,500,000, commencing on the date of the reverse acquisition and terminating on June 26, 2005, as evidenced by the Company’s financial statements contained in its reports filed with the SEC under the Securities Exchange Act of 1934.  The foregoing shares were issued to the RJL shareholders in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (“the Act”) and set forth in Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, and constitute “restricted securities” within the meaning of Rule 144 (a)(3) under the Act.

On November 23, 2004, the stockholders of the Company voted in the affirmative to automatically convert all shares of the Company’s Series A Convertible Preferred Stock into shares of Common Stock.  Messrs. Dishaw and Trudnak are directors, executive officers, and principal stockholders of the Company, and are interested persons and directly affected by the outcome of this conversion.  Moreover, Mr. Tobin, the third holder of the Series A Convertible Preferred Stock, is a principal stockholder of the Company.  Robert A. Dishaw, the President, the Chief Operating Officer, a director, and a principal stockholder of the Company, owned beneficially and of record 2,212 shares of Series A Convertible Preferred Stock.  Michael W. Trudnak, the CEO, Chairman, Secretary, a director, and a principal stockholder of the Company, owned beneficially and of record 1,885 shares of Series A Convertible Preferred Stock.  Effective November 30, 2004, and without further action of the board or such stockholders, Mr. Dishaw received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 2,212,000 shares of common stock of the Company, and Mr. Trudnak received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 1,885,000 shares of common stock of the Company.  Mr. Tobin owned beneficially and of record 1,430 shares of Series A Convertible Preferred Stock as of that date and upon conversion received an aggregate of 1,430,000 shares of common stock of the Company.

The Company also designated an aggregate of 1,170 shares of preferred stock as Series B Convertible Preferred Stock, $0.20 par value per share (“Preferred B”).  Holders of Preferred B shares are not entitled to receive dividends, to vote their shares (except as required by Delaware law), or to any preemptive rights.  Holders are entitled to a liquidation preference of $0.20 per share and an automatic conversion of each Preferred B share into 1,000 shares of common stock (subject to certain anti-dilution adjustments) upon the Company obtaining shareholder approval for an increase in the number of common shares authorized.  Shares of Preferred B are not otherwise convertible.  At the date of the reverse acquisition all of the Preferred B shares had been committed to consultants.  The Company issued the Preferred B shares as follows:  (i) 690 shares for investor relations services, and (ii) 480 shares for marketing and sales initiatives within the life sciences market.  These shares were converted to common stock effective February 13, 2004.

On September 3, 2003, the Company executed a Subscription Agreement with an employee of the Company whereby the employee subscribed for and agreed to purchase 133.3 shares of Series B Preferred Stock, $0.20 par value per share, for an aggregate consideration of $200,000 or $1,500.375 per share.  On August 26th and September 12th of 2003, the Company received from the employee the amounts of $50,000 and $150,000, respectively.  On October 23, 2003, the Board of Directors authorized and the Series B Preferred shareholders consented to an increase in the Series B Preferred Stock from 1,170 shares to 6,000 shares.  The employee has been issued 133.3 shares as of this date.

On September 24, 2003, the Company engaged Berthel Fisher & Company Financial Services, Inc. (“BFC”) to act as its placement agent in connection with a contemplated offering to certain “accredited investors” pursuant to Rule 506 of Regulation D under the Act.  The Board of Directors authorized the issuance of up to 2,400 shares of a Series C Convertible Preferred Stock, $0.20 par value per share (“Preferred C).  Shares of Preferred C carry substantially the same designations and rights as the Preferred B shares.

During October and November, 2003, the Company closed on the sale of an aggregate of 545 shares of Series C Convertible Preferred Stock.  Berthel Fisher acted as the placement agent for the offer and sale of such shares.  The Company received net proceeds from the sale of such shares of $629,895, and issued to Berthel Fisher placement agent’s warrants to purchase an aggregate of 21,832 shares of our common stock, and to reimburse certain extraordinary expenses of Berthel Fisher.  The placement agent’s warrants are exercisable at a price of $1.95 per share during the five year period following the issuance thereof and contain piggy back registration rights.

On February 13, 2004, at a Special Meeting of Stockholders of the Company, the Company’s stockholders voted to increase the number of shares of Common Stock from 15,000,000 to 200,000,000.  Approval of the increase in common stock initiated the automatic conversion of 1,303.3 shares of Series B Convertible Preferred Stock and 545 shares of Series C Convertible Preferred Stock into 1,303,300 and 545,000 shares of common stock, respectively.

Stock Warrants

The Company has issued warrants as compensation to its placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.  In connection with the offer and sale of shares of Series C Convertible Preferred Stock, the Company issued to Berthel Fisher, on October 14, 2003, warrants to purchase an aggregate of 16,320 shares of common stock and, on November 24, 2003, warrants to purchase an aggregate of 5,480 shares of common stock.  The warrants are exercisable for a period of five years from the issue date at a price of $1.95 per share.  The warrants contain certain anti-dilution provisions in the event of a stock dividend, subdivision of our capital stock, or capital reorganization, consolidation or merger of Guardian.  The warrants also contain a piggy back registration right.

During December 2003, the Company issued an aggregate of 331,250 warrants to purchase our common stock in connection with the issuance of our bridge notes.  The warrants are exercisable at a prices ranging from $2.50 to $5.00 per share for a period ranging from eighteen (18) months to five (5) years from the issue date.  The warrants contain certain anti-dilution provisions in the event of a stock dividend, subdivision or our capital stock, capital reorganization, consolidation or merger of Guardian.  The warrants also contain piggy back registration rights.  The bridge notes matured during February 2004 and were extended by the note holders for an additional 120 days.  In consideration of the extension of the maturity date of the bridge notes, the Company issued each note holder an additional warrant, on the same terms and conditions as the original warrants, for each of the original 331,250 warrants.

In October 2003, the Company entered into a placement agent agreement with another investment bank.  Management believed the investment bank failed in its obligations under the agreement.  On March 16, 2004, the Company negotiated a termination of this placement agent agreement and compensated the investment bank through the issuance of 250,000 two-year warrants to purchase our common stock at a price of $1.00 per share, the value of which was charged to operations in the year ended December 31, 2003.  On March 17, 2004, the investment bank exercised its cashless exercise provision and the Company issued 197,368 shares of Rule 144 restricted common stock to the investment bank.

On September 18, 2003, the Company entered into an Alliance Partner Agreement with Telinks Canada Ltd. (“Telinks”) to jointly provide a broad range of intelligent systems solutions to the existing and future clients of Telinks and Telinks’ affiliated companies.  The Alliance Partner Agreement provided Guardian with a minimum guarantee of $2 million in revenues.  In addition, the sole owner of Telinks was granted a warrant to acquire 200,000 shares of common stock at an exercise price of $2.00 per share.  The warrants expire September 16, 2005.  To date Telinks has been unsuccessful in generating any revenues for Guardian.  Based on Telinks financial inability to pay Guardian the $2 million guarantee, the parties verbally agreed in September 2004 to terminate the agreement.  The Company has determined that the asset was impaired and the deferred costs were written off.

On April 15, 2005, the Company entered into a placement agent agreement with an investment bank and issued 48,000 warrants at an exercise price of $3.00 that expire on August 15, 2010.  At the same time, the Company issued 75,000 warrants to investors at an exercise price of $3.00 that expire on August 15, 2006.

On July 13, 2005, the Company entered into a placement agent agreement with an investment bank and other brokers and issued 120,500 warrants, including 10,000 warrants at an exercise price of $2.00 that expire on February 16, 2007; 18,000 warrants at an exercise price of $2.00 that expire on June 30, 2007; and 92,500 warrants at an exercise price of $2.60 that expire on July 12, 2010.  At the same time, the Company issued 10,000 warrants to investors at an exercise price of $2.00 that expire on June 30, 2007.

Warrant Exercise

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to the Company of $8,281.

During August 2005, a group of investors in the 2004 Private Placement exercised 50,625 stock purchase warrants that resulted in the issuance of 50,625 shares of common stock for cash proceeds to the Company of $134,156.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to the Company of $1,920.

During September 2005, a group of investors in the 2004 Private Placement exercised 856,173 stock purchase warrants that resulted in the issuance of 856,173 shares of common stock for cash proceeds to the Company of $2,043,938 in September 2005 and $277,179 in October 2005.

During September 2005, the placement agent for the 2004 Private Placement used the cashless exercise provision of their stock purchase warrants to exchange 23,940 stock purchase warrants for 14,646 shares of common stock.

During June 2005, in conjunction with a private placement to certain investors and as consideration for the investment of $650,000, the Company agreed to a one-year extension of the exercise period for outstanding stock purchase warrants totaling 690,586 warrants.

The table below shows the outstanding warrants as of December 31, 2005.

Common Stock Purchase Warrants	Number of Warrants Granted and Outstanding	Date Warrants are Exercisable	Exercise Price	Date Warrants Expire

Placement Agent	21,800	November 24, 2003	$ 1.95	November 24, 2008
	249,409	May 14, 2004	$ 1.92	May 13, 2009
	239,745	May 14, 2004	$ 1.95	May 13, 2009
	50,000	December 27, 2004	$ 2.00	December 26, 2006
	10,000	July 13, 2005	$ 2.00	February 16, 2007
	18,000	July 13, 2005	$ 2.00	June 30, 2007
	92,500	July 13, 2005	$ 2.60	July 12, 2010
	65,000	February 6, 2004	$ 2.65	February 25, 2009
	48,000	April 15, 2005	$ 3.00	August 15, 2010
794,454

Bridge Noteholders	200,000	December 8, 2003	$ 2.50	June 7, 2006
	120,000	December 19, 2003	$ 2.50	June 18, 2006
	80,000	December 19, 2003	$ 5.00	March 17, 2006
	80,000	December 19, 2003	$ 5.00	June 17, 2006
	62,500	December 19, 2003	$ 5.00	December 7, 2006
542,500

Private Placement Investors	54,600	May 14, 2004	$ 2.65	September 23, 2006
	10,000	July 13, 2005	$ 2.00	June 30, 2007
	75,000	April 15, 2005	$ 3.00	August 15, 2006
139,600

Consultants	250,000	May 19, 2004	$ 5.00	May 19, 2007

Total Warrants Issued and Outstanding	1,726,554

2003 Stock Incentive Plan

On August 29, 2003, the board of directors adopted the 2003 Stock Incentive Plan and amended and restated the plan on December 2, 2003 (“Plan”).  On February 13, 2004, the stockholders approved the Plan and an increase in the authorized number of shares of common stock to 200,000,000.  Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of Guardian common stock.  The board of directors recommended that the Company submit the Plan to the stockholders for their approval. The amended and restated Plan was approved by the stockholders on February 13, 2004.

Pursuant to the terms of the Plan, Guardian may grant Non-Qualified Options to directors or consultants of Guardian and its subsidiaries at any time, and from time to time, as shall be determined by the board of directors or a committee appointed by the board. The Plan also provides for the Incentive Options available to any officer or other employee of Guardian or its subsidiaries as selected by the board of directors or a committee appointed by the board.

Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.   Each option shall expire on the earliest of (a) ten (10) years from the date it is granted, (b) sixty (60) days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of Board service, whichever is applicable, or (d) such date as the board of directors or a committee appointed by the board shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five (5) years from the date such option is granted.

The price at which shares of common stock covered by the option can be purchased is determined by Guardian’s board of directors or a committee appointed by the board.    In the case of an Incentive Option, the  exercise price shall not be less than the fair value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the fair value of such stock on the date the incentive stock option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to Guardian. The right to purchase shares is cumulative so that once the right to purchase any shares has vested; those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

During 2004, the Company’s employees exercised 270,000 incentive stock options which resulted in the issuance of 270,000 shares of common stock for cash proceeds to the Company of $157,500.

During 2005, the Company’s employees exercised a total of 400,000 incentive stock options which resulted in the issuance of 400,000 shares of common stock for total cash proceeds to the Company of $200,000.

Summary of stock option activity is as follows:

	Weighted Average Exercise Price	Number of Options
Outstanding January 1, 2003	$ –	–
Granted ($0.36 - $3.25)	$ 0.71	$ 1,780,000
Exercised	$ –	–
Cancelled	$ –	–
Outstanding December 31, 2003	$ 0.71	$ 1,780,000

Outstanding January 1, 2004	$ 0.71	$ 1,780,000
Granted ($0.36 - $4.10)	$ 1.38	$ 3,522,800
Exercised ($0.50 - $1.25)	$ 0.58	$ (270,000)
Cancelled ($0.50 - $3.60)	$ 0.81	$ (600,000)
Outstanding December 31, 2004	$ 1.24	$ 4,432,800

Outstanding January 1, 2005	$ 1.24	$ 4,432,800
Granted ($2.67 - $5.27)	$ 3.44	$ 695,000
Exercised ($0.50)	$ 0.50	$ (400,000)
Cancelled ($2.80 - $4.99)	$ 3.44	$ (40,000)
Outstanding and Exercisable December 31, 2005	$ 1.61	$ 4,687,800

The following table summarizes additional information about stock options outstanding at December 31, 2005:

Range of Exercise Prices	Number of Options	Weighted-Average Remaining Contractual Life (Yrs)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$0.36 - $0.50	2,910,000	7.94	$ 0.48	2,910,000	$ 0.48
$1.25	28,000	8.20	1.25	28,000	1.25
$1.93 - $5.27	1,749,800	8.83	3.50	1,749,800	3.50
	4,687,800	8.27	$ 1.61	4,687,800	$ 1.61

Common Shares Reserved – At December 31, 2005, shares of common stock reserved for future issuance were as follows:

Outstanding stock options	4,687,800
Stock options available for grant	24,642,200
Warrants to purchase common stock	1,726,554

Consulting Stock Compensation

On June 24, 2005, the Company entered into a six-month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock.

On June 26, 2005, the Company extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of the Company’s common stock.

On July 11, 2005, the Company extended the consulting agreement with its financial consulting services firm for a period of six months.  The consultant received 50,000 shares of the Company’s common stock.

NOTE 7. ACQUISITIONS

Difference Engines Corporation

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets was allocated to acquired intangible assets (software) and amortization was expected on a straight-line basis over 3 years.

Under the terms of the agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP, and cancelled a convertible promissory note that Difference Engines issued to Guardian in the amount of approximately $25,000 representing advances Guardian made to Difference Engines.  The founders of Difference Engines provided certain releases to Guardian related to their contribution of the technology to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year lock up that ended in December 19, 2005.  Guardian also granted Difference Engines piggy-back registration rights for a period of three (3) years commencing on the date of the expiration of the lock up period with regard to the shares issued in the transaction.  Upon expiration of the two (2) year lock up period, in the event the shares are not eligible for resale under Rule 144 and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  The Company reclassified and revalued, based on the contractual redemption value, the 587,000 shares of common stock issued as consideration, from permanent equity to temporary equity.  As shares of common stock are sold by the holders and/or the Company registers its outstanding shares of common stock, the then current fair value of those shares, based on the redemption value, shall be reclassified from temporary equity to permanent equity.

During 2004, based on a net realizable value calculation, it was determined that this acquired intangible asset was fully impaired and the Company recognized a write off of $1,498,731.

Wise Systems, Ltd.

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd., and under the terms of the stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid Wise’s two stockholders an aggregate of $1,929,500 in cash, and issued them shares of the Company common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing, and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period, which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the 1st annual performance period ending July 28, 2005, Guardian Health Systems did not achieve the revenue threshold.  Therefore, 35,580 shares were forfeited and returned to the Company out of escrow and such shares were cancelled.  Fair value of the additional contingent consideration will be recognized as an additional purchase price, and appropriately allocated to goodwill, once the contingency has been resolved. As the contingencies are not resolved as of December 31, 2005, no contingent consideration has yet been recognized.  The shares of stock are subject to a three-year lock-up.  In addition, Guardian repaid as part of the purchase price an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations for a period of two years following closing at a base salary of $210,250 per annum.  Also, Mr. Martin Richards and Ms. Susan Richards resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and entered into noncompete agreements with the Company for a period of three years following closing. Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees of certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

The following unaudited pro forma information has been prepared assuming that the acquisition had taken place at the beginning of the year ended December 31, 2004 and the beginning of the year ended December 31, 2003, respectively.  The pro forma financial information is not necessarily indicative of the combined results that would have occurred had the acquisitions taken place at the beginning of the period, nor is it necessarily indicative of results that may occur in the future.

Pro forma information (unaudited):

Year Ended December 31
	2004 Restated	2003 Restated
Revenue	$ 326,351	$ 345,603
Loss from continuing operations	$ (28,787,379)	$ (7,082,523)
Net loss per common share - basic and dilutive	$ (1.43)	$ (0.85)

Weighted Average Shares Common Stock	20,086,795	8,314,785

NOTE 8. GOODWILL AND INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").  SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142.  Statement 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 144").

The Company acquired intangible assets from Wise consisting of software technology valued at $2,264,630 and goodwill of $119,191 during the year ended December 31, 2004.  Under SFAS No. 142, the software technology is considered to have a finite life, which management has estimated to be 5 years.  The value of the asset will be amortized on a straight-line basis over this period.  The Company continues to develop and market the software technology acquired, specifically for sale in the U.S. marketplace, and has concluded that no impairment existed as of December 31, 2005, as its net realizable value exceeds its carrying value.  Goodwill is a non-amortizing intangible asset subject to ongoing evaluation for impairment.

As of December 31, 2005
	Gross Cost	Accumulated Amortization	Net Book Value

Intangibles with indefinite lives:
Goodwill	$ 112,986	$ –	$ 112,986

Intangibles with finite lives:
Software technology	$ 2,326,226	$ 766,271	$ 1,559,955
Patent acquisition costs	174,528	6,040	168,488
	$ 2,500,754	$ 772,311	$ 1,728,443

The Company’s estimated amortization expense is $450,867 for 2006 through 2008, $242,259 for 2009, and $133,584 total for 2010 and thereafter.  In accordance with SFAS No. 142, the Company reassessed the useful lives of all finite intangibles, and it was determined that no changes to such lives should be made and that there were no residual values associated with any of the intangible assets.

NOTE 9. INCOME TAXES

There is no benefit or provision for income taxes reflected in the accompanying financial statements.  Reconciliation between the provision for income taxes computed by applying the statutory Federal income tax rate and the provision for income taxes is as follows:

YEAR ENDED DECEMBER 31	2005			2004 Restated		2003 Restated
Federal benefit at statutory rate	$ (4,470,131)	34%	$(9,720,541)	35%	$ (2,237,760)	34%
Increase (decrease) due to:
State benefits, net of federal benefits	(520,639)	4%	(1,132,157)	4%	(260,633)	4%
Difference in valuation stock-based compensation	1,098,214	-8%	4,247,724	-15%	345,128	-5%
Stock option exercises	144,865	-1%	1,890,771	-7%	488,144	-8%
Equity in loss of subsidiary	469,594	-4%	200,294	-1%	0	0%
Other	14,385	0%	11,199	0%	11,207	0%
Valuation allowance	3,263,712	-25%	4,502,710	-16%	1,653,914	-25%
Provision for income taxes	$ –	0%	$ –	0%	$ –	0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s net deferred tax assets as of December 31, 2005 and 2004 were as follows:

	2005	2004 Restated
Deferred tax assets:
Accrued salaries	$ 52,706	$ 33,672
Accrued leave	13,292	–
Depreciation and amortization	145,933	851,054
Net operating loss carryforwards, not yet utilized	9,178,459	5,310,280
Total deferred tax assets	9,390,391	6,195,006
Valuation allowance for deferred tax assets	(9,390,391)	(6,195,006)
Net deferred tax assets	$ -	$ –

For income tax purposes, the Company has a net operating loss carryforwards of approximately $9,178,459 at December 31, 2005 that, subject to applicable limitations, may be applied against future taxable income.  If not utilized, the net US operating loss carryforward will begin to expire in 2023. The Company reduced the valuation allowance related to the deferred income tax asset by the amount of the deferred tax liability of $918,000 resulting from the Wise acquisition.

NOTE 10.  COMMITMENTS AND CONTINGENCIES

On August 18, 2004, the Company became a defendant in a lawsuit in Minnesota state court entitled VisualGold v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc.   VisualGold has alleged that the Company tortuously interfered with its contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of its trade secrets to the Company.  The Company strenuously denies the allegations, and has asserted counterclaims against VisualGold and other third parties for misappropriation of the Company's trade secrets.  The Company is seeking compensatory and punitive damages, attorneys’ fees and costs.  Ramsay and Goetzinger have also filed counterclaims against VisualGold.  On October 15, 2004, following extensive briefing and a hearing on the matter, Judge Isabel Gomez of Hennepin County District Court denied VisualGold's motion for a temporary injunction against the Company in all regards.  Discovery had then been proceeding until August, 2005, when the Court imposed a stay of all proceedings in the case, pending the final determination of the other parties' access rights to certain of the Company's documents and materials.  There was on January 31, 2006, an initial determination by the U.S. Government's Department of Homeland Security that the Company's source code was deemed to be Sensitive Security Information that could not be disclosed or used in the suit. The stay originally entered by the Court in August 2005 is currently still in place. If and when the stay is lifted, the Company intends both to vigorously defend against the claims made against it and to pursue its own counterclaims.  Based on the advice of counsel, the Company believes that it has substantial defenses to the allegations and that the claims made against the Company are without merit.

The ultimate resolution of this lawsuit could have a material adverse effect on the Company's business, results of operations, financial condition and cash flows.

NOTE 11. EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Mr. Robert A. Dishaw effective November 21, 2005, when Mr. Dishaw resigned as President and Chief Operating Officer of the Company, thereby, terminating his employment agreement, dated December 10, 2004.  Mr. Dishaw will remain a director of the Company and also provide consulting services to the Company.  The consulting services agreement provides that Mr. Dishaw will perform services with regard to the distribution of the Company’s products through EGC International, Inc., and that he shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  The agreement provides for a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Company products to EGC or its resellers, and 3% of gross revenues from sales of Company products to certain approved clients.  Mr. Dishaw shall continue to participate in benefit policies and plans of the Company, and shall be entitled to receive reimbursement of reasonable expenses.  The agreement may be terminated by Mr. Dishaw upon thirty (30) days prior written notice. The agreement may also be terminated by reason of his death, disability, for cause, or by reason of a “change in control” of the Company.  In the event of termination by reason of death or cause, consultant shall not be entitled to any further compensation.  In the event of termination by reason of disability, employee is entitled to receive a lump sum of $50,000 within 30 days of termination, subject to the Company’s right to have the agreement reinstated in the event consultant is able to resume his duties under the agreement.  Upon the occurrence of a change in control, consultant shall be entitled to receive a discounted lump sum equal to the remaining compensation due under the agreement.  The term “change in control” means:

•

Acquisition by any person or group of securities of the Company representing 50% or more of the Company’s common stock and/or combined voting power of its outstanding securities;

•

Substantially all of the assets of the Company or assets that constitute a substantial or material business segment are sold, exchanged, transferred or otherwise disposed of;

•

The Company’s shareholders approve a merger, consolidation, share exchange, division or other reorganization or transaction of the Company with another person, other than a transaction that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent at least two-thirds of the combined voting power immediately after such transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case that have the right under ordinary circumstances to elect a majority of such entity’s board of directors or other governing body;

•

During any period of twenty-four months, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute at least a majority of the board of directors of the Company.

The Company entered into an employment agreement with Mr. Michael W. Trudnak commencing on January 1, 2003.  We amended that agreement effective December 10, 2004.  The amended agreement is for a three year term, commencing June 26, 2003, and is renewable for one year terms.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000.  The agreement provides for a monthly automobile allowance of $500, incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any of Guardian’s employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause.  In the event the agreement is terminated by us, other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to solicit employees or customers of Guardian following termination of employment.

The Company also entered into employment agreements with Mr. Darrell E. Hill, Vice President, Program Management, and Mr. Steve Lancaster, Vice President, Business Development which we amended December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum.

The Company entered into an employment agreement with Mr. William J. Donovan commencing on November 21, 2005.  The new agreement supersedes his employment agreement with the Company, effective August 18, 2003.  The new employment agreement with Mr. Donovan is essentially the same as the agreement with Mr. Trudnak, except that Mr. Donovan’s agreement provides for an annual salary of $265,000.  Further, if Mr. Donovan terminates his employment by reason of the following material reasons (each a “material reason”): written demand by the Company to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of the Company; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a Company wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion of employee, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.  Also, in the event of a “change in control” of the Company and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

The approval of the shareholders for a complete liquidation or dissolution of the Company;

•

The acquisition of 20% or more of the outstanding common stock of the Company or of voting power by any person, except for purchases directly from the Company, any acquisition by the Company, any acquisition by a Company employee benefit plan, or a permitted business combination;

•

If two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

Upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, except if (i) all of the beneficial owners of the Company’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of the Company or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and noncompetition agreement (“noncompetition agreement”), pursuant to which the he has agreed not to disclose confidential information regarding the Company, agrees that inventions conceived during his employment become the property of the Company, agrees not to compete with the business of the Company for a period of one year following termination or expiration of his employment, and agrees not to  solicit employees or customers of the Company following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the noncompetition agreement.

The Company entered into an employment agreement on December 21, 2005, with Mr. Gregory E. Hare, Chief Financial Officer of Guardian.  Mr. Hare’s employment agreement is essentially the same as the agreement with Mr. Donovan, except that Mr. Hare’s agreement provides for a base salary of $200,000 per annum, and Mr. Hare may terminate his employment agreement by reason of non-compliance of a material nature by the Company in regards to accounting standards and/or the Sarbanes-Oxley Act, which are within the Company’s ability to rectify.

Effective as of December 19, 2003, the Company entered into employment agreements with Walter Ludwig, a director of Guardian, and Victor T. Hamilton in connection with the acquisition of certain assets of Difference Engines Corporation by Guardian.  The employment agreements are essentially similar to the employment agreements with Mr. Dishaw and Mr. Trudnak, except that they provide for an annual base salary of $120,000 for Mr. Ludwig and $90,000 for Mr. Hamilton. The agreements also include a change of control provision similar to that contained in Mr. Donovan’s employment agreement, except that Guardian is obligated to pay the annual base salary for twelve (12) months following the change of control termination.  Mr. Ludwig resigned as a director, officer and employee of Guardian on May 18, 2004, and his employment agreement terminated as of such date.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that we subsequently adopt, including the 2003 Stock Incentive Plan.  Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.50 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

NOTE 12. RELATED PARTY TRANSACTIONS

Issuances of Stock to Directors, Officers and Others

On March 21, 2003, RJL entered into a consulting agreement, as amended, with ten brokers in connection with services to be provided in connection with locating and negotiating the proposed Reverse Acquisition between RJL, its stockholders and Guardian.  RJL agreed to issue, at closing of the acquisition, an aggregate of 2,000,000 shares of Guardian common stock for such services.  Such shares were issued by the Company during July 2003.

On April 3, 2003, as part of the initial capitalization of Guardian, Mr. Dishaw and Mr. Trudnak, the Company’s Chief Executive Officer, acquired 3,326 and 4,279 shares of common stock of RJL, respectively, for nominal cash consideration.

On May 19, 2003, RJL entered into a consulting agreement with Mr. Tobin pursuant to which Mr. Tobin agreed to provide consulting services in connection with strategic selling related to our business, marketing and market development in the bio-medical industry in North America and Europe, business continuity, finance and accounting.  The consulting agreement is for a term that ends on May 1, 2005, and may be terminated by Guardian in the event a material misrepresentation by Mr. Tobin or the commencement of any action by the SEC against Mr. Tobin or any entity owned or controlled by Mr. Tobin; or by either party on not less than 30-days prior written notice.  As compensation for his services under the agreement, Mr. Tobin is entitled to receive an aggregate of 1,820,000 shares of common stock, 1,430 shares of Series A Convertible Preferred Stock, and 480 shares of Series B Convertible Preferred Stock of Guardian.  The shares of Series B Convertible Preferred Stock were issued to Mr. Tobin during August 2003 and the shares of Common Stock and Series B Convertible Preferred Stock were issued on November 19, 2003.  On November 23, 2004, Mr. Tobin’s preferred holdings were converted into 1,430,000 shares of Common Stock.

Upon the closing of the Reverse Acquisition and effective June 26, 2003, we issued to Mr. Dishaw 2,945,500 shares of our Common Stock and 2,212 shares of the Company’s Series A Convertible Preferred Stock, and the Company issued to Mr. Trudnak 2,566,000 shares of our common stock and 1,885 shares of the Company’s Series A Convertible Preferred Stock, in exchange for all of their stock in RJL.  Also effective as of June 26, 2003, Mr. Trudnak purchased 400,000 shares of the Company’s common stock for cash consideration of $200,000 in a private placement conducted by us.  On November 23, 2004, the preferred holdings of Messrs. Trudnak and Dishaw were converted into 1,885,000 and 2,212,000 shares of Common Stock, respectively.

On July 30, 2003, Guardian entered into a consulting agreement with Mr. Moorer, the former President and Chief Financial Officer of Guardian to provide consulting services in connection with, among other things, business continuity, finance and accounting, strategic planning, market development, and related services.  The agreement terminated on July 1, 2004.  As compensation for such services, Guardian issued 150,000 shares of common stock to Mr. Moorer.

On August 4, 2003, Guardian entered into an employment agreement with Ruth Taylor pursuant to which Mrs. Taylor is employed as an accountant.  Mrs. Taylor is the adult daughter of Mr. Robert A. Dishaw, a director and principal stockholder of Guardian.  The employment agreement provides for an annual base salary of $60,000 per annum.  The agreement is for a term of one year and is automatically renewed for one year terms unless earlier terminated.  The agreement provides for an annual performance bonus as determined by Guardian, participation in Guardian’s stock option plan, and participation in Guardian’s benefit policies and plans.  The agreement provides for the issuance pursuant to Guardian’s stock option plan of 100,000 non-qualified stock options vest in 6 months and exercisable at a price of $.50 per share, and 100,000 non-qualified stock options vesting one year from the anniversary date of employee’s employment and exercisable at a price of $.50 per share.  The agreement may be terminated upon the death or disability of employee or for cause.  If the employee is terminated by reason of death, disability (except as noted below) or for cause, no further compensation is payable to employee.  If employee is terminated other than by reason of death, disability or cause, or if no disability insurance is provided and employee becomes disabled, employee is entitled to be paid her base salary for six months.  Employee may terminate her employment agreement on 30 days’ prior written notice.  We have also entered into a non-competition, confidentiality, proprietary rights and non-solicitation agreement (proprietary information agreement) with Mrs. Taylor, pursuant to which employee has agreed not to disclose confidential information regarding Guardian, agreed that proprietary rights conceived during her employment are the property of Guardian, and agreed not to solicit Guardian’s customers or attempt to hire our employees for twelve months following termination of her employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the employment agreement or employee’s employment, other than disputes under the proprietary information agreement.  During 2004, Guardian granted to Mrs. Taylor 10,000 incentive stock options at an exercise price of $3.60, and on October 4, 2005, granted to Mrs. Taylor 15,000 options at an exercise price of $3.00 per share.

On October 23, 2003, Guardian entered into an agreement with Difference Engines Corporation, a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property owned by Difference Engines, including certain compression software technology.   Mr. Walter Ludwig, was a Company director at the time of the transaction, is the president, a director, and a principal of Difference Engines.  The transaction closed on December 19, 2003.

On November 23, 2004, Guardian’s stockholders approved an amendment to the Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock pursuant to which each outstanding share of Series A Convertible Preferred Stock automatically converted into 1,000 shares of common stock.  Effective November 30, 2004, and without further action of the board or such stockholders, Mr. Dishaw received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 2,212,000 shares of common stock of Guardian, and Mr. Trudnak received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 1,885,000 shares of common stock of Guardian.

NOTE 13. OPERATING LEASES

During 2005, the Company entered into a lease for its headquarters building in Herndon, Virginia.  The office is comprised of 15,253 square feet of office and laboratory space.  The lease commenced on February 1, 2005, and is for a term of sixty-three (63) months at an annual base rental rate of $266,928, subject to annual rental escalation of 2.5%.  The Company believes that the facilities will be adequate for its needs for the next 60 months.  The lease terms include a security deposit of $88,976, which amount constitutes four months of rent.  Upon the occurrence of a "Material Financial Event" (defined as Guardian receiving an equity investment of $8 million dollars or greater whereby the net proceeds from the investment divided by the current cash burn rate is greater than 12; or achieving $2.5 million in annual revenue) and provided no default has occurred under the lease beyond the expiration of any applicable grace period, the security deposit shall be reduced by $22,244 and will be returned to Guardian within twenty (20) days after Guardian provides confirmation to the landlord of the foregoing Material Financial Event.  In addition, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twelve month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244.  Moreover, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twenty-four month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244, leaving a security deposit balance of $22,244, one month’s rent.

The Company also has a lease arrangement for its Corsham, UK office.  The lease commenced on October 1, 2003, and is for a term of sixty (60) months at an annual base rental rate of approximately $7,400.  In March, 2006, the Company exercised the review date provision of the lease and notified the property manager of the Company’s termination of the lease as of September 29, 2006.  The lease obligation for the Corsham, UK office is reflected in the minimum lease obligation for the period through September 29, 2006.

The future minimum obligation under these arrangements is as follows:

For the year ending December 31,	Property Lease
2006	$ 276,951
2007	278,215
2008	285,180
2009	292,298
2010	98,229
Total	$1,230,873

Total rental expense included in the accompanying consolidated statements of earnings was $335,006 in 2005, $187,291 in 2004, and $64,920 in 2003.

NOTE 14. SUBSEQUENT EVENTS (UNAUDITED)

Debenture and Warrant Financing

On November 8, 2006, the Company held the first of two closings of a private placement of certain securities.  Pursuant to the terms of a Securities Purchase Agreement dated November 3, 2006 (the Securities Purchase Agreement), institutional investors in the private placement agreed to purchase an aggregate of $5,150,000 of securities, one-half of which were purchased at the first closing and one-half to be purchased at a contemplated second closing to be held upon the effectiveness of the Company’s registration statement (the “registration statement”) with regard to the shares of the Company’s common stock underlying such securities.

At the first closing, the Company received aggregate gross proceeds, before deduction of certain fees and expenses of the offering, of approximately $2,575,000.  Net proceeds to the Company were approximately $2,364,750, after payment of commissions, fees and expenses of the offering of $222,750 of which $12,500 had been paid prior to closing.  The Company issued to purchasers an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 7, 2008 (the “Debentures”) and 4,453,707 Series D Common Stock Purchase Warrants (the “Warrants”). A second contemplated closing with regard to the remaining $2,575,000 of aggregate gross proceeds will be held upon effectiveness of a planned registration statement.  The second contemplated closing is subject to certain conditions, including “bring-downs” (update) of customary representations and warranties by the Company, no material adverse change occurring that affects the Company’s conditions to closing, obligations and agreements under the Securities Purchase Agreement being performed by the Company, and that trading in the Company’s stock has not been suspended by the SEC or on the principal trading market for the Company’s stock.  However, the Company can provide no assurances that all of the conditions for the second closing will be met.

The principal amount of the Debentures is convertible into shares of common stock of the Company at a price of $1.15634 per share (the “conversion price”). The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures (as to the principal amount so converted or redeemed), or on the maturity date of the Debentures.  The Company may, subject to certain conditions, pay the interest due under the Debentures in registered shares of common stock, the number of shares issuable in payment of interest to be determined on the basis of 85% of the lesser of the daily volume weighted average price of the common stock as reported by Bloomberg LP (“VWAP”) for the five (5) trading days ending on the date that is immediately prior to (i) date the interest is due or (ii) the date such shares are issued and delivered. Also, subject to certain conditions, the Company may, at any time commencing after the effective date of the planned registration statement and provided that for 20 consecutive trading days the closing price of its common stock exceeds $1.734, force conversion of the Debentures, subject to the holder’s right to voluntarily convert the Debentures at the current conversion price.  The $2,575,000 in principal amount of Debentures issuable at the second contemplated closing shall be on the same terms (including the conversion price) as the Debentures issued in the first closing.  The Warrants issued in the offering to purchasers are exercisable at a price of $1.15634 per share.  One-half of such Warrants are exercisable commencing on the date of the first closing and the remaining one-half of such Warrants shall become exercisable upon payment of the subscription amount due from the purchaser at the contemplated second closing and, if not so received, such Warrants may be cancelled by the Company.  The Debentures and Warrants contain certain anti-dilution provisions and certain conversion price reset provisions.

Within 45 days of the first closing, to permit the resale of shares related to the Debentures and Warrants, the Company has agreed to use its best efforts to file a registration statement under the Securities Act,  to register 130% of the shares of common stock issuable: in payment of interest under the Debentures; upon conversion or redemption the Debentures; and for the shares of common stock underlying the Warrants issued in the offering, and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission (“SEC”) within 150 days of the first closing, maintain the effectiveness of the registration statement for four years, and bear the costs of such registration (other than underwriting discounts or commissions, broker’s fees, and selling expenses).  In the event such registration statement is not filed or declared effective within such periods or upon the occurrence of certain other events relating to the filing of amendments or supplements thereto, the Company is required to pay to the purchasers certain liquidated damages equal to 1% of the amount subscribed for by purchasers per 30 day period, but not to exceed in the aggregate 6% of such amount Moreover, as the Securities Purchase Agreement does not expressly prohibit cash settlement of the Company’s obligations under the Debentures and the Warrants, the Company expects that any proceeds allocable to the embedded conversion feature and warrants are recognizable as a liability under generally accepted accounting principles until the registration is effective.

The Securities Purchase Agreement also contains certain representations and warranties of the Company and purchasers, conditions to closing, piggy back registration rights, indemnification and contribution provisions, and other customary provisions.

Midtown Partners & Co., LLC, acted as placement agent for the financing pursuant to the terms of a Placement Agent Agreement, dated July 14, 2006, between the Company and Midtown.  At the first closing, the Company paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount $180,250; (ii) non-accountable expense reimbursement and legal fees of $30,000 of which $10,000 was paid prior to closing, (iii) Placement Agent’s Warrants to purchase an aggregate of 623,519 shares, (one half of such Placement Agent’s Warrants are exercisable commencing on the date of issuance and the remaining one-half become exercisable upon payment of the subscription amounts due at the contemplated second closing - “second closing placement agent warrants”). However, the Company may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at such contemplated second closing. The Placement Agent’s Warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the Warrants issued to purchasers in the offering.

Proceeds of the offering are expected to be used for the purpose of hiring new business development personnel, research and development, registration expenses, repaying $100,000 in loans made to the Company by Mr. Michael W. Trudnak, the Chairman and CEO of the Company, and for general working capital purposes.  In connection with the transaction, Mr. Trudnak agreed to amend certain loan agreements with the Company pursuant to which he had previously loaned the Company an aggregate of $402,000.  Mr. Trudnak agreed to extend the date the principal amount is due under such loans until May 31, 2007; however, $100,000 of the principal amount of Mr. Trudnak’s April 21, 2006 loan is due upon the Company raising $2,500,000 from the sale of its securities after November 6, 2006, and will be paid immediately following the first closing of the financing, and the remaining balance of such loans will be paid upon the Company raising an aggregate of $5,000,000 from the sale of its securities after November 6, 2006.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Contingencies

As more fully disclosed in Note 10 regarding the Visual Gold legal matter, the Company was granted a stay to litigation proceedings in August 2005. On December 13, 2006, a hearing on the matter was held, and management expects that the stay will be lifted. The Company intends both to vigorously defend against the claims made against it by Visual Gold and to pursue its own counterclaims.  Based on the advice of counsel, the Company believes that it has substantial defenses to the allegations and that the claims made against the Company are without merit.

TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS

F – 42

Consolidated Balance Sheets

F – 42

Consolidated Statements of Operations

F – 43

Consolidated Statements of Cash Flows

F – 44

Notes to Condensed Consolidated Financial Statements – Unaudited

F – 45

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	September 30, 2006	December 31,2005
ASSETS
Current Assets
Cash and cash equivalents	$66,540	$2,441,393
Accounts receivable	225,179	194,464
Other current assets	10,745	76,528
Prepaid expenses	85,990	226,274
Total current assets	388,454	2,938,659

Equipment, net	640,264	591,898

Other Assets
Deposits noncurrent	88,975	88,975
Goodwill	122,953	112,986
Intangible assets, net	1,634,884	1,728,443
Total assets	$2,875,530	$5,460,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$923,677	$472,294
Accrued expenses	883,259	275,293
Note payable	200,000	–
Note payable less discount	623,934
Derivative liabilities - embedded conversion feature	468,266	–
Deferred revenue	94,531	94,023
Total current liabilities	3,193,667	841,610

Common shares subject to repurchase, stated at estimated redemption value; 401,550 shares outstanding at September 30, 2006 and 478,531 shares at December 31, 2005	783,023	1,306,420

Stockholders' Equity
Convertible preferred stock, $0.20 par value -
Authorized - 1,000,000 shares
Issued and outstanding at September 30, 2006 - none
Issued and outstanding at December 31, 2005 - none	–	-
Common stock, $0.001 par value -
Authorized - 200,000,000 shares
Issued and outstanding at September 30, 2006 - 34,494,590
Issued and outstanding at December 31, 2005 - 33,089,712	34,494	33,090
Accumulated comprehensive income (loss)	1,228	(126,842)
Additional paid-in capital	55,403,111	52,457,180
Deficit accumulated	(56,539,993)	(49,050,497)
Total stockholders' equity	(1,101,160)	3,312,931

Total liabilities and stockholders' equity	$2,875,530	$5,460,961

See notes to consolidated financial statements.

Co

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited) Three Months Ended September 30		(Unaudited) Nine Months Ended September 30
	2006 Restated	2005	2006 Restated	2005

Net revenues	$51,197	$43,288	$435,722	$220,307

Cost of sales	136,393	210,482	536,872	561,319

Gross profit (loss)	(85,196)	(167,194)	(101,150)	(341,012)

Selling, general and administrative expense	2,561,512	2,232,080	6,756,269	10,396,761

Operating loss	(2,646,708)	(2,399,274)	(6,857,419)	(10,737,773)

Other income (expense)
Interest income	1,204	12,960	12,149	18,479
Interest expense	(644,226)	–	(644,226)	–
Total other income (expense)	(643,022)	12,960	(632,077)	18,479

Net loss	($3,289,730)	($2,386,314)	($7,489,496)	($10,719,294)

Net loss per common share:
Basic and diluted	($0.10)	($0.08)	($0.22)	($0.36)

Weighted average number of shares used in computing basic and diluted net loss per share	34,402,601	31,435,862	33,719,484	29,752,065

See notes to consolidated financial statements.

Consolidated Statements of C

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,489,496)	$(10,719,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	440,895	403,074
Stock-based compensation expense	670,897	4,914,569
Amortization of bridge note discount	155,668	–
Noncash interest expense - embedded conversion feature	468,266	–
Noncash classification adjustment to paid-in-capital	100	–
Foreign currency translation adjustment	–	13,261
Changes in operating assets and liabilities:
Accounts receivable	(20,119)	(3,265)
Other current assets	65,783	(98,160)
Prepaid expenses	140,284	(146,597)
Deposits noncurrent	–	(228,755)
Accounts payable	446,238	128,668
Accrued expenses	607,966	150,907
Deferred revenue	(3,055)	36,609
Net cash flows used in operating activities	(4,516,574)	(5,548,983)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(131,933)	(261,791)
Investment in patents	(138,550)	(135,488)
Net cash flows used in investing activities	(270,483)	(397,279)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	821,208	7,138,036
Proceeds from exercise of employee stock options	300,000	100,000
Proceeds from short-term note payable	200,000	–
Proceeds from convertible notes	1,100,000	–
Proceeds from exercise of stock warrants	–	2,142,381
Net cash flows provided by financing activities	2,421,208	9,380,417

Effect of exchange rate changes on cash and cash equivalents	(9,005)	(19,705)

Net change in cash and cash equivalents	(2,374,853)	3,414,450

Cash and cash equivalents at beginning of the period	2,441,393	925,999

Cash and cash equivalents at end of the period	$66,540	$4,340,449

Supplemental schedule of cash flow information:
Cashless exercise of common stock purchase warrants	$6	$–
Remeasurement of common stock subject to repurchase	346,342	–
Reclassification of common stock previously subject to repurchase	177,055	266,886
Warrants extended for one additional year	–	1,746,215
Warrants issued to placement agents for stock offerings	–	306,000

See notes to consolidated financial statements.

Notes to Condensed Consolidated Financial Statements – Unaudited

(1)

Description of Business

Guardian Technologies International, Inc. was incorporated in the State of Delaware in February 1996. Guardian Technologies International, Inc., and its subsidiaries are collectively referred to herein as the “Company,” “Guardian,” “us,” “we,” or “our.”

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  The Company utilizes imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Currently, the Company is focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as new or enhanced solutions are developed, the Company expects to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  The Company may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, the Company may form wholly owned subsidiaries to operate within defined vertical markets.

(2)

Basis of Presentation and Restatement

The consolidated condensed financial statements have been prepared by Guardian pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The accompanying unaudited consolidated condensed financial statements do not include complete footnotes and financial presentations.  As a result, these financial statements should be read along with the audited consolidated financial statements and notes thereto for the year ended December 31, 2005, included in our 2005 Annual Report on Form 10-K.  In our opinion, the financial statements reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of the financial position, operating results and cash flows, for those periods presented.  The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect reported assets, liabilities, revenues and expenses, as well as disclosure of contingent assets and liabilities.  Actual results could differ from those estimates and assumptions.  Moreover, the results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year.  The Company maintains a web site at www.guardiantechintl.com, which makes available free of charge our recent annual report and other filings with the SEC.

These unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.  The Company’s independent registered public accounting firm’s report on the consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, contained an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about the Company’s ability to continue as a going concern.  Accordingly, careful consideration of such opinions should be given in determining whether to continue or become a stockholder of the Company.

Summary of Significant Accounting Policies

As disclosed in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the discussion and analysis of our financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in conformity with U.S. generally accepted accounting principles.  The preparation of these financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses reported in those financial statements.  These judgments can be subjective and complex, and consequently actual results could differ from those estimates and assumptions.  Since December 31, 2005, there have been no significant changes to the assumptions and estimates related to those critical accounting policies.

Geographic and Segment Information

The Company operates in North and South America, and Europe.  In general, revenues are attributed to the country in which the contract originates.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006 Restated	2005	2006 Restated	2005
Net Revenues:
The Americas:
Software licenses	$ 0	$ -	$ 204,799	$ -
Maintenance and support	1,000	-	56,936	4,000
Hardware and related	-	-	16,785	75,181
The Americas	1,000	-	278,520	79,181

United Kingdom:
Maintenance and support	50,197	43,288	157,202	141,126
United Kingdom	50,197	43,288	157,202	141,126
Total Net Revenues	$ 51,197	$ 43,288	$ 435,722	$ 220,307

Long-lived assets, net:
Corporate			$ 1,319,340	$ 1,711,266
North America			1,011,306	700,456
United Kingdom			156,430	134,706
Total			$ 2,487,076	$ 2,546,428

Long-lived assets consist primarily of goodwill, noncurrent deposits, software, patents, and property and equipment.  Corporate assets represent those assets generating software license revenue in the Americas and Europe.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R, “Accounting for Stock-Based Compensation.” SFAS 123R requires all share-based payments to employees, or to non-employee directors as compensation for service on the Board of Directors, to be recognized as compensation expense in the consolidated financial statements based on the estimated fair values of such payments. The Company maintains shareholder approved stock-based compensation plans, pursuant to which it grants stock-based compensation to its employees, consultants, and to non-employee directors for Board service.  These grants are primarily in the form of options that allow a grantee to purchase a fixed number of shares of the Company’s common stock at a fixed exercise price equal to the market price of the shares at the date of the grant (“qualified stock option grants”).  The options may vest on a single date or over a period of time, but normally they do not vest unless the grantee is still employed by, or a director of, the Company on the vesting date.  The compensation expense for these grants will be recognized over the requisite service period, which is typically the period over which the stock-based compensation awards vest.  In anticipation of implementation of SFAS 123R, the Company accelerated the vesting of the outstanding options in December 2005, prior to adopting SFAS 123R.  In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107), which provides guidance on the implementation of SFAS 123R.  The Company applied the guidance in SAB 107 in conjunction with its adoption of SFAS 123R.

The Company adopted SFAS 123R effective January 1, 2006, using the modified-prospective transition method.  Under this transition method, compensation expense will be recognized based on the grant date fair value estimated in accordance with the provisions of SFAS 123R for all new grants effective January 1, 2006, and for options granted prior to but not vested as of December 31, 2005.  Prior periods are not restated to reflect the impact of adopting the new standard and, therefore, do not include compensation expense, computed in accordance with SFAS 123R, related to qualified stock option grants for those periods.  SFAS 123R requires the reporting of the tax benefit from the tax deduction that is in excess of recognized compensation costs (excess tax benefits) as a financing cash flow.  Prior to January 1, 2006, the entire tax benefit related to the exercise of stock options would be presented as an operating cash flow.

In accordance with SFAS 123R, the Company recognized in the three and nine-month periods ending September 30, 2006, stock option related compensation expense for employees of $331,837 and $418,343, respectively, and stock-based compensation expense for consultants for the same periods of approximately $123,637 and $252,554, respectively.  All options granted in the nine-month period ended September 30, 2006 were at fair value and the related compensation expense is recognized on a straight-line basis over the vesting period of each grant, net of estimated forfeitures.  The Company’s estimated forfeiture rates are based on its historical experience within separate groups of employees.  The estimated fair value of the options granted during 2006 and prior years was calculated using a Black-Scholes Merton option pricing model (Black-Scholes model).  The following summarizes the assumptions used in the Black Scholes model as applied for 2006:

Risk-free interest rate (1)	5.0%
Volatility (2)	85.0%
Dividend yield (3)	0.0%
Expected term (years to exercise) (4)	6.5%

(1)

The risk-free interest rate is based on US Treasury debt securities with maturities similar to the expected term of the option.

(2)

Expected volatility is based on historical volatility of the Company’s stock factoring in daily share price observations.

(3)

No cash dividends have been declared on the Company’s common stock since the Company’s inception, and the Company currently does not anticipate paying cash dividends over the expected term of the option.

(4)

The expected term of stock option awards granted is derived from historical exercise experience under the Company’s stock option plan and represents the period of time that stock option awards granted are expected to be outstanding.  The expected term assumption incorporates the contractual term of an option grant, which is ten years, as well as the vesting period of an award, which is generally pro rata vesting over two years.

Prior to January 1, 2006, the Company accounted for its stock-based compensation plans under Accounting Principles Board Opinion No. 25 (APB 25) “Accounting for Stock Issued to Employees.”  In accordance with APB 25, the Company recognized no compensation expense for qualified stock option grants.  For options issued with an exercise price less than the fair market value of the shares at the date of grant, the Company recognized the difference between the exercise price and fair market value as compensation expense in accordance with APB 25.  Prior to January 1, 2006, the Company provided pro forma disclosure amounts in accordance with Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation,” (SFAS 123) as amended by Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure,” (SFAS 148).  The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation in the prior periods ended September 30, 2005.  Disclosures for the periods ended September 30, 2006 are not presented because stock-based compensation payments were accounted for under SFAS 123R’s fair value method during the periods.

	September 30, 2005
	Three Months Ended	Nine Months Ended
Net loss - as reported	$(2,386,314)	$(10,719,294)
Add: stock-based employee compensation expense included in reported net loss	193,750	1,511,250
Deduct: stock-based employee compensation expense determined under the fair value based method for all awards	(1,298,958)	(3,954,509)
Pro forma net loss	$(3,491,522)	$(13,162,553)

Net loss per common share:
As Reported:
Basic and Diluted	$ (0.08)	$ (0.36)

Pro forma:
Basic and Diluted	$ (0.11)	$ (0.44)

The Company accounts for stock options granted to non-employees in accordance with SFAS 123 and Emerging Issues Task Force (EITF) 96-18 — “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling, Goods Or Services,” and accordingly, recognizes as expense the estimated fair value of such options as calculated using the Black-Scholes model.  The fair value is remeasured during the service period and is amortized over the vesting period of each option or the recipient’s contractual arrangement, if shorter.  No stock options were issued to non-employees, other than options granted to non-employee members of the Board of Directors for service as Board members, during the periods presented.

(3)

Financial Condition and Going Concern Uncertainties

The Company has incurred operating losses since inception of $56,539,993.  In view of these matters, realization of certain of the assets in the accompanying consolidated balance sheet is dependent upon a continued operation which, in turn, is dependent upon the Company’s ability to meet its financial requirements, raise additional financing on acceptable terms to the Company, and the success of its future operations.

If the Company is unable to raise sufficient additional financing to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of noncurrent assets may be substantially less than the balances reflected in the financial statements and the Company may be unable to pay its creditors.

The Company’s independent registered public accounting firm’s reports on the consolidated financial statements included in the annual reports on Form 10-KSB/A for the years ended December 31, 2003 and 2004, and in the annual report on Form 10-K for the year ended December 31, 2005, contained an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about the Company’s ability to continue as a going concern.  Accordingly, careful consideration of such opinions should be given in determining whether to continue or become a stockholder of the Company.

As more fully described below in Note 9, Subsequent Events, Guardian received net proceeds of approximately $2,364,750 from the first of two closings of a convertible debenture and warrant financing during November 2006.  Investors in the convertible debt and warrant financing have agreed that, at a second closing to be held immediately following the effectiveness of a registration statement, registering under the Securities Act the shares underlying the convertible debentures and warrants to permit their resale, the investors will purchase additional convertible debentures upon the same terms (including as to the conversion price of the convertible debentures) as the convertible debentures issued at the first closing.  At the contemplated second closing, the Company expects to receive gross proceeds of approximately $2,575,000, before deduction of commission, fees and other expenses of the closing.

During the period of January 1, 2006 through September 30, 2006, the Company raised approximately $2,221,208 (net of investment fees and expenses) from the sale of equity and equity-based securities, including the exercise of outstanding common stock purchase warrants that have previously been issued in private placements; the exercise of employee stock options, and from issuing convertible debt.  Also, during the first nine months of the current year, the Company received a $200,000 noninterest bearing loan from an executive officer which, was extended on October 21, 2006.  Additionally, in October 2006, $202,000 was received from an executive officer of the Company as a noninterest bearing loans.  The noninterest bearing loans are repayable on the earlier of (i) six months from the date of execution of the note, (ii) we receive an aggregate of more than $2,000,000 from the sale of our securities, or (iii) an event of default occurs under the loan.  Also, commencing April 7, 2006, various executives of the Company voluntarily deferred payment of their salaries until such time as to be determined.  The deferred payment as of September 30, 2006 is $680,462.

The Company continues its U.S. and international sales/marketing efforts for the healthcare product, FlowPoint.  While the sales proposals of these licenses are currently below the Company’s customary prices, management believes they nonetheless will help establish Guardian as a viable participant in the healthcare marketplace and provides the Company with a customer reference platform upon which to grow revenues.

The Company has not generated any revenue from the PinPoint product as it is still in the developmental stage.  The Company applied for and was granted one pilot export license for Ecuador, has been granted one pilot test license for Mexico, and in anticipation of completing the interface development and certification process, the Company applied for and was granted one commercial international export license for Moscow, Russia.  The Company performed one international pilot test during the first quarter of 2006 in Caracas, Venezuela.

On August 18, 2006, the Company signed a Cooperative Research and Development Agreement (CRDA) with the United States Department of Homeland Security Science and Technologies Directorate, for testing and validation of the PinPoint product capabilities at the Transportation Security Labs.  The project began on September 5, 2006 for explosive image collection, which is being followed by refinement of the development and testing of PinPoint.

The Company is currently spending approximately $500,000 per month on operations, the continued development of the PinPoint product, and marketing and sales activities for FlowPoint.  In addition to cash received from sales of its products, management believes that the Company will require approximately an additional $6 million, before additional revenue from operations, less the second contemplated closing of the November 2006 convertible debenture financing gross proceeds of $2,575,000, or approximately $3,425,000, to meet its projected cash needs for current operations (including anticipated incremental research and development efforts), during the twelve month period ending September 30, 2007.  Although there can be no assurance, management will seek to meet such cash needs from one or more additional equity or debt financings.  There can be no assurance that the Company will be successful in its efforts to raise such additional equity or debt financing or on terms satisfactory to the Company.

(4)

Recently Issued Accounting Pronouncements

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. The Company currently uses the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each on the Company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 also permits existing public companies to initially apply its provision either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  The company will initially adopt the provisions of SAB 1008 using the cumulative effect transition method in connection with the preparation of our annual financial statements for the year ending December 31, 2006.  The Company is currently evaluating the impact of the provisions of SAB 108 on its consolidated financial statements.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the provisions of SFAS No. 157 on its consolidated financial statements.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The fair value election provided for in paragraph 4I of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement.  Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.  The Company continues to evaluate the impact of the provisions of SFAS No. 155 on its consolidated financial statements.

(5)

Acquisitions

Acquisition of Wise Systems, Ltd.

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential.  Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS), which capture images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the two annual performance periods ending July 28, 2006, Guardian’s Healthcare Division did not achieve the revenue threshold.  Therefore, a total of 71,160 shares were forfeited and returned to the Company out of escrow and such shares were cancelled.  The shares of stock are subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations at a base salary of $210,250 per annum for a period of two years following closing which, expired on July 28, 2006.  Also, Mr. Martin Richards and Ms. Susan Richards resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and entered into non-compete agreements with Guardian Technologies for a period of three years following closing.  Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

Acquisition of Certain Assets of Difference Engines and Restatement

On October 23, 2003, the Company entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

Under the terms of an Asset Purchase Agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP from Difference Engines Corporation.  The 587,000 shares of common stock were subject to a two (2) year lock up.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under “Rule 144” and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” such freestanding financial instruments are to be classified as temporary equity and measured at the value of the redemption right.  We calculated the redemption value of the common stock issued in the Difference Engines asset purchase and reclassified from permanent equity to temporary equity the redemption value of $2,044,228.

During the nine-month period ended September 30, 2006 and the year ended December 31, 2005, the temporary equity account was reduced and the permanent equity account increased by $523,397 and $737,808, respectively, for the change in the estimated redemption value of the outstanding shares and the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

(6)

Goodwill and Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142.  Statement 142 also requires that certain intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” (“SFAS 144”).

The Company acquired intangible assets from Wise consisting of software technology valued at $2,264,630 and goodwill of $119,191 during the year ended December 31, 2004.  The Company has estimated that the software technology has an estimated useful life of five years.  The value of the asset will be amortized on a straight-line basis over this period.  The Company continues to develop and market the software technology acquired, specifically for sale in the U.S. marketplace, in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS 86”), and has concluded that no impairment existed as of September 30, 2006, as its estimated net realizable value exceeds its carrying value.  Goodwill is a non-amortizing intangible asset subject to ongoing evaluation for impairment.

Amortization expense for intangibles with finite lives amounted to $115,609 and $338,470 for the three and nine month periods ended September 30, 2006, and $100,790 and $314,252 for the three and nine month periods ended September 30, 2005.

As of September 30, 2006
	Gross Cost	Accumulated Amortization	Net

Intangibles with indefinite lives:
Goodwill	$ 122,953	$ –	$ 122,953

Intangibles with finite lives:
Software technology	$ 2,531,433	$ 1,194,732	$ 1,336,701
Patent acquisition costs	313,077	14,894	298,183
	$ 2,844,510	$ 1,209,626	$ 1,634,884

(7)

Stockholders Equity

Common Stock Issued

On March 17, 2006, an investor exercised certain warrants to purchase common stock pursuant to cashless exercise rights granted in the warrant agreement and exchanged 80,000 stock purchase warrants for 5,926 shares of common stock.  Common stock was increased by $6 for the par value of the shares.

In April 2006, Company employees exercised 600,000 incentive stock options which resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During May 2006, the Company accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  Common stock was increased by $239 for the par value of the shares and $381,969 to paid-in-capital.

On June 12, 2006, the Company issued to an equity research consultant 51,000 shares of common stock for consulting services.  The fair value of the stock is $91,800 and is being amortized over the one-year consulting period beginning June 19, 2006.  Common stock was increased by $51 for the par value of the shares and $91,749 to paid-in capital.

During July 2006, the Company accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by $274 for the par value of the shares and $438,726 to paid-in capital.

On July 27, 2006, the Company issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $100.

In August 2006, the Company issued 77,778 shares of common stock to reflect the impact of additional investment for excess proceeds over the stated exercise price.  The Company accordingly adjusted common stock for stated par value of approximately $78, additional paid-in capital for approximately $279,922, and expensed the fair value of the shares for stock based compensation of $280,000.

In September 2006, the Company issued 92,500 shares of common stock to accredited investors to reflect the change in economic terms of stock purchase warrants for investments made in the May 2006 private placement.  The Company adjusted common stock and additional paid-in capital accounts accordingly for approximately $92.

Common Stock Warrants Issued

On February 15, 2006, the Company issued to its investor relations consultant 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.

During May 2006, the Company issued an aggregate of 59,720 warrants to purchase the Company’s common stock to investors that purchased 238,880 shares of common stock.  The warrants are exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in May 2008.

In July 2006, the Company issued an aggregate of 146,719 warrants to purchase the Company’s common stock to investors that purchased 274,374 shares of common stock.  The warrants are exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in July 2008.

During August and September 2006, the Company issued an aggregate of 1,100,000 warrants to purchase the Company’s common stock in connection with the issuance of $1,100,000 bridge notes.  The warrants are exercisable at a price of $1.60 per share, and expire in August and September 2008.  The bridge notes mature in 180 days from the date of issuance.  The warrants also contain an anti-dilution provision in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  The relative value allocated to the warrants in consideration of the convertible note is $631,734 and accordingly increased paid-in capital.

The Company has issued warrants as compensation to its bridge noteholders, placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.

The table below shows the outstanding warrants by category.

Common Stock Purchase Warrants	Number of Warrants Granted and Outstanding	Date Warrants are Exercisable	Exercise Price	Date Warrants Expire
Placement agent	21,800	24-Nov-03	$1.95	24-Nov-08
	234,817	14-May-04	$1.92	13-May-09
	239,745	14-May-04	$1.95	13-May-09
	10,000	13-Jul-05	$2.00	16-Feb-07
	18,000	13-Jul-05	$2.00	30-Jun-07
	92,500	13-Jul-05	$2.60	12-Jul-10
	48,000	15-Apr-05	$3.00	15-Aug-10
	664,862

Bridge noteholders	120,000	8-Dec-03	$2.50	7-Dec-06
	80,000	8-Dec-03	$2.50	6-Jun-07
	120,000	19-Dec-03	$2.50	18-Dec-06
	80,000	19-Dec-03	$5.00	16-Jun-07
	31,250	19-Dec-03	$5.00	6-Dec-07
	31,250	19-Dec-03	$5.00	7-Jul-07
	53,486	28-Apr-04	$2.65	26-Apr-07
	200,000	7-Aug-07	$1.60	6-Aug-08
	100,000	10-Aug-07	$1.60	9-Aug-08
	600,000	14-Aug-07	$1.60	13-Aug-08
	200,000	7-Sep-06	$1.60	6-Sep-08
	1,615,986

Private placement investors	65,000	26-Feb-04	$2.65	25-Feb-09
	39,000	14-May-04	$2.65	28-Dec-06
	39,200	14-May-04	$2.65	23-Mar-07
	50,000	27-Dec-04	$2.00	26-Dec-06
	10,000	13-Jul-05	$2.00	30-Jun-07
	11,720	20-May-06	$3.00	20-May-08
	8,000	24-May-06	$3.00	24-May-08
	35,000	25-May-06	$3.00	25-May-08
	5,000	31-May-06	$3.00	31-May-08
	7,813	3-Jul-06	$3.00	3-Jul-08
	10,000	7-Jul-06	$3.00	7-Jul-08
	121,875	10-Jul-06	$3.00	10-Jul-08
	7,031	14-Jul-06	$3.00	14-Jul-08
	409,639

Consultants	32,500	19-May-04	$5.00	19-May-07
	217,500	19-May-04	$5.00	19-May-08
	50,000	15-Feb-06	$3.00	15-Feb-09
	40,000	15-Feb-06	$6.00	15-Feb-09
	35,000	15-Feb-06	$9.00	15-Feb-09
	375,000

Total Warrants Issued and Outstanding	3,065,487

Additional Stockholder’s Equity Activity

On April 18, 2006, the Company granted to a software engineer/research consultant 200,000 options for the purchase of common stock, for consulting services to be performed.  The options are exercisable at a price of $1.90 per share which is the market price of the shares on the date of grant.  The fair value of the options is $290,000, and is being amortized over the one-year vesting period beginning April 18, 2006.

During the year, the Company remeasured the redemption value of outstanding common shares issued pursuant to consulting agreements, which were previously issued.  The Company accordingly recorded a net adjustment for the current year of $47,671 by decreasing paid-in capital and decreasing stock-based compensation expense.

During the year, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $346,342 by reducing temporary equity and increasing permanent equity.

During the year, the Company reclassified from temporary equity to permanent equity, the redemption value of $177,055, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

On July 28, 2006, 35,580 shares of common stock were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement.  This was the result of the revenue performance threshold not being achieved in the second performance year of a three year agreement.  The cumulative forfeiture is 71,160 shares of 106,739 shares initially deposited in escrow. The Company adjusted common stock and additional paid-in capital accounts accordingly for approximately $36.

(8)

Legal Proceedings

On August 18, 2004, The Company became a defendant in a lawsuit in Minnesota state court entitled VisualGold.com, Inc. v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc. VisualGold has alleged that the Company tortuously interfered with VisualGold's contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of VisualGold's alleged trade secrets to the Company. The Company strenuously denies the allegations, and has asserted counterclaims against VisualGold and other third parties for breach of contract and misappropriation of trade secrets. The Company is seeking compensatory and punitive damages, attorneys’ fees and costs as part of its counterclaims. Ramsay and Goetzinger have also filed counterclaims against VisualGold.  On October 15, 2004, following extensive briefing and a hearing on the matter, Judge Isabel Gomez of Hennepin County District Court denied VisualGold's motion for a temporary injunction against the Company in all regards.  Discovery then proceeded but two intervening events have caused the Minnesota state court to stay further proceedings in the case.  First, in July, 2005, the Company moved for an additional protective order to prevent disclosure of any documents and information in the Company's possession that may be considered by the federal government to constitute restricted information that cannot be used in civil litigation. The Transportation Security Administration has been reviewing the matter and issued a Final Order that the Company's Pinpoint source code is deemed to be "Sensitive Security Information" and therefore restricted from use in this litigation, pending further review and proceedings.  Second, in August 2005, VisualGold was placed into an involuntary bankruptcy by creditors, and since then has sought to have the case converted into a Chapter 11 reorganization proceeding.  No plan of reorganization for VisualGold has been confirmed to date, and so the Minnesota state court has maintained a stay of all proceedings.  It is unclear whether or when the claims by and against VisualGold will proceed. It is difficult to predict an adverse outcome.  However, the Company is vigorously defending the case and, after conferring with counsel, the Company believes that it has substantial defenses to the allegations and that VisualGold's suit is without merit.  The Company will also pursue its counterclaims and third-party claims when and if the current stay of proceedings is lifted.

(9)

Subsequent Event

On November 8, 2006, the Company held the first of two closings of a private placement of our securities.  Pursuant to the terms of a Securities Purchase Agreement, dated November 3, 2006 (the Securities Purchase Agreement), institutional investors in the private placement agreed to purchase an aggregate of $5,150,000 of securities, one-half of which were purchased at the first closing and one-half to be purchased at a contemplated second closing to be held upon the effectiveness of the Company’s registration statement (the “registration statement”) with regard to the shares of the Company’s common stock underlying such securities.

At the first closing, the Company received aggregate gross proceeds, before deduction of certain fees and expenses of the offering, of approximately $2,575,000.  Net proceeds to the Company were approximately $2,364,750, after payment of commissions, fees and expenses of the offering of $222,750 of which $12,500 had been paid prior to closing.  The Company issued to purchasers an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 7, 2008 (the “Debentures”) and 4,453,707 Series D Common Stock Purchase Warrants (the “Warrants”). A second contemplated closing with regard to the remaining $2,575,000 of aggregate gross proceeds will be held upon effectiveness of a planned registration statement.  The second contemplated closing is subject to certain conditions, including “bring-downs” (update) of customary representations and warranties by the Company, no material adverse change occurring that affects the Company’s conditions to closing, obligations and agreements under the purchase agreement being performed by the Company, and that trading in the Company’s stock has not been suspended by the SEC or on the principal trading market for the Company’s stock.  However, the Company can provide no assurances that all of the conditions for the second closing will be met.

The principal amount of the Debentures is convertible into shares of common stock of the Company at a price of $1.15634 per share (the “conversion price”). The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures (as to the principal amount so converted or redeemed), or on the maturity date of the Debentures.  The Company may, subject to certain conditions, pay the interest due under the Debentures in registered shares of common stock, the number of shares issuable in payment of interest to be determined on the basis of the lesser of 85% of lesser of the volume weighted average price of the common stock as reported by Bloomberg LP (“VWAP”) for the five (5) trading days immediately prior to (i) the date the interest is due or (ii) the date such shares are issued. Also, subject to certain conditions, the Company may, at any time commencing after the effective date of the registration statement and provided that for 20 consecutive trading days the closing price of its common stock exceeds $1.734, force conversion of the Debentures, subject to the holder’s right to voluntarily convert the Debentures at the current conversion price.  The $2,575,000 in principal amount of Debentures issuable at the second contemplated closing shall be on the same terms (including the conversion price) as the Debentures issued in the first closing.  The Warrants issued in the offering to purchasers are exercisable at a price of $1.15634 per share.  One-half of such Warrants are exercisable commencing on the date of the first closing and the remaining one-half of such Warrants shall become exercisable upon payment of the subscription amount due from the purchaser at the contemplated second closing and, if not so received, such Warrants may be cancelled by the Company.  The Debentures and Warrants contain certain anti-dilution provisions and certain conversion price reset provisions.

Within 45 days of the first closing, to permit the resale of shares related to the Debentures and Warrants, the Company has agreed to use its best efforts to file a registration statement under the Securities Act,  to register 130% of the shares of common stock issuable: in payment of interest under the Debentures; upon conversion or redemption the Debentures; and for the shares of common stock underlying the Warrants issued in the offering, and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission (“SEC”) within 150 days of the first closing, maintain the effectiveness of the registration statement for four years, and bear the costs of such registration (other than underwriting discounts or commissions, broker’s fees, and selling expenses).  In the event such registration statement is not filed or declared effective within such periods or upon the occurrence of certain other events relating to the filing of amendments or supplements thereto, the Company is required to pay to the purchasers certain liquidated damages equal to 1% of the amount subscribed for by purchasers per 30 day period, but not to exceed in the aggregate 6% of such amount.  Moreover, as the Securities Purchase Agreement does not expressly prohibit cash settlement of the Company’s obligations under the Debentures and the Warrants, the Company expects that any proceeds allocable to the embedded conversion feature and warrants are recognizable as a liability under generally accepted accounting principles until the registration statement is effective.

The Securities Purchase Agreement also contains certain representations and warranties of the Company and purchasers, conditions to closing, piggy back registration rights, indemnification and contribution provisions and other customary provisions.

Midtown Partners & Co., LLC, acted as placement agent for the financing pursuant to the terms of a Placement Agent Agreement, dated July 14, 2006, between the Company and Midtown.  At the first closing, the Company paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount $180,250; (ii) non-accountable expense reimbursement and legal fees of $30,000 of which $10,000 was paid prior to closing, (iii) Placement Agent’s Warrants to purchase an aggregate of 623,519 shares, (one half of such Placement Agent’s Warrants are exercisable commencing on the date of issuance and the remaining one-half become exercisable upon payment of the subscription amounts due at the contemplated second closing - “second closing placement agent warrants”). However, the Company may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at such contemplated second closing. The Placement Agent’s Warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the Warrants issued to purchasers in the offering.

Proceeds of the offering are expected to be used for the purpose of hiring new business development personnel, research and development, registration expenses, repaying $100,000 in loans made to the Company by Mr. Michael W. Trudnak, the Chairman and CEO of the Company, and for general working capital purposes.  In connection with the transaction, Mr. Trudnak agreed to amend certain loan agreements with the Company pursuant to which he had previously loaned the Company an aggregate of $402,000.  Mr. Trudnak agreed to extend the date the principal amount is due under such loans until May 31, 2007; however, $100,000 of the principal amount of Mr. Trudnak’s April 21, 2006 loan is due upon the Company raising $2,500,000 from the sale of its securities after November 6, 2006, and will be paid immediately following the first closing of the financing, and the remaining balance of such loans will be paid upon the Company raising an aggregate of $5,000,000 from the sale of its securities after November 6, 2006.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Contingencies

As more fully disclosed in Note 8 regarding the Visual Gold legal matter, the Company was granted a stay to litigation proceedings in August 2005. On December 13, 2006, a hearing on the matter was held and management expects the stay will be lifted. The Company intends both to vigorously defend against the claims made against it by Visual Gold and to pursue its own counterclaims.  Based on the advice of counsel, the Company believes that it has substantial defenses to the allegations and that the claims made against the Company are without merit.

You may rely only on the information contained in this prospectus.  We have not authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to buy these shares of common stock in any circumstances under which the offer or solicitation would be unlawful.

GUARDIAN TECHNOLOGIES

INERNATIONAL, INC

___________________________________

Up to 13,751,118 shares of common stock

___________________________________

______________

PROSPECTUS

______________

December __, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$ 1,295
Printing and Engraving Expenses	1,000
Registrant’s Counsel Fees and Expenses	20,000
Accountant’s Fees and Expenses	25,000
Miscellaneous Expenses	1,000
Estimated Total	$48,295

Item 14.  Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provide that the Company shall indemnify our directors and officers the fullest extent provided by law.

Article VIII, Section 1 of our Bylaws provides that we are to indemnify each director and any officer or other person that our board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of a nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VIII, Section 2 of our Bylaws provides that we shall indemnify each director and any officer or other person that the board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that he is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article VIII, Section 3 of our Bylaws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director or officer of has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therein without the necessity of authorization in the specific case. A person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, or, with respect to criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on our records or books of account or of another enterprise, or on information supplied to him by our officers or another enterprise in the course of their duties, or on the advice of our legal counsel or of another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.  The term “another enterprise” means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at our request as a director, officer, employee or agent.

Article VIII, Section 5 of our Bylaws provides that, notwithstanding any contrary determination in the specific case under Section 3 of Article VIII, and notwithstanding the absence of any determination, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 of Article VIII shall be given to us promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

The Company’s Bylaws empower the Company to purchase and maintain insurance on behalf of its directors and officers.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

The Company maintains a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

Item 15.  Recent Sales of Unregistered Securities.

We have issued the following unregistered securities during the past three years:

During the three months ended March 31, 2003, we issued $25,000 of common stock for cash and services to be provided during the remainder of the year. Such securities were issued in reliance upon Section 4(2) under the Securities Act.

During the six months ended June 30, 2003, we approved a modification to the terms of a Unit Offering (comprised of common stock and common stock purchase warrants) completed in January 2000, whereby we would issue shares of common stock on a pro-rata basis to warrant holders that participated in the offering in consideration of the warrant holder (i ) waiving and relinquishing any right to any warrants as originally included in the Units offered and sold in the offering, (ii) waiving any and all registration rights granted to investors in the offering attached to either the common stock or the warrants, and (iii) releasing us and our officers, directors and affiliates from (a) any liability or obligation to register such securities and (b) any other claims or liability associated with the Investment Term Sheet associated with the Unit Offering. We issued 150,000 shares of common stock in May 2003 in exchange for all warrant holders executing a modification to the terms of the Unit Offering, including agreeing to a cancellation of the outstanding warrants.  Such securities were issued in reliance upon Section 4(2) under the Securities Act.

During the six months ended June 30, 2003, we issued 200,000 shares of common stock valued at $100,000 for cash and services to outside consultants, and 87,950 shares of common stock valued at $33,805 in exchange for salary forgiveness of our former president.  Such securities were issued in reliance upon Section 4(2) of the Securities Act.

On June 26, 2003, pursuant to an Agreement and Plan of Reorganization, dated effective June 12, 2003 ("Agreement and Plan"), by and among Guardian, RJL Marketing Services Inc., a privately held Delaware corporation ("RJL"), and all of the shareholders of RJL, we acquired all of the outstanding capital stock of RJL (the "Reverse Acquisition") in exchange for the issuance of shares of our common stock and shares of preferred stock. On the effective date, the stockholders of RJL exchanged all of their shares in RJL for an aggregate of 5,511,500 shares of common stock and an aggregate of 4,097 shares of Series A Convertible Preferred Stock, $.20 par value per share ("Series A Preferred Stock"). The foregoing shares were issued to the RJL stockholders in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

Concurrently with the closing of the Reverse Acquisition, we closed on an equity financing pursuant to which it placed an aggregate of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000. Such financing was required as a condition to closing of the Reverse Acquisition. The shares of common stock were issued by us in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On September 24, 2003, we issued to Mr. Moorer 150,000 shares of common stock as compensation for certain services pursuant to the terms of a consulting agreement, dated July 30, 2003.  The shares of common stock were issued by us in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On August 1, 2003, we issued to Mr. Max Tobin an aggregate of 480 shares of Series B Convertible Preferred Stock, and, on October 19, 2003, we issued an aggregate of 1,820,000 shares of common stock and 1,430 shares of Series C Convertible Preferred Stock to Mr. Tobin, all pursuant to the terms of a consulting agreement, dated May 19, 2003.  Such shares were issued in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On August 26, 2003, we issued 133.3 shares of Series B Convertible Preferred Stock to one investor for aggregate proceeds of $200,000.  The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

During October and November, 2003, we closed on the sale of an aggregate of 545 shares of our Series C Convertible Preferred Stock.  Berthel Fisher acted as the placement agent for the offer and sale of such shares.  We received net proceeds from the sale of such shares of $629,895 and paid to Berthel Fisher a commission of 6% of the aggregate proceeds or $37,250, a due diligence fee of 2% of the aggregate proceeds of the offering or $13,625, and issued to Berthel Fisher placement agent’s warrants to purchase an aggregate of 21,800 shares of our common stock, and to reimburse certain extraordinary expenses of Berthel Fisher.  The placement agent’s warrants are exercisable at a price of $1.95 per share during the five year period following the issuance thereof and contain piggy back registration rights.  On February 13, 2004, pursuant to the authorization of our stockholders, we increased our authorized shares of common stock to 200,000,000 shares.  Under the provisions of the Series C Convertible Preferred Stock, the shares of Series C Convertible Preferred Stock automatically converted into an aggregate of 545,000 shares of our common stock.  Such securities were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

Beginning December 8, 2003, and concluding December 19, 2003, we entered into a series of purchase agreements with eight individuals under which we sold and issued to such individuals convertible promissory notes in the aggregate amount of $700,000 and warrants to purchase 311,250 shares of our common stock.  200,000 of the warrants are exercisable during the eighteen (18) month period commencing on the date of issuance at a price of $2.50 per share.  The remaining warrants are exercisable as follows:  (i) 80,000 warrants exercisable during the twenty-four (24) month period commencing on the date of issuance at a price of $2.50 per share, and (ii) 31,250 warrants exercisable during the sixty (60) month period commencing on the date of issuance at a price of $5.00 per share.  The proceeds of the sale of the notes were used by Guardian for working capital purposes.  The notes bear interest at 10% ($70,000) and are repayable sixty days after the date of issuance of the notes (maturity date).  The notes provide that the principal and accrued interest under the notes may be converted into units of securities to be issued in this offering at the same price as contemplated by our proposed 2004 private placement.  The unpaid notes and interest, beyond the maturity date, bear interest at the rate of 18% per annum in the event they are not repaid within 60 days of the date of issuance.  On March 9, 2004, in accordance with provisions of the purchase agreements, we issued an additional 311,250 warrants to the note holders on the same terms and conditions as those warrants previously issued.  The foregoing warrants contain certain anti-dilution provisions, one time piggy-back registration rights and other customary provisions.  In the absence of financing, the note holders may convert their notes into shares of our common stock at a price of $1.50 per share.   The securities were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

In October 2003, we entered into a placement agent agreement with Cappello Capital Corporation, an accredited investor, under terms which obligated us to issue an aggregate of 557,757 ten-year warrants to purchase our common stock at a price of $2.00 per share.  Management believed the investment bank failed in its obligations under the agreement.  On March 16, 2004, we reached a negotiated settlement to terminate this placement agent agreement and compensated the Capello Capital Corporation through the issuance of 250,000 two-year warrants to purchase our common stock at a price of $2.00 per share.  On March 17, 2004, Cappello Capital Corporation exercised their cashless exercise option in exchange for the issuance of 197,368 shares of our common stock. The securities were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On December 19, 2003, we acquired certain assets of Difference Engines Corporation, a Maryland corporation, in exchange for the issuance of 587,000 shares of our common stock.  The shares were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

On December 22, 2003, as amended, we engaged Berthel Fisher & Company Financial Services, Inc. (“BFC”) to act as our placement agent in connection with a contemplated offering to certain “accredited investors” pursuant to Rule 506 of Regulation D under the Act.  At the execution of the Placement Agent Agreement, we issued to BFC 25,000 shares of our common stock in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On March 25, 2004, we closed on the sale of an aggregate of 121,996 shares of our common stock to certain accredited investors.  Investors received one common stock purchase warrant for each four shares of common stock purchased.  We issued to the investors an aggregate of 30,499 warrants exercisable at a price of $2.65 per share during an eighteen month period following the issuance thereof.  BFC acted as the placement agent for the offer and sale of such shares.  We received net proceeds from the sale of such shares of $177,581 and paid to Berthel Fisher a commission of 9% of the aggregate proceeds or $17,567 and issued to BFC placement agent’s warrants to purchase an aggregate of 12,200 shares of our common stock, and to reimburse certain extraordinary expenses of BFC.  The placement agent’s warrants are exercisable at a price of $1.92 per share during the five year period following the issuance thereof and contain piggy back registration rights and a cashless exercise provision. The securities were in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On May 14, 2004, we completed the final closing of a private placement of securities for gross proceeds of approximately $7,992,000 before the deduction of certain fees and expenses of the offering.    We issued 1,248,752 units of securities in the offering, each unit consisting of four shares of common stock and one Class A Common Stock Purchase Warrant to purchase one share of Common Stock.  Accordingly, we issued an aggregate of 4,995,008 shares of common stock and 1,248,752 Class A Warrants to investors in the offering.  Each unit was sold at a price of $6.40.  The Class A Warrants are exercisable commencing on the date of issuance and ending September 23, 2005, at a price of $2.65 per share.  The Class A Warrants contained certain piggyback registration rights and other customary provisions.  We conducted a series of closings with regard to the offering commencing March 24, 2004, with a final closing on May 14, 2004.  We paid or issued the following compensation to Berthel Fisher & Company Financial Services, Inc., for its services as placement agent in connection with the offering: (i) 199,797 shares of common stock; (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants, (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance, contain certain piggyback registration rights and a cashless exercise provision. The offering was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

On January 3, 2005, we accepted direct investment from an accredited investor of $75,000 and issued 50,000 shares of common stock.  The private placement was effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On January 7, 2005, we sold to certain accredited investors 500,000 shares of common stock at a price of $2.00 per share for net proceeds of $1,000,001.75.  The private placement was effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On March 24, 2005, an accredited investor exercised 2,343 stock purchase warrants which resulted in the issuance of 2,343 shares of common stock for cash proceeds of $6,208.  The offering was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

On April 15, 2005, pursuant to the terms of a Units Purchase Agreement, we closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of certain fees and expenses of the offering).  We issued 120,000 units of securities, each unit consisting of four shares of common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  The placement agent for the transaction received the following compensation: (i) warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, and (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000.  The offering was made exclusively to certain accredited investors pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On May 16, 2005, under the incentive compensation terms of a consulting agreement, we compensated a consultant with the issuance of 24,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

During June 2005, in conjunction with a private placement to certain accredited investors and as consideration for the investment of $650,000, we agreed to a one year extension of the exercise period for outstanding stock purchase warrants totaling 374,600 warrants.  The stock purchase warrants would have expired on June 18, 2005 and were extended until June 18, 2006.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 6, 2005, we accepted direct investment from a group of accredited investors of $400,000 and issued 200,000 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 24, 2005, we entered into a six month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 26, 2005, we extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On July 11, 2005, we extended the consulting agreement with an investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 50,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

During July and August 2005, we closed on a private placement of common stock for aggregate proceeds of approximately $4,650,000 (before deductions of certain investment banking fees and expenses).  The offering was made exclusively to accredited investors.  We issued to the investors 2,325,000 shares of common stock.  In addition, the placement agent received 92,000 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On September 9, 2005, we accepted direct investment from an accredited investor of $52,124 and issued 26,062 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On February 15, 2006, we issued to our investor relations consultant, an accredited investor, 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On March 17, 2006, an accredited investor exercised certain warrants to purchase common stock pursuant to cashless exercise rights granted in the warrant agreement and exchange 80,000 stock purchase warrants for 5,926 shares of common stock.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In April 2006, two senior executive officers exercised 600,000 incentive stock options which resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

During May 2006, we accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, we issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in May 2008.  Such shares of common stock and warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

On June 12, 2006, we issued to an equity research consultant 51,000 shares of common stock for consulting services. The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

During July 2006, we accepted direct investment from accredited investors of $439,000 and issued 274,374 shares of common stock.  In addition, the company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share, and contain a cashless exercise provision.  The warrants expire in July 2008.  Such shares of common stock and warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

On July 27, 2006, we issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In August 2006, we issued to certain accredited investors 77,778 shares of common stock to reflect the impact of additional investment for excess proceeds over the stated exercise price.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In September 2006, we issued 92,500 shares of common stock to accredited investors to reflect the change in economic terms of stock purchase warrants for investments made in the May 2006 private placement.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

During August and September 2006, we issued to certain accredited investors an aggregate of 1,100,000 warrants to purchase common stock in connection with the issuance of $1,100,000 bridge notes.  The warrants are exercisable at a price of $1.60 per share, and expire in August and September 2008.  The bridge notes mature in 180 days from the date of issuance.  The warrants also contain an anti-dilution provision in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The securities were in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On November 8, 2006, we sold to ten institutional accredited investors an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 6, 2008, and issued Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of common stock.  The principal amount of the Debentures is convertible into shares of common stock at a price of $1.15634 per share. The Warrants are exercisable at a price of $1.15634 per share for five years after the date they first become exercisable. Also, we issued an aggregate of 623,520 placement agent’s warrants to Midtown Partners & Co., LLC.  The placement agent’s warrants are exercisable at a price of $1.15634 per share.  We paid commissions and other fees to Midtown in the aggregate amount of $210,250 of which $10,000 had been paid prior to closing. The Debentures and Warrants were sold in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 16.

Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Filing Date	Filed Herewith
2.1	Amended and Restated Agreement and Plan of Reorganization dated effective June 12, 2003, by and among the Company, RJL Marketing Services, Inc., and the shareholders of RJL Marketing Services, Inc.	8-K	06/27/2003
2.2	Stock Purchase Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Wise Systems Ltd., Martin Richards and Susan Richards	8-K	07/30/2004
2.3	Promissory Note, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Wise Systems Ltd., Martin Richards, and Susan Richards.	8-K	07/30/2004
2.4	Cash Escrow Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., The Business Bank of Virginia, Martin Richards, and Susan Richards.	8-K	07/30/2004
2.5	Stock Escrow Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Mintz Levin, Martin Richards, and Susan Richards..	8-K	07/30/2004
2.6	Service Agreement, dated July 27, 2004, between Wise Systems Ltd. and Martin Richards.	8-K	07/30/2004
2.7	Deed of Covenant (Non-Competition Agreement), dated July 27, 2004, between the Company and Martin Richards.	8-K	07/30/2004
2.8	Deed of Covenant (Non-Competition Agreement), dated July 27, 2004 between the Company and Susan Richards	8-K	07/30/2004
3.1	Certificate of Incorporation	10-KSB	04/15/2004
3.2	Articles of Amendment to Certificate of Incorporation	10-KSB	04/15/2004
3.3	Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock.	10-QSB	08/15/2003
3.4	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.	10-QSB	08/15/2003
3.5	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, dated September 24, 2003.	10-QSB	11/14/2003
3.6	Certificate of Amendment to Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock, dated October 27, 2003.	10-QSB	11/14/2003
3.7	Certificate of Amendment to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, dated November 24, 2004
3.8	By-Laws	10-KSB	04/15/2004
4.1	Form of Common Stock Certificate	SB-2	03/22/96
5.1	Legal Opinion and Consent			X
10.1	Settlement Agreement, dated June 26, 2003, between the Registrant and J. Andrew Moorer.	10-QSB	08/15/2003
10.2	Exclusive Distribution Agreement, dated June 26, 2003, between RJL Marketing Services, Inc. and Diagnos, Inc.	10-QSB	08/15/2003
10.3	Consulting Agreement, dated May 19, 2003, between RJL Marketing Services, Inc. and Max Tobin.	8-K/A	08/26/2003
10.4	Consulting Agreement, dated July 30, 2003, between RJL Marketing Services, Inc. and J. Andrew Moorer.	8-K/A	08/26/2003
10.5	Employment Agreement, dated August 4, 2003, between the Registrant and Ruth H. Taylor.	10-QSB	11/14/2003
10.6	Employment Agreement, dated August 18, 2003, between the Registrant and William J. Donovan.	10-QSB	11/14/2003
10.7	Consulting Agreement, dated August 20, 2003, between the Registrant and Berthel Fisher & Company Financial Services, Inc.	10-QSB	11/14/2003
10.8	Consulting Agreement, dated September 10, 2003, between the Registrant and Clifford L. Neuman, Esq.	S-8	10/09/2003
10.9	Consulting Agreement, dated September 23, 2003, between the Registrant and Barry Davis.	S-8	10/09/2003

10.10	Consulting Agreement, dated September 23, 2003, between the Registrant and A.B. Goldberg.	S-8	10/09/2003
10.11	Consulting Agreement, dated July 28, 2003, between RJL Marketing Services Inc. and Redwood Consultants LLC.	10-QSB	11/14/2003
10.12	Consultant Agreement, dated July 4, 2003, between the Registrant and Tosh Consulting Services.	10-QSB	11/14/2003
10.13	Placement Agent’s Warrant, dated October 14, 2003, between the Registrant and Berthel Fisher & Company Financial Services, Inc.	10-QSB	11/14/2003
10.14	Alliance Partner Agreement, dated September 17, 2003, between the Registrant and Telinks Canada Ltd.	10-QSB	11/14/2003
10.15	Compensation Agreement, dated September 18, 2003, between the Registrant and Telinks Canada Inc.	10-QSB	11/14/2003
10.16	Asset Purchase Agreement, dated October 23, 2003, between the Registrant, Difference Engines Corporation and Certain Stockholders.	10-QSB	11/14/2003
10.17	Amendment Agreement, dated September 23, 2003, between the Registrant and Berthel Fisher & Company Financial Services, Inc.	10-QSB	11/14/2003
10.18	Settlement Agreement dated March 16, 2004 between the Registrant and Cappello Capital Corporation.	10-KSB	04/15/2004
10.19

Note and Warrant Purchase Agreement, dated as of December 8, 2003 between the Registrant and each of the undersigned purchasers:  Charles Bell, Daniel Denardis, Scott Porter, Alan Stamper, Edward Tschiggfrie, and Bret Williams.

		10-KSB	04/15/2004
10.20	Convertible Promissory Note, dated December 11, 2003 between the Registrant and Charles T. Bell.	10-KSB	04/15/2004
10.21	Common Stock Warrant Agreement, dated December 11, 2003, between the Registrant and Charles T. Bell.	10-KSB	04/15/2004
10.22	Supplemental Common Stock Warrant Agreement, dated December 11, 2003, between the Registrant and Charles T. Bell.	10-KSB	04/15/2004
10.23	Convertible Promissory Note, dated December 19, 2003 between the Registrant and Dan Denardis.	10-KSB	04/15/2004
10.24	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Dan Denardis.	10-KSB	04/15/2004
10.25	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Daniel Denardis.	10-KSB	04/15/2004
10.26	Convertible Promissory Note, dated December 19, 2003 between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.27	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.28	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.29	Convertible Promissory Note, dated December 8, 2003 between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.30	Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.31	Supplemental Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.32	Convertible Promissory Note, dated December 8, 2003 between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.33	Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.34	Supplemental Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.35	Convertible Promissory Note, dated December 19, 2003 between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.36	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.37	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.38	Convertible Promissory Note, dated December 8, 2003 between the Registrant and Bret Williams.	10-KSB	04/15/2004
10.39	Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Bret Williams.	10-KSB	04/15/2004
10.40	Supplemental Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Bret Williams.	10-KSB	04/15/2004
10.41	Amended And Restated 2003 Stock Incentive Plan.	10-KSB	04/15/2004
10.42	Employment Agreement, dated December 19, 2003, between the Registrant and Walter Ludwig.	8-K	01/30/2004
10.43	Employment Agreement, dated December 19, 2003, between the Registrant and Victor Hamilton.	8-K	01/30/2004
10.44	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Michael W. Trudnak	8-K	12/20/2004
10.45	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Robert A. Dishaw	8-K	12/20/2004
10.46	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Darrell Hill	8-K	12/20/2004
10.47	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Steven Lancaster	8-K	12/20/2004
10.48	Placement Agreement, dated January 26, 2005 between the Registrant and Berthel Fisher & Company Financial Services, Inc.	8-K	02/02/2005
10.49	Agency Agreement, dated January 26, 2005, between the Registrant and The Shemano Group	10-K	05/13/2005
10.50	Consulting Agreement, dated September 24, 2004, between the Registrant and Stonecroft Capital, Inc.	10-KSB/A	05/16/2005
10.51	Form of Incentive Stock Option Award Agreement	10-Q	08/12/2005
10.52	Form of Non-Qualified Stock Option Award Agreement	10-Q	08/12/2005
10.53	Teaming Agreement, dated December 30, 2004, between the Registrant and Lockheed Martin Corporation acting through its business unit – Lockheed Martin Distribution Technologies	10-Q/A	10/17/05
10.54	Consulting Agreement, dated June 29, 2005, between Registrant and Redwood Consultants, LLC	10-Q	11/14/2005
10.55	Consulting Agreement, dated July 11, 2005, between Registrant and B. Michael Friedman/MarketVoice, Inc.	10-Q	11/14/2005
10.56	Form of Systems Implementation Agreement	10-Q	11/14/2005
10.57	Employment Agreement, dated December 21, 2005, between the Registrant and Mr. Gregory E. Hare	8-K	01/31/2006
10.58	Distributor Agreement, dated March 30, 2004, between the Registrant and EGC International Corporation	10-K	5/16/06
10.59	Strategic Partnership Agreement, dated June 21, 2005, between the Registrant and Bridgetech International Corporation	10-K	5/16/06
10.60	Consulting/Sales Agreement, dated August 6, 2005, between the Registrant and Fowler International	10-K	5/16/06
10.61	Loan Agreement, dated April 21, 2006, by and between the Registrant and Mr. Michael W. Trudnak	8-K/A	5/25/06
10.62	Consulting Agreement, dated January 1, 2006, by and between Registrant and Redwood Consultants LLC	10-Q	8/11/06
10.63	Agreement, dated July 6, 2006, by and between Registrant and The Research Works, LLC	10-Q	8/11/06
10.64	Distribution Agreement, dated July 6, 2006, by and between Registrant and Ultimate Medical Services, Inc.	10-Q	8/11/06
10.65	Distribution Agreement, dated July 20, 2005, by and between Registrant and Elecectronica y Medicina, S.A.	10-Q	8/11/06
10.66	Reseller Agreement, dated July 25, 2006, by and between Registrant and Logos Imaging, LLC	10-Q	8/11/06
10.67	Securities Purchase Agreement, dated November 3, 2006, by and among Registrant and Certain purchasers	8-K	11/8/06
10.68	Form of Series A 10% Senior Convertible Debenture, due November __, 2008	8-K	11/8/06
10.69	Form of Registration Rights Agreement by and among Registrant and Certain Purchasers	8-K	11/8/06
10.70	Form of Series D Common Stock Purchase Warrant Issued to Certain Purchasers	8-K	11/8/06
10.71	Escrow Deposit Agreement, dated November 1, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank	8-K	11/8/06
10.72	Amendment No. 1 to Escrow Deposit Agreement, dated November 3, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank	8-K	11/8/06
10.73	Amendment No. 2 to Escrow Deposit Agreement, dated November 7, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank	8-K	11/8/06
10.74	Placement Agent Agreement, dated July 14, 2006, by and between Registrant and Midtown Partners & Co., LLC	8-K	11/8/06
10.75	Form of Placement Agent’s Warrant issued to Midtown Partners & Co., LLC and its designees	8-K	11/8/06
10.76	Distribution Agreement, dated August 20, 2006, by and between Registrant and MTS Delft	10-Q	11/14/06
10.77	Distribution Agreement, dated August 20, 2006, by and between Registrant and Calyx (UK) Limited	10-Q	11/14/06
10.78	Amendment Agreement, dated October 21, 2006, by and between Registrant and Mr. Michael W. Trudnak	10-Q	11/14/06
10.79	Amendment Agreement, dated November 10, 2006, by and between Registrant and Mr. Michael W. Trudnak	10-Q	11/14/06
21	List of Subsidiaries	10-K	5/16/06
23.1	Consent of Goodman & Company			X
23.2	Consent of Babirak, Vangellow & Carr, P.C., included in Exhibit 5.1
24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement)

Item 17.

Undertakings

(a)

Rule 415 Offering.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date its is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)

Any other communication that is not an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on December 22, 2006.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

By:

/s/ Michael W. Trudnak                           Michael W. Trudnak, Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Trudnak, William J. Donovan or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Security Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

 /s/ Michael W. Trudnak

Chairman of the Board,

December 22, 2006

Michael W. Trudnak

Chief Executive Officer

and Secretary

(Principal Executive Officer)

/s/ William J. Donovan

President and Chief Operating Officer

December 22, 2006

William J. Donovan

/s/ Gregory E. Hare

Chief Financial Officer

December 22, 2006

Gregory E. Hare

(Principal Financial and

Accounting Officer)

 /s/ Sean W. Kennedy

Director

December 22, 2006

Sean W. Kennedy

/s/ Charles T. Nash

Director

December 22, 2006

Charles T. Nash

/s/ Gina M. Lindsey

Director

December 22, 2006

Gina M. Lindsey

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